Exhibit 99.2
EXECUTION VERSION
RESTRUCTURING AND LOCK-UP AGREEMENT
This RESTRUCTURING AND LOCK-UP AGREEMENT (collectively with the exhibits attached hereto, this “Agreement”)1 is made and entered into as of January 11, 2011, by and among the Debtors (as defined in the Plan, and collectively and for ease of reference., the “Company”) and the undersigned holders of Floating Rate Note Claims identified on the signature pages attached hereto (each such party, a “Consenting Noteholder”) (the Company and each Consenting Noteholder, each a “Party” and collectively, the “Parties”).
RECITALS
WHEREAS, the Company and the Consenting Noteholders are negotiating a restructuring pursuant to the terms and conditions set forth in the Plan and this Agreement, including the Company’s obligations under the Floating Rate Note Indenture and the Floating Rate Notes (the “Restructuring”);
WHEREAS, the Company intends to commence voluntary reorganization cases for each of the Debtors under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Court”) to implement the Restructuring (collectively, the “Chapter 11 Cases”); and
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:
AGREEMENT
Section 1. Agreement Effective Date. This Agreement shall become effective and binding upon each of the Parties as of 12:01 a.m., prevailing Eastern Time, on the first day on which:
(a) the following conditions have been satisfied: (i) the Company shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Consenting Noteholders and (ii) holders of at least two-thirds in principal amount of outstanding Floating Rate Note Claims (collectively, the “Requisite Consenting Noteholders”) shall have executed and delivered to the Company counterpart signature pages of this Agreement; and
(b) the Company has given notice to counsel to the Consenting Noteholders in accordance with Section 9.11 hereof that the conditions in Sections 1(a)(i) and (ii) have been satisfied and this Agreement is effective (the “Agreement Effective Date”).

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Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code, attached hereto as Exhibit A (the “Plan”). For the avoidance of doubt, the terms and conditions set forth in Exhibits B and C attached hereto are incorporated into and are part of the Plan, and, as used herein, the term “Plan” shall include these exhibits. The Plan is expressly incorporated herein and made part of this Agreement. In the event of an inconsistency between this Agreement and the Plan, the Plan shall control.

Section 2. Plan of Reorganization. The Restructuring shall be implemented through, among other things, the Plan.
Section 3. Commitments Regarding the Restructuring.
3.01. Agreement to Vote. As long as this Agreement has not been terminated in accordance with its terms, each Consenting Noteholder agrees that it shall, subject to the receipt by such Consenting Noteholder of the Disclosure Statement and other solicitation materials in respect of the Plan, which Disclosure Statement and solicitation materials shall reflect the agreement set forth in the Plan and have been approved by the Court pursuant to section 1125 of the Bankruptcy Code (it being understood and agreed that any terms set forth in such Disclosure Statement, Plan, or related solicitation materials shall be in form and substance satisfactory to the Requisite Consenting Noteholders):
(a) vote its Floating Rate Note Claims and any other claims against the Debtors held by such Consenting Noteholder to accept the Plan by delivering its duly executed and completed ballots accepting the Plan on a timely basis following the commencement of solicitation by the Debtors and its actual receipt of the Disclosure Statement, solicitation materials, and ballot (collectively, the “Solicitation Materials”);
(b) not change or withdraw (or cause to be changed or withdrawn) such vote; and
(c) not, in any material respect, (i) object to, delay, impede, or take any other action to interfere with acceptance or implementation of the Plan or (ii) propose, file, support, or vote for any restructuring, workout, Plan or liquidation for the Debtors, other than the Plan, and shall not direct the Floating Rate Note Indenture Trustee to take any action contemplated in (i) and (ii) of this Section 3.01(c); provided, however, that, except as otherwise set forth in this Agreement, the foregoing prohibition will not limit any Consenting Noteholder’s rights under the Floating Rate Note Indenture, the Floating Rate Notes, and/or applicable law to appear and participate as a party in interest in any matter to be adjudicated in any case under the Bankruptcy Code concerning the Debtors, so long as such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement or the Plan and does not materially hinder, delay, or prevent consummation of the Restructuring contemplated by this Agreement or by the Plan.
3.02. Commitments of Company.
(a) Affirmative Commitments of the Company. So long as this Agreement has not been terminated in accordance with its terms, unless otherwise consented to in writing by counsel to the Consenting Noteholders, the Company shall:
(i) support and complete the Restructuring on the terms set forth in this Agreement and in the Plan;
(ii) do all things necessary and appropriate to implement the Restructuring contemplated by this Agreement and the Plan, including:

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(A)	commencing the Chapter 11 Cases on or before January 14, 2011 (the “Outside Petition Date,” and the actual commencement date, the “Petition Date”);

(B)
(1) supporting and taking all actions necessary or reasonably requested by the Consenting Noteholders to facilitate the solicitation, confirmation, and consummation of the Plan and the transactions contemplated thereby, (2) not taking any action that is inconsistent with, or that would materially delay or impede the solicitation, confirmation, or consummation of the Plan, and (C) supporting the customary mutual release, third party release, and exculpation provisions contained in the Plan; and

(C)	taking all steps reasonably necessary and desirable to cause the Effective Date to occur within the period contemplated by this Agreement and the milestones set forth in Section 7.01 hereof;
(iii) operate the business as a going concern, in a manner consistent with past practice and taking into account the Debtors’ status as debtors-in-possession;
(iv) use best efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring embodied in the Plan;
(v) on the date that is at least one business day prior to the Petition Date, pay in full any and all outstanding the fees and expenses of the Consenting Noteholders’ professionals, consisting of Kirkland & Ellis LLP and one local counsel and any financial advisor retained by the Consenting Noteholders relating to the restructuring (such fees, the “Consenting Noteholder Advisor Fees”);
(vi) promptly notify the Consenting Noteholders of any governmental or third party complaints, litigations, investigations, or hearings (or communications indicating that the same may be contemplated or threatened) in any such case which could have a material effect on the Company or the Restructuring;
(vii) furnish prompt written notice (and in any event within three business days of such actual knowledge) to the Consenting Noteholders of any breach of the Company’s obligations, representations, warranties, commitments, or covenants set forth in this Agreement; and
(viii) regardless of whether the Restructuring is consummated, but subject to applicable bankruptcy law and rules of the Court, promptly pay in cash the Consenting Noteholder Advisor Fees.
(b) Negative Commitments of the Company. So long as this Agreement has not been terminated as provided herein, unless otherwise consented to in writing by counsel to the Consenting Noteholders, the Company shall not:

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(i) seek to assume or reject any executory contract (including any employment agreement or employee benefit plan) or unexpired lease other than in accordance with the Plan;
(ii) modify in any material respect the compensation of the Company’s directors or officers;
(iii) withdraw or revoke the Plan or publicly announce its intention not to pursue the Plan;
(iv) incur any capital expenditures outside the ordinary course of business and in amounts consistent with historical business practices and/or existing contractual obligations of the Company (unless previously discussed with, or provided for, in a budget given to, and approved by, the Requisite Consenting Noteholders);
(v) enter into any commitment or agreement with respect to debtor-in-possession financing, cash collateral and/or exit financing other than the DIP Facility, the Exit Facility and any cash collateral stipulation or agreement entered into by the Debtors that is acceptable to the Requisite Consenting Noteholders;2
(vi) seek to materially amend any budget or agreement related to the DIP Facility (including any DIP Note Purchase Agreement or similar agreement) without the prior written consent of the Requisite Consenting Noteholders or otherwise in accordance with the DIP Note Purchase Agreement;
(vii) enter into any executive employment agreements or hire any executive or employee for whom total annual compensation is greater than $150,000 or enter into any collective bargaining agreements or materially modify any existing employment agreements or benefit plans;
(viii) institute or increase (including any increase in coverage) any existing profit-sharing, bonus, incentive, deferred compensation, pension, severance, insurance, retirement, medical, hospital, disability, or other employee benefit plan with respect to any director, officer, employee, or former employee of the Company (other than those, if any, previously disclosed to the Consenting Noteholders);
(ix) settle, pay, or resolve (whether through “first day” relief or otherwise) any prepetition claim against the Debtors (other than the prepetition secured credit facility refinanced as part of the DIP Facility), it being understood that the Requisite Consenting Noteholders will have signed off on all “first day” operational motions and the DAK critical vendor motion (and the payments provided thereunder) prior to the Petition Date;

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The note purchase agreement evidencing the terms of the DIP Facility shall be substantially in the form attached hereto as Exhibit D and otherwise in form and substance satisfactory to the Requisite Consenting Noteholders.

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(x) take any action that is inconsistent with, or is intended or is likely to interfere with, consummation of the Restructuring embodied in the Plan; and
(xi) settle any claim or pending litigation (whether insured or otherwise).
3.03. Transfer of Interests and Securities. Except as expressly provided herein, this Agreement shall not in any way restrict the right or ability of any Consenting Noteholder to sell, use, assign, transfer, or otherwise dispose of (each, a “Transfer”) any of the Floating Rate Note Claims; provided, however, that for the period commencing as of the date such Consenting Noteholder executes this Agreement until termination of this Agreement pursuant to the terms hereof (such period, the “Restricted Period”), no Consenting Noteholder shall Transfer any Floating Rate Note Claims, and any purported Transfer of any Floating Rate Note Claims shall be void and without effect, unless (a) the transferee is a Consenting Noteholder or (b) if the transferee is not a Consenting Noteholder prior to the Transfer, such transferee agrees to be bound by this Agreement with respect to such transferred claims by executing and delivering to the Company, at or prior to the time of the proposed Transfer, an executed copy of Exhibit E attached hereto, pursuant to which such Transferee shall assume all obligations of the Consenting Noteholder transferor hereunder in respect of the Floating Rate Note Claims being transferred (such transferee, if any, to also be a Consenting Noteholder hereunder). This Agreement shall in no way be construed to preclude any Consenting Noteholder from acquiring additional Floating Rate Note Claims; provided, however, that such additional Floating Rate Note Claims shall automatically and immediately upon acquisition by a Consenting Noteholder, as legal or beneficial owner, be deemed subject to all of the terms of this Agreement.
3.04. Representations of Consenting Noteholders. Each of the Consenting Noteholders severally and not jointly represents and warrants that, as of the date such Consenting Noteholder executes and delivers this Agreement:
(a) it is the beneficial owner of the face amount of the Floating Rate Notes, or is the nominee, investment manager, or advisor for beneficial holders of the Floating Rate Notes, as reflected in such Consenting Noteholder’s signature block to this Agreement, which amount the Company and each Consenting Noteholder understands and acknowledges is proprietary and confidential to such Consenting Noteholder;
(b) other than pursuant to this Agreement and applicable law, such Floating Rate Notes are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition, or encumbrances of any kind, that would adversely affect in any material way such Consenting Noteholder’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed; and
(c) (i) it is either (A) a qualified institutional buyer as defined in Rule 144A promulgated under the Securities and Exchange Act of 1933 (the “Securities Rules”) or (B) an institutional accredited investor (as defined in the Securities Rules) and (ii) any securities acquired by the Consenting Noteholder in connection with the transactions described herein will not have been acquired with a view to distribution.

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Section 4. Certain Additional Chapter 11 Related Matters. The Company shall (a) use commercially reasonable efforts to provide draft copies of all motions or applications, any Plan, any Disclosure Statement, all Solicitation Materials, definitive documentation implementing the Restructuring, and other pleadings (including documents, applications, schedules, statements, requests for relief, objections, or other filings) the Company intends to file with the Bankruptcy Court to the counsel to the Consenting Noteholders at least three days prior to the date when the Company intends to file such document with the Bankruptcy Court and (b) consult in good faith with counsel to the Consenting Noteholders regarding the form and substance of any such proposed filing with the Bankruptcy Court.
Section 5. Tax Matters. Notwithstanding anything herein to the contrary, the Restructuring contemplated herein and by the Plan shall be structured so as to obtain the most beneficial structure for the Company, post-transaction, as determined by the Requisite Consenting Noteholders in consultation with the Company, including pursuant to a taxable asset sale, a tax-free reorganization, or some other alternative structure. The Company shall cooperate fully with the Requisite Consenting Noteholders to determine the Company’s and the Debtors’ applicable tax attributes and to identify the Requisite Consenting Noteholders’ preferred transaction structure, and to take such other actions as are reasonably necessary or required by the Requisite Consenting Noteholders to implement the Requisite Consenting Noteholders’ preferred transaction structure.
Section 6. Mutual Representations, Warranties, and Covenants. Each of the Parties represents, warrants, and covenants to the other Parties, as of the date of this Agreement, as follows (each of which is a continuing representation, warranty, and covenant):
6.01. Enforceability. It is validly existing and in good standing under the laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms.
6.02. No Consent or Approval. Except as expressly provided in this Agreement or the Bankruptcy Code, no consent or approval is required by any other person or entity in order for it to carry out the Restructuring contemplated by, and perform the respective obligations under, this Agreement.
6.03. Power and Authority. Except as expressly provided in this Agreement, it has all requisite power and authority to enter into this Agreement and to carry out the Restructuring contemplated by, and perform its respective obligations under, this Agreement.
6.04. Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.
6.05. Representation by Counsel. It has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.
6.06. Actions under this Agreement. It is not aware of any event that, due to any fiduciary or similar duty to any other person, would prevent it from taking any action required of it under this Agreement.

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Section 7. Termination Events.
7.01. Consenting Noteholder Termination Events. This Agreement may be terminated upon three business days’ prior written/email notice by the delivery to the Company and to the Consenting Noteholders of a written notice in accordance with Section 9.11 hereof by the Requisite Consenting Noteholders, each in the exercise of its sole discretion, upon the occurrence of any of the following events:
(a) the breach in any material respect by the Company of any of the obligations, representations, warranties, commitments, or covenants of the Company set forth in this Agreement; provided, however, that the Company shall have five (5) business days to cure any such breach upon receipt of notice in accordance with Section 9.11 hereof;
(b) if the Secured Swap Agreement is not terminated before the Petition Date and any claims arising thereunder are not paid in cash in full prior to the Petition Date;
(c) the failure of the Company to obtain a written commitment for the Exit Facility, acceptable in form and substance to the Requisite Consenting Noteholders (though containing all customary diligence, documentation, and intercreditor “outs”), on or before the Petition Date;
(d) the failure of the Company to commence the Chapter 11 Cases on or before the Outside Petition Date;
(e) the failure of the Company to obtain approval of the DIP Facility on a final basis by entry of an order of the Bankruptcy Court in form and substance reasonably acceptable to the Requisite Consenting Noteholders as soon as reasonably practicable and in any event no later than 35 calendar days after the Petition Date;
(f) the failure of the Company to obtain approval of the Disclosure Statement and authorization for the solicitation of approval of the Plan by entry of an order of the Bankruptcy Court in form and substance acceptable to the Requisite Consenting Noteholders as soon as reasonably practicable and in any event no later than 45 calendar days after the Petition Date;
(g) the failure of the Company to obtain the entry of an order of the Bankruptcy Court setting a bar date for proofs of claim filed by entities other than Governmental Units, which bar bate shall be no later than 65 calendar days after the Petition Date;
(h) the failure of the Company to commence the solicitation of votes in connection with the Plan as soon as reasonably practicable and in any event no later than 65 calendar days after the Petition Date;
(i) the failure of the Company to obtain entry of an order confirming the Plan, which order shall be in form and substance consistent with the Plan and acceptable to the Requisite Consenting Noteholders, as soon as reasonably practicable and in any event no later than 130 days after the Petition Date;
(j) the failure of the Company to consummate the Plan as soon as reasonably practicable but in any event no later than 145 calendar days after the Petition Date;

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(k) a reasonable determination by the Requisite Consenting Noteholders that:
(i) there are filed and allowed claims, including General Unsecured Claims, not previously disclosed to the Consenting Noteholders, the existence of which would — if allowed — have a material adverse effect on either the Company, the Restructuring, or the allocation of New Common Stock to holders of Floating Rate Note Claims as set forth in the Plan (provided, however, that if such were to occur, the Debtors, with the consent of the Requisite Consenting Noteholders not to be unreasonably withheld, would be entitled to seek estimation of such filed/disputed claims prior to the confirmation hearing, and a ruling granting in full the Debtors’ estimation request that is supported by the Requisite Consenting Noteholders would therefore not constitute a termination right hereunder); or
(ii) the aggregate amount of (x) timely filed proofs of claim for General Unsecured Claims, (y) unsecured, nonpriority claims identified by the Debtors in any schedules or statements filed pursuant to section 521 of the Bankruptcy Code or Rule 1007 of the Federal Rules of Bankruptcy Procedure as unliquidated, undisputed, and not contingent, and (z) General Unsecured Claims other than Floating Rate Note Deficiency Claims allowed by order of the Bankruptcy Court or otherwise exceeds $18,000,000;
(l) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of the Restructuring;
(m) the conversion of one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code;
(n) the appointment of a trustee, receiver, or examiner with expanded powers in one or more of the Chapter 11 Cases;
(o) the occurrence of any event, change, effect, occurrence, development, circumstance or change of fact occurring after the date hereof that has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations, condition (financial or otherwise), assets or liabilities of the Company, taken as a whole (including the tax attributes of the Reorganized Debtors), other than the filing of the Chapter 11 Cases and the ordinary course operation of the business as debtors in possession;
(p) the occurrence of an Event of Default (as defined in the applicable agreements governing the DIP Facility) under the DIP Facility;
(q) the occurrence of an event of default under either of those two certain Financing and Service Agreements between Constar Holland and ING Commercial Finance B.V., both dated April 29, 2010, after expiration of any applicable cure period provided therein;
(r) the amendment, modification, or filing of any pleading by the Debtors seeking to amend or modify the Plan, Solicitation Materials, or any documents related to the foregoing, including motions, notices, exhibits, appendices, and orders, in a manner not reasonably acceptable to the Requisite Consenting Noteholders; or

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(s) the Debtors filing any pleading with the Bankruptcy Court that is not materially consistent in any respect with this Agreement or with the Plan and such pleading has not been withdrawn prior to the earlier of (i) three business days of the Company receiving written notice in accordance with Section 9.11 hereof from the Requisite Consenting Noteholders that such pleading is inconsistent with this Agreement or the Plan and (ii) entry of an order of the Bankruptcy Court approving the relief requested in such pleading, if any.
Notwithstanding any provision in this Agreement to the contrary, upon the written consent of the Requisite Consenting Noteholders, the milestones set forth in this Section 7.01 may be extended prior to or upon each such date and such later dates agreed to in lieu thereof and shall be of the same force and effect as the dates provided herein. If this Agreement is terminated by the Requisite Consenting Noteholders pursuant to this Section 7.01, this Agreement shall be automatically and simultaneously terminated as to any other Party that is a signatory to this Agreement.
7.02. Company Termination Events. The Company may terminate this Agreement upon three business days’ prior written/e-mail notice, delivered in accordance with Section 9.11 hereof, upon the occurrence of any of the following events (each, a “Company Termination Event”):
(a) the breach by Requisite Consenting Noteholders of any of the representations, warranties, or covenants set forth in this Agreement that would have a material adverse impact on the Company or the consummation of the Restructuring that remains uncured for a period of three business days after the receipt by all Consenting Noteholders of written notice of such breach from the Company;
(b) the board of directors of Constar International Inc. reasonably determines that, based upon the advice of counsel, proceeding with the Restructuring would be inconsistent with the exercise of its fiduciary duties; or
(c) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of a material portion of the Restructuring.
7.03. Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual agreement between the Company and the Requisite Consenting Noteholders.
7.04. Effect of Termination. Upon termination of this Agreement under Section 7.01, 7.02, or 7.03, this Agreement shall be of no further force and effect and each Party hereto shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring or otherwise, that it would have been entitled to take had it not entered into this Agreement. Upon the occurrence of any termination of this Agreement, any and all consents tendered by the Parties prior to such termination shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in

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connection with the Restructuring and this Agreement or otherwise; provided, however, that in no event will any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination. For the avoidance of doubt, upon termination of this Agreement, all holders of Floating Rate Note Claims may vote to accept or reject any plan proposed in the Chapter 11 Cases.
7.05. Termination Upon Effective Date of Plan. This Agreement shall terminate automatically without any further required action or notice on the Effective Date (immediately following the effectiveness of the Plan).
7.06. Standing to Terminate. Notwithstanding any provision in this Agreement to the contrary, except the provisions of Section 7.03, no Party shall terminate this Agreement if such Party is in breach of any provision hereof.
Section 8. Amendments. This Agreement may not be modified, amended, or supplemented (except as expressly provided herein or therein) except in writing signed by the Company and the Requisite Consenting Noteholders.
Section 9. Miscellaneous.
9.01. Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the Restructuring contemplated in this Agreement and in the Plan.
9.02. Complete Agreement. This Agreement and the attachments hereto represent the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, oral or written, between the Parties with respect thereto. No claim of waiver, modification, consent, or acquiescence with respect to any provision of this Agreement shall be made against any Party, except on the basis of a written instrument executed by or on behalf of such Party and except as provided in Section 9.01.
9.03. Parties. This Agreement shall be binding upon, and inure to the benefit of, the Parties. No rights or obligations of any Party under this Agreement may be assigned or transferred to any other person or entity except as provided in Section 3.03 hereof. Nothing in this Agreement, express or implied, shall give to any person or entity, other than the Parties, any benefit or any legal or equitable right, remedy, or claim under this Agreement.
9.04. Headings. The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction or interpretation of any term or provision hereof.
9.05. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM; WAIVER OF TRIAL BY JURY. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim

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arising out of or related to this Agreement, to the extent permitted by law, in either the United States District Court for the Southern District of New York (the “Chosen Court”), and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Chosen Court; (b) waives any objection to laying venue in any such action or proceeding in the Chosen Court; and (c) waives any objection that the Chosen Court are an inconvenient forum or do not have jurisdiction over any Party hereto; provided, however, that, following the Petition Date, then the Bankruptcy Court shall be the sole Chosen Court. Each Party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
9.06. Execution of Agreement. This Agreement may be executed and delivered (by facsimile, electronic mail, or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.
9.07. Interpretation. This Agreement is the product of negotiations between the Parties and, in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.
9.08. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators, and representatives, other than a trustee or similar representative appointed in a bankruptcy case.
9.09. Creditors’ Committee. Notwithstanding anything herein to the contrary, if any Consenting Noteholder is appointed to and serves on an official committee appointed in the Chapter 11 Cases, the terms of this Agreement shall not be construed so as to limit such Consenting Noteholder’s exercise (in its sole discretion) of its fiduciary duties to any person arising from its service on such committee, and any such exercise (in the sole discretion of such Consenting Noteholder) of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement; provided, however, that nothing in this Agreement shall be construed as requiring any Consenting Noteholder to serve on any official committee in any such Chapter 11 Case.
9.10. Relationship Among Consenting Noteholders. It is understood and agreed that no Consenting Noteholder has any fiduciary duty or other duty of trust or confidence in any form with any other Consenting Noteholder.
9.11. Notices. All notices hereunder shall be deemed given if in writing and delivered, if sent by facsimile, electronic mail, courier, or registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or telecopier numbers as shall be specified by like notice):
(a)	if to the Company, to:

Constar International Inc. One Crown Way

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Philadelphia, Pennsylvania 19154

Attention: Kenneth Giannantonio, Esq., Vice President and General Counsel E-mail address: Kgiannantonio@constar.net with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP 399 Park Avenue New York, NY 10022

Attention: Andrew Goldman, Esq. and Dennis Jenkins, Esq. E-mail address: andrew.goldman@wilmerhale.com and Dennis.Jenkins@wilmerhale.com
(b) if to a Consenting Noteholder or a transferee thereof, to the addresses or facsimile numbers set forth below following the Consenting Noteholder’s signature (or as directed by any transferee thereof), as the case may be with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654

Attention: Patrick J. Nash, Jr., Esq. and Paul Wierbicki, Esq. E-mail addresses: patrick.nash@kirkland.com and paul.wierbicki@kirkland.com

(c)	if to the Consenting Noteholders, to:

Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654

Attention: Patrick J. Nash, Jr., Esq. and Paul Wierbicki, Esq. E-mail addresses: patrick.nash@kirkland.com and paul.wierbicki@kirkland.com
Any notice given by delivery, mail, or courier shall be effective when received. Any notice given by facsimile or electronic mail shall be effective upon oral or machine confirmation of transmission.
9.12. Access. The Company will provide the Consenting Noteholders (any that has signed a confidentiality agreement) and its attorneys, consultants, accountants, and other authorized representatives reasonable access, upon reasonable notice during normal business hours, to all properties, books, contracts, commitments, records, management personnel, lenders, and advisors of the Company.

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9.13. Waiver. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict any right of any Consenting Noteholder or the ability of each Consenting Noteholder to protect and preserve its rights, remedies, and interests, including its claims against or interests in the Company. If the Restructuring is not consummated, or if this Agreement is terminated for any reason, other than by reason of Section 7.05 hereof, the Parties fully reserve any and all of their rights. Pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.
9.14. Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.
9.15. Several, Not Joint, Obligations. The agreements, representations, and obligations of the Consenting Noteholders under this Agreement are, in all respects, several and not joint.
9.16. Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.
9.17. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other person or entity shall be a third-party beneficiary hereof.
Section 10. Disclosure. All press releases and public filings relating to this Agreement, the Plan, or the transactions contemplated hereby and thereby and any amendments thereof shall be in form and substance satisfactory to the Requisite Consenting Noteholders. Except as required by law, the Company shall not (x) publicly disclose the name of any Consenting Noteholder without such Consenting Noteholder’s prior written consent or (y) disclose to any person other than legal and financial advisors to the Company the principal amount or percentage of any Floating Rate Note Claims or any securities of the Company or any of their respective subsidiaries held by any Consenting Noteholder; provided, however, that if any of the items described in clauses (x) and (y) of this section are required to be disclosed by law, the disclosing party shall use best efforts to afford the relevant Consenting Noteholder a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure; provided further, however, that the Company shall be permitted to publicly disclose at any time the aggregate principal amount of and aggregate percentage of the Floating Rate Note Claims held by the Consenting Noteholders.
IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

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[SIGNATURE PAGES FOLLOW]

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Company Signature Page to the Restructuring and Lock-Up Agreement

CONSTAR INTERNATIONAL INC., a Delaware Corporation
By:	/s/ J. Mark Borseth
	Name:	J. Mark Borseth
	Title:	Executive Vice President and Chief Financial Officer

BFF INC., a Delaware Corporation
By:	/s/ J. Mark Borseth
	Name:	J. Mark Borseth
	Title:	Executive Vice President and Chief Financial Officer

DT, INC., a Delaware Corporation
By:	/s/ J. Mark Borseth
	Name:	J. Mark Borseth
	Title:	Executive Vice President and Chief Financial Officer

CONSTAR, INC., a Pennsylvania Corporation
By:	/s/ J. Mark Borseth
	Name:	J. Mark Borseth
	Title:	Executive Vice President and Chief Financial Officer

CONSTAR FOREIGN HOLDINGS, INC., a Delaware Corporation
By:	/s/ J. Mark Borseth
	Name:	J. Mark Borseth
	Title:	Executive Vice President and Chief Financial Officer

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Company Signature Page to the Restructuring and Lock-Up Agreement

CONSTAR INTERNATIONAL U.K. LIMITED, a corporation organized under the laws of England and Wales
By:	/s/ Chris Phelan
	Name:	Chris Phelan
	Title:	VP European Operations

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Consenting Noteholder Signature Page to the Restructuring and Lock-Up Agreement

EXHIBIT A
PLAN

Exhibit A
CONFIDENTIAL — NOT FOR DISTRIBUTION
SUBJECT TO F.R.E. 408
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
CONSTAR INTERNATIONAL INC., et al.,[1]	)	Case No. 11- _____ (_____)
)
Debtors.	)	Jointly Administered

DEBTORS’ JOINT PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF
THE UNITED STATES BANKRUPTCY CODE
INTRODUCTION
Constar International Inc. and the other Debtors in the above-captioned chapter 11 cases (collectively, the “Debtors”) hereby respectfully propose the following joint plan of reorganization (the “Plan”) for the resolution of outstanding creditor claims against, and interests in, the Debtors pursuant to title 11 of the United States Code, 11 U.S.C. §§ 101-1532. Capitalized terms used in the Plan and not otherwise defined shall have the meanings ascribed to such terms in Article I.A. Reference is made to the Disclosure Statement, for a discussion of the Debtors’ history, businesses, assets, results of operations, and projections of future operations, as well as a summary and description of the Plan and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. The material terms of the Plan have been agreed to by the Consenting Noteholders pursuant to the Restructuring Support Agreement.
ALL HOLDERS OF CLAIMS AND INTERESTS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

WILMER CUTLER PICKERING	BAYARD, P.A.
HALE AND DORR LLP	222 Delaware Avenue
399 Park Avenue	Suite 900
New York, New York 10022	P.O. Box 25130
Telephone: (212) 230-8800	Wilmington, DE 19899
Facsimile: (212) 230-8888	Telephone: (302) 655-5000
Attn: Andrew Goldman, Esq.	Facsimile: (302) 658-6395
Attn: Neil B. Glassman, Esq.
Dated:                     , 2011

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The Debtors and, where applicable, the last four digits of their respective tax identification numbers are: Constar International Inc. (XX-XXX9304), BFF Inc. (XX-XXX1229), DT, Inc. (XX-XXX7693), Constar, Inc. (XX-XXX0950), Constar Foreign Holdings, Inc. (XX-XXX8591) and Constar International UK Limited. The address of Constar International Inc., BFF Inc., DT, Inc., Constar, Inc. and Constar Foreign Holdings, Inc. is One Crown Way, Philadelphia, Pennsylvania 19154. The address of Constar International UK Limited is Motor Lane Trading Estate, Sherburn in Elmet, Nr Leeds, North Yorkshire LS25 6ES, UK.

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ARTICLE I
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, AND GOVERNING LAW
A. Defined Terms
The following terms used herein shall have the respective meanings set forth below:
1.
“Accrued Professional Compensation” means, at any given moment, all accrued fees and expenses (including success fees) for services rendered by all Professionals through and including the Effective Date, to the extent such fees and expenses have not been paid and regardless of whether a fee application has been Filed for such fees and expenses. To the extent there is a Final Order denying some or all of a Professional’s fees or expenses, such denied amounts shall no longer be considered Accrued Professional Compensation.

2.
“Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), or 1114(e)(2) of the Bankruptcy Code, including, but not limited to: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries, or commissions for services, and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting, and other services and reimbursement of expenses Allowed pursuant to sections 328, 330(a), or 331 of the Bankruptcy Code or otherwise for the period commencing on the Petition Date and ending on the Effective Date; (c) all fees and costs assessed against the Estates pursuant to chapter 123 of the Judicial Code; (d) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code; and (e) all Consenting Noteholders Fees and Expenses.

3.	“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.
4.
“Allowed” means with reference to any Claim or Equity Interest: (a) any Claim or Equity Interest against any Debtor that has been listed by such Debtor in its Schedules (as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009) as liquidated in amount and not disputed or contingent and for which no contrary proof of Claim or Equity Interest has been filed or no timely objection for allowance or request for estimation has been interposed, (b) any timely filed proof of Claim or Equity Interest as to which no timely objection for allowance or request for estimation has been or is interposed or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective Holder of such Claim or Equity Interest, (c) any Claim or Equity Interest expressly allowed by a Final Order or under the Plan, (d) any Claim or Equity

Interest that is compromised, settled or otherwise resolved pursuant to the authority granted to the Reorganized Debtors under a Final Order of the Bankruptcy Court or under Article VII.A of the Plan; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims.” Unless otherwise specified in the Plan or by order of the Bankruptcy Court, “Allowed Administrative Claim” or “Allowed Claim” shall not, for any purpose under the Plan, include interest on such Claim from and after the Petition Date.
5.	“Ballot” means the ballots or master ballots upon which Holders of Impaired Claims or Equity Interests entitled to vote shall cast their vote to accept or reject the Plan.

6.	“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as applicable to the Chapter 11 Cases.

7.	“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or any other court of the United States having jurisdiction over the Debtors’ Chapter 11 Cases.

8.
“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as applicable to the Chapter 11 Cases, promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court.

9.	“Bar Date” means the date established by an order of the Bankruptcy Court as the last day for filing a proof of claim in these Chapter 11 Cases.

10.	“BFF” means BFF Inc., a Delaware corporation.

11.	“Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

12.	“Cash” means the legal tender of the United States of America or the equivalent thereof.

13.
“Causes of Action” means any claim, cause of action, cross claim, counterclaim, controversy, demand, right, action, Lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, recoupment, power, privilege, license, and franchise of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law. Cause of Action also includes, without limitation: (a) any right of setoff, counterclaim, or recoupment and any claim on contracts or for breaches of duties imposed by law or in equity; (b) the right to object to Claims or Equity Interests; (c) any claim pursuant to sections 362, 502, 510, 542, 543, 544,

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545, 547 through 553 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code; (e) any state law fraudulent transfer claim; (f) any claim or cause of action of any kind against any Released Party or Exculpated Party based in whole or in part upon acts or omissions occurring prior to or after the Petition Date; and (g) any claim listed in the Plan Supplement.
14.	“Certificate” means any instrument evidencing a Claim or an Equity Interest.

15.	“CFH” means Constar Foreign Holdings, Inc., a Delaware corporation.

16.
“Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

17.	“CI” means Constar, Inc., a Pennsylvania corporation.

18.
“Claim” means a “claim,” as defined in section 101(5) of the Bankruptcy Code, and as supplemented by section 102(2) of the Bankruptcy Code, against one or more of the Debtors or property of one or more of the Debtors, whether or not asserted, whether known or unknown, contingent or non-contingent, whether arising before, on or after the Petition Date.

19.	“Class” means a category of Holders of Claims or Equity Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.

20.
“Committee” or “Committees” means the official committee of unsecured creditors (and any and all subcommittees thereof) appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

21.
“Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to all conditions specified in Article X.A hereof having been satisfied or waived pursuant to Article X.C hereof.

22.	“Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

23.
“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which Confirmation Order shall be in form and substance acceptable to the Consenting Noteholders.

24.
“Consenting Noteholders” means, collectively, those certain Holders of Floating Rate Notes party to the Restructuring Support Agreement and represented by Kirkland & Ellis LLP, each in their capacities as such. For purposes of this Plan, any acceptance, action, or consent by the Consenting Noteholders means an

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action or consent by Consenting Noteholders holding at least 66 2/3 percent of the principal amount of all Floating Rate Note Claims.
25.
“Consenting Noteholders Fees and Expenses” means all fees and out-of-pocket expenses of (a) the Consenting Noteholders’ professionals, including, but not limited to, the professional fees and expenses of Kirkland & Ellis LLP, in its capacity as legal advisor to the Consenting Noteholders, and and any financial advisor retained by the Consenting Noteholders, whether or not the Plan is ultimately consummated, and (b) the Floating Rate Note Indenture Trustee.

26.	“Consolidated Constar Entities” means BFF, DT, CI, CFH, and CUK.

27.	“Constar” means Constar International Inc., a Delaware corporation.

28.	“Constar Consolidated Subsidiary Stock Interests” means the Subsidiary Stock in BFF, DT, CI, CFH, and CUK.

29.	“Consummation” means the occurrence of the Effective Date.

30.	“CUK” means Constar International UK Limited, a company incorporated under the laws of England and Wales.

31.
“Cure Claim” means a Claim based upon the Debtors’ defaults on an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by the Debtors pursuant to section 365 of the Bankruptcy Code.

32.	“D&O Liability Insurance Policies” means all insurance policies for directors’ and officers’ liability maintained by the Debtors as of the Petition Date.

33.	“Debtor” means one of the Debtors, in its capacity as a debtor in these Chapter 11 Cases.

34.
“Debtor Releasees” means collectively, the Debtors and all current and former affiliates, subsidiaries, managed accounts or funds, officers, directors, partners, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies and officers, directors, partners, principals, employees and agents thereof, fund advisors and other professionals of the Debtors, in each case in their capacity as such; provided, however, that the Debtor Releasees shall not include officers, directors, or employees of the Debtors or their Affiliates who were no longer acting in such capacity on or after the Petition Date, or existing or former shareholders of the Debtors who are not otherwise entitled to a release under the Plan.

35.	“Debtors” means, collectively: Constar International Inc., BFF, DT, CI, CFH, and CUK.

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36.	“Debtors in Possession” means, collectively, the Debtors, as debtors in possession in these Chapter 11 Cases, pursuant to sections 1107 and 1108 of the Bankruptcy Code.

37.	“DIP Agent” means Black Diamond Commercial Finance, L.L.C., as administrative agent under the DIP Note Purchase Agreement, or any successor agent appointed in accordance with such agreement.

38.
“DIP Note Purchase Agreement” means that certain debtor-in-possession note purchase agreement, dated as of the Petition Date, by and among the Debtors, the DIP Agent, and certain other purchasers named therein, as the same may have been subsequently modified, amended, or supplemented, together with all instruments and agreements related thereto, which DIP Note Purchase Agreement shall be in form and substance acceptable to the Consenting Noteholders.

39.	“DIP Facility” means that certain debtor-in-possession senior, secured, super-priority note purchase facility entered into pursuant to the DIP Note Purchase Agreement.

40.	“DIP Facility Claim” means any Claim against one or more of the Debtors arising under or related to the DIP Facility.

41.
“DIP Facility Effective Date Repayment Amount” means an amount equal to all DIP Facility Claims, including but not limited to all Obligations (as defined in the DIP Note Purchase Agreement) and other required payments, including, without limitation, all interest, fees, costs, and expenses due and owing under the DIP Facility, excluding the DIP Facility Roll-Over Amount.

42.	“DIP Facility Providers” means the DIP Agent and the banks, financial institutions, and other holders or purchaser parties (as the case may be) to the DIP Note Purchase Agreement from time to time.

43.
“DIP Facility Roll-Over Amount” means, at the election of the DIP Agent and the DIP Facility Providers holding at least two thirds of the aggregate DIP Facility Claims, an amount of the DIP Facility Claims to be determined, but in no event more than $15,000,000; provided that any portion of such DIP Facility Roll-Over Amount may be paid in full, in Cash with the proceeds of any other financing available to the Debtors with the consent of the DIP Agent.

44.	“Disbursing Agent” means the Reorganized Debtors, or the Entity or Entities chosen by the Reorganized Debtors to make or facilitate distributions pursuant to Article VI B of the Plan.

45.
“Disclosure Statement” means the Disclosure Statement for the Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code, dated  _____, 2011, as amended, supplemented, or modified from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan, that is prepared and distributed in accordance with the Bankruptcy

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Code, the Bankruptcy Rules, and any other applicable law, which Disclosure Statement shall be in form and substance acceptable to the Consenting Noteholders in their reasonable discretion.
46.
“Disputed” means, with reference to any Claim, any such Claim (a) to the extent neither Allowed nor disallowed under the Plan or a Final Order nor deemed Allowed under section 502, 503 or 1111 of the Bankruptcy Code, (b) which has been or hereafter is listed by the Debtor on its Schedules as unliquidated, disputed or contingent and which has not been resolved by written agreement of the parties or a Final Order or (c) as to which the Debtors or any other party in interest has interposed a timely objection and/or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order. Prior to the earlier of the time an objection has been timely filed and the expiration of the time within which to object to such Claim set forth herein or otherwise established by order of the Bankruptcy Court, a Claim shall be considered Disputed to the extent that amount of the Claim specified in a proof of Claim exceeds the amount of the Claim scheduled by the Debtor as not disputed, contingent or unliquidated.

47.	“Distribution Record Date” means 5:00 p.m. on the Business Day that is five (5) Business Days prior to the Confirmation Date.

48.	“DT” means DT, Inc., a Delaware corporation.

49.	“DTC” means the Depository Trust Company, and its successors and assigns.

50.
“Effective Date” means the date selected by the Debtors that is a Business Day after the entry of the Confirmation Order on which all conditions precedent to the Consummation of the Plan of Reorganization set forth in Article X.B shall have been satisfied or waived pursuant to Article X.C hereof and which shall be on or before twenty (20) calendar days after the Confirmation Date.

51.	“Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.

52.
“Equity Interest” means any equity interest in Constar or any other Debtor, including but not limited to: (a) all common stock, limited liability company interests, and any other equity, ownership or profits interest, including options, warrants, or other agreements to acquire the same, whether or not arising under or in connection with any employment agreement; and (b) any claim subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing. Equity Interests do not include any Equity Interests issued and distributed under this Plan.

53.	“Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

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54.
“Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a—78oo, as now in effect and hereafter amended, the rules and regulations promulgated thereunder, and any similar federal, state or local law.

55.	“Exchange Agent” means such exchange agent as may be selected by the Debtors.

56.
“Exculpated Claim” means any Claim related to any act or omission in connection with, relating to, or arising out of the Debtors’ in or out of court restructuring, the Debtors’ Chapter 11 Cases, formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement or the Plan or any contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, or the distribution of property under the Plan or any other agreement. For the avoidance of doubt, no Claim, obligation, or liability arising under the Plan or the Plan Supplement, including the Exit Facility Agreement, constitutes an Exculpated Claim.

57.
“Exculpated Party” means each of: (a) the Debtors; (b) the Reorganized Debtors; (c) the Debtor Releasees; (d) Third Party Releasees; and (e) all of the current and former affiliates, subsidiaries, managed accounts or funds, officers, directors, partners, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies and officers, directors, partners, principals, employees and agents thereof, fund advisors and other professionals of each of the foregoing Entities (whether current or former, in each case in their capacity as such); provided, however, that clause (e) shall not include officers, directors, or employees of the Debtors or their Affiliates who were no longer acting in such capacity on or after the Petition Date.

58.
“Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code; provided, however, that any and all agreements relating to the issuance of Equity Interests (including restricted stock award agreements, restricted stock agreements, stock unit agreements and stock option agreements) shall not be treated as executory contracts but shall instead be treated as Equity Interests.

59.
“Exit Facility” means that certain senior secured, revolving credit facility in an amount sufficient to provide operational liquidity to the Debtors, secured by a perfected first priority lien on, and security interest in, the Exit Facility Collateral (or as otherwise set forth in the Exit Facility Documents), subject to the New Intercreditor Agreement, on terms acceptable to (a) the Consenting Noteholders and (b) in the event any DIP Facility Roll-Over Amount exists, the DIP Agent and DIP Facility Providers holding at least 66 2/3 percent of the DIP Facility Claims.

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60.	“Exit Facility Agent” means Wells Fargo Capital Finance, LLC as administrative agent under the Exit Facility Credit Agreement, or any successor agent appointed in accordance with such agreement.

61.
“Exit Facility Collateral” means all of the current assets (which shall include, without limitation, cash, receivables and inventory) of each Reorganized Debtor (including Reorganized CUK) or as otherwise set forth in the Exit Facility Documents.

62.
“Exit Facility Credit Agreement” means a secured revolving credit agreement on terms and conditions acceptable to (a) the Consenting Noteholders and (b) in the event any DIP Facility Roll-Over Amount exists, the DIP Agent and DIP Facility Providers holding at least 66 2/3 percent of the DIP Facility Claims.

63.
“Exit Facility Documents” means the Exit Facility Credit Agreement and all other related agreements, documents or instruments related to the Exit Facility to be executed and delivered in connection therewith, each of which Exit Facility Documents shall be on terms and conditions acceptable to (a) the Consenting Noteholders and (b) in the event any DIP Facility Roll-Over Amount exists, the DIP Agent and DIP Facility Providers holding at least 66 2/3 percent of the DIP Facility Claims.

64.	“Exit Facility Lenders” means the lenders from time to time under the Exit Facility Credit Agreement.

65.	“Federal Judgment Rate” means the federal judgment rate, which was in effect as of the Petition Date.

66.	“File” or “Filed” means file, filed, or filing with the Bankruptcy Court or its authorized designee in these Chapter 11 Cases.

67.
“Final Order” means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, on and after the Effective Date, the Reorganized Debtors, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil

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procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.
68.
“Floating Rate Note Claims” means, collectively, all claims against one or more of the Debtors arising from or relating to the Floating Rate Notes or the Floating Rate Note Indenture, including but not limited to fees, expenses, principal, and accrued but unpaid interest as of the commencement of the Chapter 11 Cases.

69.	“Floating Rate Note Deficiency Claims” means, collectively, all Floating Rate Note Claims, less Secured Floating Rate Note Claims.

70.
“Floating Rate Note Indenture” means that certain indenture, dated as of February 11, 2005 (as amended, modified, supplemented, or amended and restated from time to time) by and between Constar International Inc., as issuer, those guarantors party thereto, and the Floating Rate Note Indenture Trustee.

71.	“Floating Rate Note Indenture Trustee” means The Bank of New York, as trustee under the Floating Rate Note Indenture.

72.	“Floating Rate Notes” means those certain secured floating rate notes due February 15, 2012, issued pursuant to the Floating Rate Note Indenture.

73.
“General Unsecured Claim” means an unsecured Claim for which any of Constar or any of the Consolidated Constar Entities or their assets are liable that is not: (a) an Administrative Claim; (b) a Priority Tax Claim; (c) an Other Priority Claim; (d) an Intercompany Claim; or (e) a Section 510(b) Claim. For the avoidance of doubt, Floating Rate Note Deficiency Claims are General Unsecured Claims.

74.	“Governmental Unit” means a governmental unit as defined in section 101(27) of the Bankruptcy Code.

75.	“Holder” means an Entity holding a Claim or an Equity Interest.

76.	“Impaired” means, with respect to a Class of Claims or Equity Interests, a Claim or an Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

77.	“Intercompany Claim” means any Claim held by a Debtor or an Affiliate of a Debtor as of the Petition Date against another Debtor.

78.
“Interim Compensation Order” means that certain order of the Bankruptcy Court allowing Estate Professionals to seek interim compensation in accordance with the compensation procedures approved therein, as may have been modified by a Bankruptcy Court order approving the retention of the Professionals.

79.	“Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1—4001.

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80.
“LIBOR” means, with respect to each calendar month, the higher of: (a) one percent (1.00%) per annum; and (b) the offered rate per annum for deposits of Dollars for such calendar month that appears on Reuters Screen LIBOR 01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such calendar month; provided, if no such offered rate exists or a LIBOR Termination Event (as defined in the DIP Note Purchase Agreement) shall have occurred, such rate will be the higher of (x) the rate of interest per annum, as determined by the DIP Agent at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such calendar month by major financial institutions reasonably satisfactory to the DIP Agent in the London interbank market for such calendar month for the applicable principal amount on such date of determination and (y) the Base Rate (as defined in the DIP Note Purchase Agreement).

81.	“Lien” means a lien as defined in section 101(37) of the Bankruptcy Code.

82.
“Management Incentive Plan” means that certain post-Effective Date management incentive plan, if any, as determined and implemented by the New Board as soon as reasonably practicable after the Effective Date.

83.	“New Board” means each board of directors appointed pursuant to Article IV.L.2 of the Plan.

84.
“New ByLaws” means the form of new or restated bylaws or operating agreement, as appropriate, to be adopted by each of the Reorganized Debtors on the Effective Date, substantially in the form included in the Plan Supplement.

85.
“New Certificates of Incorporation” means the form of new or restated certificate of incorporation or formation, as applicable, to be adopted by each of the Reorganized Debtors on the Effective Date, substantially in the form included in the Plan Supplement.

86.	“New Common Stock” means the shares of common equity of Reorganized Constar, par value $ per share, to be issued pursuant to the Plan on the Effective Date.

87.
“New Employee Agreements” means the employment agreements, in form and substance acceptable to the Consenting Noteholders, to be executed on the Effective Date by Reorganized Constar and the counterparties identified therein, and substantially in the forms contained in the Plan Supplement.

88.
“New Intercreditor Agreement” means that certain Intercreditor Agreement with respect to the Exit Facility, the Roll-Over Facility (if any) and the Shareholder Notes, which agreement shall be in form and substance acceptable to (a) the Consenting Noteholders and (b) in the event any DIP Facility Roll-Over Amount exists, the DIP Agent and DIP Facility Providers holding at least 66 2/3 percent of the DIP Facility Claims.

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89.
“New Organizational Documents” means each New Certificate of Incorporation, New ByLaws and other organizational document for each of the Reorganized Debtors, each of which New Organizational Documents shall be in form and substance acceptable to the Consenting Noteholders.

90.
“New Overage Securities” means the preferred equity to be issued by Reorganized Constar on the Effective Date, having the rights and terms set forth in the New Certificate of Incorporation for Reorganized Constar, which may, subject to certain conditions, be convertible into New Common Stock, the face amount of which shall equal the positive difference, if any, between (a) the amount of Secured Floating Rate Note Claims and (b) the principal amount of the Shareholder Notes and which New Overage Securities shall be in form and substance acceptable to the Consenting Noteholders.

91.
“Old Constar Equity Interests” means any and all rights and interests with respect to, on account of, or arising from or in connection with any Equity Interest of Constar outstanding or otherwise existing as of the Confirmation Date.

92.	“Old Employee Agreements” means any and all employment agreements by and among the Debtors and/or any of their Affiliates and the counterparties identified therein existing as of the Petition Date.

93.
“Other Priority Claim” means a Claim against one or more of the Debtors entitled to priority in right of payment pursuant to section 507(a) of the Bankruptcy Code, other than: (a) an Administrative Claim; or (b) a Priority Tax Claim.

94.
“Other Secured Claim” means a Secured Claim against one or more of the Debtors, other than: (a) a DIP Facility Claim; (b) a Secured Credit Facility Claim; (c) a Secured Tax Claim; or (d) a Secured Floating Rate Note Claim.

95.
“Overage Securities Agreement” means the agreement with respect to the New Overage Securities, to be entered into on the Effective Date, which agreement shall be in substantially the form contained in the Plan Supplement and in form and substance acceptable to the Consenting Noteholders.

96.	“Petition Date” means the date on which each of the Debtors Filed their petitions for relief commencing the Chapter 11 Cases.

97.
“Plan” or “Plan of Reorganization” means this Debtors’ Joint Plan of Reorganization, Pursuant to Chapter 11 of the United States Bankruptcy Code, as amended, supplemented, or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof, including, without limitation, the Plan Supplement, which is incorporated herein by reference, in form and substance acceptable to the Consenting Noteholders.

98.	“Plan Supplement” means the supplement to the Plan containing documents relevant to the implementation of the Plan, including but not limited to (a) the

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terms of the Overage Securities Agreement; (b) the New Organizational Documents; (c) the New Employee Agreements, (d) to the extent known, the identity of the members of the New Board and the nature and compensation for any member of the New Board who is an “insider” under the Bankruptcy Code; (e) a schedule of Cure Claims with respect to Executory Contracts and Unexpired Leases to be assumed; (f) a list of Executory Contracts and Unexpired Leases to be rejected; (g) a list of Causes of Action; (h) the terms of the Shareholder Agreement; (i) the Exit Facility Credit Agreement; (j) the Roll-Over Facility Agreement (if any); (k) the Shareholder Notes Indenture; and (l) the Purchase Agreement (if any). The Plan Supplement and the documents contained therein will be Filed with the Clerk of the Bankruptcy Court no later than five (5) days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court on notice to parties in interest; provided that the documents included therein may thereafter be amended and supplemented prior to execution as provided herein and therein. All documents contained in the Plan Supplement shall be in form and substance acceptable to the Consenting Noteholders.

99.	“Priority Tax Claim” means any Claim against one or more of the Debtors of the kind specified in section 507(a)(8) of the Bankruptcy Code.

100.
“Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan.

101.
“Professional” means an Entity: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 328, 329, 330, 331, and 363 of the Bankruptcy Code or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

102.
“Professional Fee Escrow Account” means an interest-bearing account in an amount equal to the Professional Fee Reserve Amount funded and maintained by the Reorganized Debtors on and after the Effective Date solely for the purpose of paying all Allowed and unpaid fees and expenses of Professionals in the Chapter 11 Cases.

103.	“Professional Fee Reserve Amount” means Accrued Professional Compensation through the Effective Date as estimated by the Professionals in accordance with Article IX.E.

104.	“Proof of Claim” means a proof of claim Filed against any of the Debtors in the Chapter 11 Cases.

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105.
“Purchase Agreement” means that certain purchase agreement executed or entered into in connection with a sale and purchase of all assets of the Debtors (if any) pursuant to this Plan, which Purchase Agreement shall be in form and substance acceptable to the Consenting Noteholders.

106.
“Purchase Documents” means the Purchase Agreement and all other agreements, documents, instruments, or contracts executed or entered into in connection with a sale and purchase of all assets of the Debtors (if any) pursuant to this Plan, which Purchase Documents shall be in form and substance acceptable to the Consenting Noteholders.

107.
“Purchaser” means each corporation or limited liability company to be formed or caused to be formed by the Debtors and the holders of the Floating Rate Note Claims (if any) that purchases and is vested with all of the assets of any of the Debtors pursuant to this Plan.

108.
“Releasing Parties” means, collectively: (a) the DIP Agent; (b) the DIP Facility Providers; (c) the Holders of Floating Rate Note Claims; (d) the Floating Rate Note Indenture Trustee; (e) the Secured Credit Facility Agent; (f) the Secured Credit Facility Lenders; (g) any and all other Holders of Claims or Equity Interests except Holders of any Claims or Equity Interests: (i) who vote to reject the Plan; or (ii) who are in a Class that is deemed to reject the Plan; and (h) with respect to each of the foregoing entities in clauses (a) through (f), and in clause (g) to the fullest extent permitted by law, such entity’s current and former affiliates, subsidiaries, managed accounts or funds, officers, directors, partners, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies and officers, directors, partners, principals, employees and agents thereof, fund advisors and other professionals, in each case in their respective capacities as such.

109.
“Reorganized Constar” means Constar International Inc., as reorganized under and pursuant to the Plan, any successor thereto, by merger, consolidation, or otherwise, or the applicable Purchaser (if any), in each case on or after the Effective Date.

110.
“Reorganized Debtors” means the Debtors, as reorganized debtors, any respective successor thereto, by merger, consolidation, or otherwise, or the applicable respective Purchaser (if any), in each case on and after the Effective Date.

111.
“Restructuring Support Agreement” means that certain Restructuring and Lock-Up Agreement, dated as of January 10, 2011, by and among the Debtors and certain Holders of Floating Rate Note Claims, as may be amended from time to time in accordance with terms thereof.

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112.	“Roll-Over Collateral” means all assets of each Reorganized Debtor (including Reorganized CUK) other than Exit Facility Collateral, or as otherwise set forth in the Exit Facility Documents.

113.
“Roll-Over Facility” means that certain senior secured note purchase and term loan facility in the aggregate amount of the DIP Facility Roll-Over Amount (at the election of DIP Agent and the DIP Facility Providers holding at least two thirds of the aggregate DIP Facility Claims), with a term of four (4) years, at an interest rate of LIBOR plus eight percent (8%), paid in cash monthly in arrears, to be subject to mandatory repayment with 50 percent of the Reorganized Debtors’ excess cash flow, secured by (a) a perfected first-priority lien on and security interest in the Roll-Over Collateral and (b) a perfected second-priority lien on and security interest in the Exit Facility Collateral, the representations, warrantees, and covenants (other than financial covenants) under which shall be no more restrictive than those representations, warrantees, and covenants under the Exit Facility, which Roll-Over Facility shall be substantially in the form contained in the Plan Supplement or as otherwise acceptable to the Consenting Noteholders, the DIP Agent and DIP Facility Providers holding at least 66 2/3 percent of the DIP Facility Claims.

114.
“Roll-Over Facility Agreement” means that certain senior secured note purchase and term loan agreement establishing the Roll-Over Facility on terms and conditions acceptable to the Consenting Noteholders, the DIP Agent and DIP Facility Providers holding at least 66 2/3 percent of the DIP Facility Claims.

115.
“Roll-Over Notes” means secured notes and term loans in the aggregate amount of the DIP Facility Roll-Over Amount (at the election of DIP Agent and the DIP Facility Providers holding at least two thirds of the aggregate DIP Facility Claims) to be issued on the Effective Date by the borrowers or issuers, as the case may be, under the Roll-Over Facility to the DIP Facility Providers, which Roll-Over Notes shall be substantially in the form contained in the Plan Supplement or as otherwise acceptable to the Consenting Noteholders, the DIP Agent and DIP Facility Providers holding at least 66 2/3 percent of the DIP Facility Claims.

116.
“Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases and statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms in the Chapter 11 Cases, as may be amended or supplemented through the Confirmation Date pursuant to Bankruptcy Rule 1007.

117.
“Section 510(b) Claim” means any Claim subject to subordination pursuant to section 510(b) of the Bankruptcy Code; provided however, that Section 510(b) Claims shall not include any Claim subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to an Equity Interest.

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118.
“Secured” means when referring to a Claim: (a) a Claim that is secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) a Claim that is Allowed pursuant to the Plan as a Secured Claim.

119.
“Secured Credit Facility” means that $75,000,000 credit facility provided under that certain Credit Agreement, dated as of February 11, 2010, by and among CI, CUK, other Debtors as parties thereto, General Electric Capital Corporation for itself as lender and swingline lender, and in its capacity as agent for all lenders, and various other lenders party thereto from time to time, each in their capacities as such (as amended pursuant to that certain Amendment to Credit Agreement, dated as of August 12, 2010, and otherwise amended, modified, supplemented, or amended and restated from time to time).

120.	“Secured Credit Facility Agent” means General Electric Capital Corporation, as agent under the Secured Credit Facility.

121.
“Secured Credit Facility Claims” means collectively, all claims against one or more of the Debtors arising under or related to the Secured Credit Facility, including fees, expenses, letter of credit obligations, accrued but unpaid interest, and principal.

122.	“Secured Credit Facility Lenders” means the lenders from time to time under the Secured Credit Facility.

123.	“Secured Floating Rate Note Claims” means, all Floating Rate Note Claims that constitute Secured Claims.

124.
“Secured Tax Claim” means a Secured Claim against one or more of the Debtors that, absent its secured status, would be entitled to priority in right of payment pursuant to section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related secured claim for penalties.

125.
“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, as now in effect and hereafter amended, the rules and regulations promulgated thereunder, and any similar federal, state or local law.

126.	“Security” means a security as defined in section 2(a)(1) of the Securities Act.

127.
“Shareholder Agreement” means the shareholder agreement with respect to the New Common Stock, to be entered into on the Effective Date, which agreement shall be in substantially the form contained in the Plan Supplement, on terms and conditions acceptable to the Consenting Noteholders.

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128.
“Shareholder Notes” means the secured notes and term loans of Reorganized Constar in the aggregate amount of $70,000,000 to be issued on the Effective Date by Reorganized Constar pursuant to the Shareholder Notes Indenture, with a maturity date of December 31, 2017, at an interest rate of eleven percent (11%), which interest may be paid ninety percent (90%) as paid-in-kind (“PIK”) interest and the remainder of which shall be paid in cash, secured by (a) in the event any DIP Facility Roll-Over Amount exists, (i) a perfected second-priority lien on and security interest in the Roll-Over Collateral and (ii) a perfected third-priority lien on and security interest in the Exit Facility Collateral or (b) in the event no DIP Facility Roll-Over Amount exists, (i) a perfected first-priority lien on and security interest in the Roll-Over Collateral and (ii) a perfected second-priority lien on and security interest in the Exit Facility Collateral, which Shareholder Notes shall be in form and substance acceptable to the Consenting Noteholders.

129.
“Shareholder Notes Indenture” means the Indenture and term loan agreement to be entered into among Reorganized Constar, a financial institution selected by the Debtors as trustee, with the consent of the Consenting Noteholders, and the other holders or lender parties (as the case may be) thereto, pursuant to which the Shareholder Notes will be issued and to be substantially in the form contained in the Plan Supplement, which Shareholder Notes Indenture shall be in form and substance acceptable to the Consenting Noteholders.

130.
“Shareholder Notes Indenture Documents” means the Shareholder Notes Indenture and all other related agreements, documents, instruments, or contracts, which Shareholder Notes Indenture Documents shall be in form and substance acceptable to the Consenting Noteholders.

131.	“Subsidiary Stock” means all Equity Interests held by Constar in any Debtor or by any Debtor in any other Debtor.

132.
“Third Party Releasees” means, collectively, (a) the DIP Agent; (b) the DIP Facility Providers; (c) the Holders of Floating Rate Note Claims; (d) the Floating Rate Note Indenture Trustee; (e) the Secured Credit Facility Agent; (f) the Secured Credit Facility Lenders; and (g) with respect to each of the foregoing entities in clauses (a) through (f), such entity’s current and former affiliates, subsidiaries, managed accounts or funds, officers, directors, partners, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies and officers, directors, partners, principals, employees and agents thereof, fund advisors and other professionals, in each case in their capacity as such.

133.	“Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

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134.	“Unimpaired” means, with respect to a Class of Claims or Equity Interests, a Claim or an Equity Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

135.
“Voting Deadline” means the date established by the Bankruptcy Court and set forth in the order approving the Disclosure Statement for the submission of Ballots for voting to accept or reject the Plan.

B. Rules of Interpretation
For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (e) unless otherwise stated, the words ‘‘herein,’’ “hereof,” and ‘‘hereto’’ refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.
C. Computation of Time
In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.
D. Governing Law
Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided, however, that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated in Delaware shall be governed by the laws of the state of incorporation of the applicable Debtor or Reorganized Debtor, as applicable.

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E. Reference to Monetary Figures
All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.
F. Reference to the Debtors or the Reorganized Debtors
Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.
ARTICLE II
ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS
In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Equity Interests set forth in Article III. All such Claims are instead treated separately in accordance with this Article II and in accordance with the requirements set forth in section 1129(a) of the Bankruptcy Code.
A. DIP Facility Claims
The DIP Facility Claims shall be Allowed in the amount provided under the DIP Note Purchase Agreement. On the Effective Date, subject to the terms of the DIP Note Purchase Agreement, each Holder of a DIP Facility Claim shall receive, in full and final satisfaction, settlement, release and discharge of its DIP Facility Claim, its Pro Rata share of (i) Cash in an amount equal to the DIP Facility Effective Date Repayment Amount and (ii) (at each such Holder’s election) the Roll-Over Notes or the loans under the Roll-Over Facility (if any). All distributions to Holders of DIP Facility Claims under this provision on account of DIP Facility Claims shall be made by the Debtors to the DIP Agent for delivery by the DIP Agent to individual Holders of such Claims in accordance with the provisions of the DIP Note Purchase Agreement, or as otherwise agreed between the DIP Agent and any Holder of an Allowed DIP Facility Claim.
B. Administrative Claims
Subject to Article IX hereof and the provisions of sections 328, 330(a), and 331 of the Bankruptcy Code, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Administrative Claim, each Holder of such Allowed Administrative Claim, including, without limitation, claims of the type described in section 503(b) or 507(b) of the Bankruptcy Code, to the extent such claim has not already been paid during the Chapter 11 Cases, shall be paid in full, in Cash, the unpaid portion of such Allowed Administrative Claim on the Effective Date, or as soon thereafter as reasonably practicable (or, if payment is not then due, such allowed Administrative Claim shall be paid in accordance with its terms) or pursuant to such other terms as may be agreed to by the Holder of such Administrative Claim and the Reorganized Debtors; provided, however, that Allowed Administrative Claims representing liabilities incurred in the ordinary course of business by the Debtors shall be paid in full and

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performed by the Debtors or Reorganized Debtors, as the case may be, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions or, in the case of Allowed Administrative Claims arising in the ordinary course that represent tax obligations, in accordance with applicable tax law.
C. Priority Tax Claims
Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be paid in full in Cash pursuant to section 1129(a)(9)(C) of the Bankruptcy Code. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.
ARTICLE III
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
A. Classification of Claims and Equity Interests
All Claims and Equity Interests, except DIP Facility Claims, Administrative Claims, and Priority Tax Claims, are classified in the Classes set forth in this Article III. A Claim or Equity Interest is classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Equity Interest qualifies within the description of such other Classes. A Claim or Equity Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.
1. Class Identification
The classification of Claims and Equity Interests against the Debtors pursuant to the Plan is as follows:

Class	Claims and Equity Interests	Status	Voting Rights
1	Secured Credit Facility Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
2	Secured Tax Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
3	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
4	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
5	Secured Floating Rate Note Claims	Impaired	Entitled to Vote

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Class	Claims and Equity Interests	Status	Voting Rights
6	General Unsecured Claims	Impaired	Entitled to Vote
7	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
8	Intercompany Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
9	Old Constar Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)
10	Constar Consolidated Subsidiary Stock Interests	Impaired	Not Entitled to Vote (Deemed to Reject)
B. Treatment of Claims and Equity Interests
To the extent a Class contains Allowed Claims or Allowed Equity Interests with respect to a particular Debtor, the treatment provided to each Class for distribution purposes is specified below:
1.	Class 1—Secured Credit Facility Claims
(a)	Classification: Class 1 consists of all Secured Credit Facility Claims.
(b)
Treatment: Except to the extent that a Holder of a Class 1—Secured Credit Facility Claim agrees to less favorable treatment of its Secured Credit Facility Claim, each Holder of a Secured Credit Facility Claim shall, in full and final satisfaction, settlement, release and discharge of its Secured Credit Facility Claim, be (i) paid in full in Cash pursuant to the terms of the DIP Facility or (ii) to the extent not rolled up or refinanced by the DIP Facility prior to the Effective Date, paid in full in Cash on the Effective Date or as soon thereafter as reasonably practicable. [The Secured Credit Facility Claims are hereby Allowed in the amount of $_____.]

(c)
Voting: Class 1 is Unimpaired by the Plan. Each Holder of a Class 1 Secured Credit Facility Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1—Secured Credit Facility Claims are not entitled to vote to accept or reject the Plan.

2.	Class 2—Secured Tax Claims
(a)	Classification: Class 2 consists of all Secured Tax Claims.
(b)
Treatment: Except to the extent that a Holder of an Allowed Class 2—Secured Tax Claim agrees to less favorable treatment of its Allowed Secured Tax Claim, each Holder of an Allowed Secured Tax Claim shall, in full and final satisfaction, settlement, release and discharge of its Allowed Secured Tax Claim, at the Reorganized Debtors’ election, receive

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the treatment afforded such claims pursuant to section 1129(a)(9)(D) of the Bankruptcy Code.
(c)
Voting: Class 2 is Unimpaired by the Plan. Each Holder of a Class 2—Secured Tax Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 2—Secured Tax Claims are not entitled to vote to accept or reject the Plan.

3.	Class 3—Other Secured Claims
(a)	Classification: Class 3 consists of all Other Secured Claims.
(b)
Treatment: Except to the extent that a Holder of an Allowed Class 3—Other Secured Claim agrees to less favorable treatment of its Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim shall, in full and final satisfaction, settlement, release, and discharge of its Allowed Other Secured Claim, at the Reorganized Debtors’ election, receive one of the following treatments: (a) the collateral securing such allowed claim; (b) payment in Cash of the unpaid portion of its Allowed Other Secured Claim on the Effective Date or as soon thereafter as reasonably practicable or, if payment is not then due, such claim shall be paid in accordance with its terms; (c) pursuant to such other terms as may be agreed to by the Holder of such Other Secured Claim and the Reorganized Debtors; (d) the Reorganized Debtors shall otherwise treat any Allowed Other Secured Claim in any other manner such that the Claim shall be rendered Unimpaired.

(c)
Voting: Class 3 is Unimpaired by the Plan. Each Holder of a Class 3—Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 3—Other Secured Claims are not entitled to vote to accept or reject the Plan.

4.	Class 4—Other Priority Claims
(a)	Classification: Class 4 consists of all Other Priority Claims.
(b)
Treatment: Except to the extent that a Holder of an Allowed Class 4—Other Priority Claim agrees to less favorable treatment of its Allowed Other Priority Claim, each Holder of an Allowed Class 4—Other Priority Claim shall, in full and final satisfaction, settlement, release, and discharge of its Allowed Other Priority Claim, receive payment in full, in Cash, of the unpaid portion of its allowed Other Priority Claim on the Effective Date or as soon thereafter as reasonably practicable or, if payment is not then due, shall be paid in accordance with its terms or pursuant to such other terms as may be agreed to by the Holder of such Other Priority Claim and the Reorganized Debtors.

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(c)
Voting: Class 4 is Unimpaired by the Plan. Each Holder of a Class 4—Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 4—Other Priority Claims are not entitled to vote to accept or reject the Plan.

5.	Class 5—Secured Floating Rate Note Claims
(a)	Classification: Class 5 consists of all Secured Floating Rate Note Claims.
(b)
Treatment: In full and final satisfaction, settlement, release, and discharge of its Secured Floating Rate Note Claims, each Holder of a Class f—Secured Floating Rate Note Claim shall receive his Pro Rata share of: (a) the Shareholder Notes (at each such Holder’s election, comprised of either notes or term loans, in each case pursuant to the Shareholder Notes Indenture); and (b) the New Overage Securities. The Secured Floating Rate Note Claims are hereby Allowed in an amount equal to $[100,000,000].

(c)	Voting: Class 5 is Impaired under the Plan. Each Holder of a Class 5—Secured Floating Rate Note Claim is entitled to vote to accept or reject the Plan.
6.	Class 6—General Unsecured Claims
(a)	Classification: Class 6 consists of all General Unsecured Claims.
(b)
Treatment: On the Effective Date, or as soon thereafter as reasonably practicable, except to the extent that a Holder of an Allowed Class 6—General Unsecured Claim agrees to less favorable treatment of its Allowed General Unsecured Claim, in exchange for full and final satisfaction, settlement, release, and discharge of each Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of 100 percent of the New Common Stock. [The Floating Rate Note Deficiency Claims are hereby Allowed in an amount equal to $_____.]

(c)	Voting: Class 6 is Impaired by the Plan. Each Holder of a Class 6—General Unsecured Claim is entitled to vote to accept or reject the Plan.
7.	Class 7—Section 510(b) Claims
(a)	Classification: Class 7 consists of all Section 510(b) Claims.
(b)
Treatment: On the Effective Date, all Class 7—Section 510(b) Claims shall be settled, canceled, released, compromised, discharged, and extinguished, and no distributions shall be made on account of Class 7 Claims.

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(c)
Voting: Class 7 is Impaired by the Plan. Each Holder of a Class 7—Section 510(b) Claim is conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 7—Section 510(b) Claims are not entitled to vote to accept or reject the Plan.

8.	Class 8—Intercompany Claims
(a)	Classification: Class 8 consists of all Intercompany Claims.
(b)
Treatment: On the Effective Date all Intercompany Claims shall be offset, contributed and/or distributed to the applicable Debtor. Holders of Class 8—Intercompany Claims shall receive no distribution on account of such claims; provided that that Debtors reserve the right to reinstate any Intercompany Claim in accordance with section 1124 of the Bankruptcy Code with the consent of the Consenting Noteholders.

(c)
Voting: Class 8 is Impaired by the Plan. Each Holder of a Class 8—Intercompany Claim is conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 8—Intercompany Claims are not entitled to vote to accept or reject the Plan.

9.	Class 9—Old Constar Equity Interests
(a)	Classification: Class 9 consists of all Old Constar Equity Interests.
(b)
Treatment: On the Effective Date, all Old Constar Equity Interests shall be deemed settled, canceled, released, compromised, discharged and extinguished, and there shall be no distribution to the Holders of Class 9—Old Constar Equity Interests.

(c)
Voting: Class 9 is Impaired by the Plan. Each Holder of a Class 9—Old Constar Equity Interest is conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 9—Old Constar Equity Interests are not entitled to vote to accept or reject the Plan.

10.	Class 10—Constar Consolidated Subsidiary Stock Interests
(a)	Classification: Class 10 consists of all Constar Consolidated Subsidiary Stock Interests.
(b)
Treatment: As a result of the substantive consolidation of Constar and the Consolidated Constar Entities provided for in Article IV.B of the Plan, no distributions shall be made to the Holders of Constar Consolidated Subsidiary Stock Interests. On the Effective Date, the Constar Consolidated Subsidiary Stock Interests for each of the Consolidated

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Constar Entities, which Entities shall retain their separate legal existence, shall remain outstanding.
(c)
Voting: Class 10 is Impaired by the Plan. Each Holder of a Class 10—Constar Consolidated Subsidiary Stock Interest is conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 10—Constar Consolidated Subsidiary Stock Interests are not entitled to vote to accept or reject the Plan.

C. Special Provision Governing Unimpaired Claims
Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.
D. Acceptance or Rejection of the Plan
1.	Voting Classes
Classes 5 and 6 are Impaired under the Plan and are entitled to vote to accept or reject the Plan.
2.	Presumed Acceptance of the Plan
Classes 1, 2, 3, and 4 are Unimpaired under the Plan. The Holders of Claims and Equity Interests in such Classes are conclusively presumed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.
3.	Presumed Rejection of the Plan
Classes 7, 8, 9 and 10 are Impaired and shall receive no distribution under the Plan. The Holders of Claims and Equity Interests in such Classes are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.
E. Controversy Concerning Impairment
If a controversy arises as to whether any Claims or Equity Interests, or any Class of Claims or Equity Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.
ARTICLE IV
MEANS FOR IMPLEMENTATION OF THE PLAN
A. Confirmation Without Acceptance by All Impaired Classes
The Plan provides that if any Impaired Class rejects the Plan, the Debtors reserve the right to seek to confirm the Plan utilizing the “cram down” provisions of section 1129(b) of the

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Bankruptcy Code. To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors will request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any exhibit or schedule to the Plan, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.
B. Substantive Consolidation
Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of Constar and the Consolidated Constar Entities for purposes of voting on, confirmation of, and distributions under the Plan; provided, however, Constar and each of the Consolidated Constar Entities shall retain its current legal form and the corporate structure of Constar and the Consolidated Constar Entities shall be the same after the Effective Date as before the Effective Date, in each case, except as otherwise provided or permitted herein. On and after the Effective Date, (i) no distributions shall be made under the Plan on account of Intercompany Claims among Constar and the Consolidated Constar Entities, (ii) all guaranties by Constar and the Consolidated Constar Entities of the obligations of Constar or any of the Consolidated Constar Entities shall be eliminated so that any Claim against Constar or any of the Consolidated Constar Entities and any guarantee thereof executed by Constar or any of the Consolidated Constar Entities and any joint or several liability of any of Constar or the Consolidated Constar Entities shall be deemed to be one obligation of Constar and the Consolidated Constar Entities, and (iii) each and every Claim filed or to be filed against Constar and the Consolidated Constar Entities shall be deemed filed against Constar and the Consolidated Constar Entities, and shall be deemed one Claim against and obligation of Constar and the Consolidated Constar Entities.
C. Taxable Purchase
Upon the mutual consent of the Debtors and the Consenting Noteholders, the restructuring consummated pursuant to the Plan may be structured as a purchase of all of the Debtors’ assets by one or more Purchasers, which purchase shall be structured as a taxable transaction for United States federal income tax purposes and shall be deemed consummated on the Effective Date. Pursuant to the Purchase Documents, the Purchaser or Purchasers, as the case may be, shall acquire all of the assets of the Debtors and, notwithstanding anything herein to the contrary, the Purchaser or Purchasers, as the case may be, shall explicitly assume all liability for the distributions or treatment provided on account of all claims against, obligations of, or interests in the Debtors as set forth in this Plan.
D. Exit Facility and Roll-Over Facility
The Debtors and the Reorganized Debtors are authorized to execute and deliver all agreements, documents and instruments required to be executed and delivered in connection with the Exit Facility and the Roll-Over Facility and to perform their obligations thereunder including, without limitation, the payment or reimbursement of any fees, expenses, losses, damages or indemnities without the need for further corporate action and without any further Bankruptcy Court approval. Each Holder of a DIP Facility Claim shall elect to receive either the Roll-Over

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Notes or the loans under the Roll-Over Facility (if any), in each case pursuant to the Roll-Over Facility Agreement (if any). The Exit Facility Documents and the Roll-Over Facility Agreement, Roll-Over Notes, and related documents shall constitute the legal, valid and binding obligations of the Reorganized Debtors parties thereto, enforceable in accordance with their respective terms.
The Debtors and the Reorganized Debtors, as applicable, and the other persons granting any liens and security interests to secure the obligations under the Exit Facility Documents and the Roll-Over Facility Agreement, Roll-Over Notes, and related documents are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary or desirable to establish and further evidence perfection of such liens and security interests under the provisions of any applicable federal, state, provincial or other law (whether domestic or foreign) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties, in each case in form and substance acceptable to the Consenting Noteholders.
E. Section 1145 Exemption
To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the offering, issuance, and distribution of any Securities contemplated by the Plan and any and all settlement agreements incorporated herein, including the New Common Stock and New Overage Securities, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of Securities. In addition, under section 1145 of the Bankruptcy Code, any Securities contemplated by the Plan and any and all settlement agreements incorporated therein, including the New Common Stock and New Overage Securities, will be freely tradable by the recipients thereof, subject to (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; (2) the restrictions, if any, on the transferability of such Securities and instruments; and (3) applicable regulatory approval.
F. Reorganized Debtors’ Plan Securities
1. Shareholder Notes
On the Effective Date, Reorganized Constar shall issue all of the Shareholder Notes pursuant to the Shareholder Notes Indenture. The Shareholder Notes shall be guaranteed by each of the Reorganized Debtors (other than Reorganized Constar). Each Holder of a Secured Floating Rate Note Claim shall elect to receive Shareholder Notes comprised of either notes or term loans, in each case pursuant to the Shareholder Notes Indenture. The issuance of the Shareholder Notes by Reorganized Constar and the guaranty of the Shareholder Notes by each of the Reorganized Debtors (other than Reorganized Constar) are authorized without the need for further corporate action.

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2.	New Common Stock and New Overage Securities
On the Effective Date or as soon thereafter as practicable, Reorganized Constar shall issue or reserve for issuance all of the New Common Stock and New Overage Securities. The New Common Stock and New Overage Securities shall represent all of the Equity Interests in Reorganized Debtor as of the Effective Date and shall be issued to Holders of Claims as provided in this Plan[, subject to dilution on account of the Management Incentive Plan (if any)]. The issuance of the New Common Stock and New Overage Securities by Reorganized Constar is authorized without the need for further corporate action and all of the shares of New Common Stock and New Overage Securities issued pursuant to the Plan shall be duly authorized, validly issued, fully paid and non-assessable. Distributions of New Common Stock and New Overage Securities will only be made through broker accounts via electronic issuance of the shares, and Reorganized Constar will not issue separate stock certificates.
G. Private Company
On the Effective Date, the Reorganized Debtors shall each be a private company. As such, the Reorganized Debtors will not list the New Common Stock or New Overage Securities on a national securities exchange and shall not be required to (but may in its discretion) register with the United States Securities and Exchange Commission or other similar regulatory authority any class of equity securities of Reorganized Constar or to file periodic reports under Section 13 or 15(d) of the Exchange Act.
H. Corporate Existence
Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed.
I. Vesting of Assets in the Reorganized Debtors
Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated therein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens, if any, granted to secure the Exit Facility and Claims pursuant to the DIP Facility that by their terms survive termination of the DIP Facility). On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Equity Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.
J. Cancellation of Securities and Agreements
On the Effective Date, except to the extent provided otherwise in the Plan, the Old Constar Equity Interests, the Floating Rate Note Indenture, the Floating Rate Notes, and the Secured Credit Facility, together with all related notes, Certificates, security agreements, mortgages, pledges, indemnities, collateral assignments, undertakings, guaranties, and other

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instruments and documents, shall no longer be outstanding, shall be canceled, retired, and deemed terminated, and shall cease to exist, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code.
Notwithstanding the foregoing, the provisions of the Floating Rate Note Indenture governing the relationships of the Floating Rate Note Indenture Trustee and the holders of notes, including, without limitation, those provisions relating to distributions, the Floating Rate Note Indenture Trustee’s rights to payment, liens on property to be distributed to holders of such notes, and the Floating Rate Note Indenture Trustee’s rights of indemnity from the holders of the Floating Rate Notes, if any, shall not be affected by the Plan, Confirmation or the occurrence of the Effective Date.
Nothing herein affects the Floating Rate Note Indenture Trustee’s rights pursuant to the Floating Rate Note Indenture and applicable non-bankruptcy law to assert liens on any distributions hereunder to the holders of the notes issued pursuant to such Floating Rate Note Indenture, to secure payment of its fees and expenses. If the Floating Rate Note Indenture Trustee does not serve as disbursing agent with respect to distributions to its respective holders, then the funds distributed to any such disbursing agent shall be subject to the lien of the Floating Rate Note Indenture Trustee under the Floating Rate Note Indenture.
K. Restructuring Transactions
On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including: (1) the execution and delivery of appropriate agreements or other documents of consolidation or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law, which such agreements or documents shall be acceptable to the Consenting Noteholders; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan, which such instruments shall be acceptable to the Consenting Noteholders; (3) the filing of appropriate certificates of incorporation or consolidation with the appropriate governmental authorities pursuant to applicable law, which such certificates shall be acceptable to the Consenting Noteholders; and (4) all other actions that the Reorganized Debtors determine are necessary or appropriate, subject to the consent of the Consenting Noteholders.
L. Corporate Action
1. Certificate of Incorporation and Bylaws
On the Effective Date, the certificate of incorporation and bylaws of each Reorganized Debtor shall be the New Certificates of Incorporation and the New ByLaws. The New Certificates of Incorporation of each of the Reorganized Debtors will prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code without any further actions by the stockholders or directors of the Debtors or the Reorganized

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Debtors. After the Effective Date, each Reorganized Debtor may amend and restate its New Certificate of Incorporation as provided therein or by applicable law.
2.	Reorganized Debtors
Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, on the Effective Date, (i) the members of the New Board of each of the Reorganized Debtors shall be determined in accordance with the Overage Securities Agreement and the Shareholder Agreement, and (ii) the officers of each Debtor immediately prior to the Effective Date shall be the initial officers of each Reorganized Debtor. All directors of the Debtors serving immediately prior to the Effective Date shall be deemed to have resigned as of the Effective Date. Pursuant to section 1129(a)(5), the Debtors will disclose to the extent known, on or prior to the Confirmation Date, the identity and affiliations of any other person proposed to serve on the initial board of directors of the Reorganized Debtors or as an initial officer of each Reorganized Debtor, and, to the extent such person is an insider, the nature of any compensation for such person. The classification and composition of the board of directors shall be consistent with the New Certificates of Incorporation. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Certificate of Incorporation and New Bylaws of each Reorganized Debtor and the applicable corporation law of the state in which the applicable Reorganized Debtor is organized.
3.	Corporate Action
On the Effective Date, and as provided in the Plan, the adoption of the New Certificates of Incorporation and the New Bylaws of each Debtor, the selection of directors and officers for each Reorganized Debtor, and all actions of each Debtor and Reorganized Debtor contemplated by the Plan shall be deemed, without further action of any kind or nature, to be authorized and approved in all respects (subject to the provisions of the Plan and the Confirmation Order). All matters provided for in the Plan involving the corporate structure of the Debtors and the Reorganized Debtors and any corporate action required by the Debtors and the Reorganized Debtors in connection with the Plan, shall be deemed to have timely occurred in accordance with applicable state law and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors and the Reorganized Debtors. Notwithstanding the foregoing, on the Effective Date the appropriate officers and members of the board of directors of the Reorganized Debtors are and shall be authorized and directed to take or cause to be taken all such actions as may be necessary or appropriate to issue, execute and deliver the agreements, documents, certificates, securities and instruments contemplated by the Plan in the name of and on behalf of the applicable Reorganized Debtor. All of the foregoing corporate actions set forth in this Article IV.L.3 shall be acceptable to the Requisite Consenting Noteholders in their reasonable discretion.
4.	New Employee Agreements
On the Effective Date, Reorganized Constar shall either enter into the New Employee Agreements or amend an Old Employee Agreement, which, in either case, shall be in form and substance acceptable to the Consenting Noteholders.

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M. Effectuating Documents; Further Transactions
On and after the Effective Date, the members of the boards of directors of each Reorganized Debtor, are authorized to and may direct an officer to, issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.
N. Exemption from Certain Taxes and Fees
Pursuant to section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any Entity pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; or (4) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the New Common Stock, the New Overage Securities, the Exit Facility, any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, FERC filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
O. Sources of Consideration for Plan Distributions
All consideration necessary for the Reorganized Debtors to make payments or distributions pursuant hereto shall be obtained from the Exit Facility, the issuance of the Shareholder Notes, New Overage Securities, and New Common Stock, or other Cash from the Debtors, including Cash from operations.
P. Preservation of Rights of Action
In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII hereof, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized

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Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against them. The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, as the case may be. The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.
Q. Shareholder Agreement
On the Effective Date, Reorganized Constar shall enter into and deliver the Shareholder Agreement, in substantially the form included in the Plan Supplement and in form and substance acceptable to the Consenting Noteholders, to each entity or person that is intended to be a party thereto and such agreement shall be deemed to be valid, binding and enforceable in accordance with its respective terms. On and after the Effective Date, each person or entity that holds or receives New Common Stock shall be deemed to be bound by the Shareholder Agreement.
R. Overage Securities Agreement
On the Effective Date, Reorganized Constar shall enter into and deliver the Overage Securities Agreement, in substantially the form included in the Plan Supplement and in form and substance acceptable to the Consenting Noteholders, to each entity or person that is intended to be a party thereto and such agreement shall be deemed to be valid, binding and enforceable in accordance with its respective terms. On and after the Effective Date, each person or entity that holds or receives New Overage Securities shall be deemed to be bound by the New Overage Securities Agreement.

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ARTICLE V
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
A. Assumption of Executory Contracts and Unexpired Leases
Except as otherwise provided herein, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan with the reasonable consent of the Consenting Noteholders, or by prior order of the Bankruptcy Court, each Debtor shall be deemed to have assumed each Executory Contract and Unexpired Lease to which it is a party except any contract or lease as of the Effective Date that: (1) was assumed or rejected previously by the Debtors pursuant to an order of the Bankruptcy court entered prior to the Effective Date; (2) previously expired or terminated pursuant to its own terms; (3) is the subject of a motion to reject filed on or before the Confirmation Date; or (4) is set forth in a schedule, with the reasonable consent of the Consenting Noteholders, as an Executory Contract or Unexpired Lease to be rejected, filed as part of the Plan Supplement; provided, however, that the Debtors reserve the right on or prior to the Confirmation Date, with the reasonable consent of the Consenting Noteholders, to amend the schedules contained in the Plan Supplement to delete any Executory Contract or Unexpired Lease therefrom or add any Executory Contract or Unexpired Lease thereto, in which event such Executory Contract(s) or Unexpired Lease(s) shall be deemed to be, respectively, either rejected or assumed as of the Effective Date. The Debtors shall provide notice of any such amendments to the parties to the Executory Contracts and Unexpired Leases affected thereby.
Notwithstanding the foregoing paragraph, after the Effective Date, the Reorganized Debtors shall have the right to terminate, amend, or modify any intercompany contracts, leases, or other agreements without approval of the Bankruptcy Court.
Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (a) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the Executory Contracts and Unexpired Leases assumed pursuant to the Plan, (b) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assign or reject the Executory Contracts and Unexpired Leases through the date of entry of the Confirmation Order, and (c) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the Executory Contracts and Unexpired Leases rejected pursuant to the Plan Supplement.
B. Payments Related to Assumption of Executory Contracts and Unexpired Leases
With respect to any Executory Contract or Unexpired Lease, to be assumed pursuant to the Plan, all Cure Claims will be satisfied by payment of the Cure Claims in Cash on the Effective Date or as soon as reasonably practicable thereafter as set forth in the Plan or on such other terms as the parties to each such Executory Contract or Unexpired Lease may otherwise agree without any further notice to or action, order or approval of the Bankruptcy Court. With respect to each such Executory Contract and Unexpired Lease to be assumed pursuant to the Plan, the Debtors will have designated a proposed amount of the Cure Claim to be included in

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the Plan Supplement, and the assumption of such Executory Contract and Unexpired Lease may be conditioned upon the disposition of all issues with respect to such Cure Claim.
Requests for payment of Cure Claims with respect to any Executory Contract or Unexpired Lease to be assumed pursuant to the Plan in an amount different than specified on the Plan Supplement must be Filed and served on the Debtors no later than ten (10) days after the filing of the relevant Plan Supplement. Holders of Cure Claims with respect to any Executory Contract or Unexpired Lease that do not File and serve such a request by such date will be forever barred, estopped and enjoined from asserting such Cure Claims against the Debtors, the Reorganized Debtors or their respective property, and such Cure Claims will be deemed discharged as of the Effective Date.
With respect to any Executory Contract or Unexpired Lease, in the event of a dispute regarding: (1) the amount of any Allowed Cure Claim; (2) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), if applicable, under the Executory Contract or the Unexpired Lease to be assumed; or (3) any other matter pertaining to assumption, the Cure Claims shall be paid following the entry of a Final Order resolving the dispute and approving the assumption of such Executory Contracts or Unexpired Leases; provided, however, that the Debtors or the Reorganized Debtors may settle any dispute regarding the amount of any Cure Claim without any further notice to or action, order, or approval of the Bankruptcy Court.
C. Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases
Rejection or repudiation of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors under such contracts or leases. In particular, notwithstanding any nonbankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased by the contracting Debtors or Reorganized Debtors, as applicable, from counterparties to rejected or repudiated Executory Contracts or Unexpired Leases.
D. Insurance Policies
Notwithstanding anything contained in the Plan to the contrary, unless specifically rejected by order of the Bankruptcy Court, all of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto, are continued pursuant to the Confirmation Order. Nothing contained in this Article V.D shall constitute or be deemed a waiver of any cause of action that the Debtors may hold against any entity, including, without limitation, the insurer, under any of the Debtors’ policies of insurance.
E. D&O Tail Coverage Policies
On the Effective Date, the Debtors shall assume the D&O Liability Insurance Policies, which provide tail coverage to the Debtors’ officers and directors. In addition, as of the Effective Date, the Debtors shall either assume such other directors and officers liability

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insurance policies (if procured prior thereto), or enter into such other new directors and officers liability policies as the Debtors shall determine, in each case as acceptable to the Consenting Noteholders. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of insurance policies. Notwithstanding anything to the contrary contained herein, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the assumption of the D&O Liability Insurance Policies, and each such indemnity obligation shall be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be Filed.
F. Retiree Benefits
Payments, if any, due to any person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance otherwise) maintained or established in whole or in part by the Debtors prior to the Petition Date shall be continued for the duration of the period the Debtors have obligated themselves to provide such benefits. Nothing in the Plan will be construed as discharging, releasing, or relieving Constar, or its successor, including Reorganized Constar, or any party, in any capacity, from any liability for the minimum funding requirements or statutory premiums under Title IV of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) (29 U.S.C. section 1301 et seq.) or the Internal Revenue Code, 26 U.S.C. §§ 412 and 430 with respect to the CI Pension Plan (the “Pension Plan”) or the Pension Benefit Guaranty Corporation (“PBGC”). The PBGC and Pension Plan will not be enjoined or precluded from seeking to enforce such liability as a result of any provision of the Plan or the Confirmation Order.
G. Intercompany Contracts, Contracts, and Leases Entered Into After the Petition Date
Intercompany contracts, contracts, and leases entered into after the Petition Date by any Debtor, and any Executory Contracts and Unexpired Leases assumed by any Debtor, may be performed by the applicable Reorganized Debtor in the ordinary course of business.
H. Modifications, Amendments, Supplements, Restatements, or Other Agreements
Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.
Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11

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Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.
I. Reservation of Rights
Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.
J. Nonoccurrence of Effective Date
In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.
ARTICLE VI
PROVISIONS GOVERNING DISTRIBUTIONS
A. Timing of Distribution; Disputed Claims and Equity Interests
Except as otherwise provided herein or by order of the Bankruptcy Court, distributions to be made on the Effective Date on account of Claims that are Allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date or as promptly thereafter as practicable. For purposes of calculating a Pro Rata share, the amount of the total Allowed Claims in each Class shall be calculated as if all unresolved Disputed Claims, as applicable, in each Class were Allowed in the full amount thereof.
B. Distributions of Shareholder Notes, New Overage Securities and New Common Stock
1.	Distributions from Reorganized Constar of the Shareholder Notes, New Overage Securities, and New Common Stock
All distributions provided for in the Plan of Shareholder Notes, New Overage Securities, and New Common Stock to Holders of Allowed Secured Floating Rate Note Claims or Allowed Floating Rate Note Deficiency Claims, as applicable, shall be made by the Debtors to the Exchange Agent for delivery by the Exchange Agent to (i) the Floating Rate Note Indenture Trustee or (ii) with the prior written consent of the Floating Rate Note Indenture Trustee through the facilities of DTC for the benefit of the Holders of such Claims. Notwithstanding the provisions of Article IV.J above regarding the cancellation of the Floating Rate Note Indenture, the distribution provisions of the Floating Rate Note Indenture shall continue in effect solely to the extent necessary to authorize the distribution of the Shareholder Notes, New Overage Securities, and New Common Stock to Holders of Allowed Secured Floating Rate Note Claims

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and Allowed Floating Rate Note Deficiency Claims, as applicable, pursuant to the Plan on account of Secured Floating Rate Note Claims and Floating Rate Note Deficiency Claims, as applicable. The Reorganized Debtors shall have no liability for any act or omission of the Exchange Agent, the Floating Rate Note Indenture Trustee or DTC.
2.	Distributions from Exchange Agent to Holders of Allowed Floating Rate Note Claims
As soon as practicable after the Effective Date, Reorganized Constar shall cause the Exchange Agent to send a letter of transmittal to each Holder of an Allowed Floating Rate Note Claim advising such Holder of the effectiveness of the Plan and the instructions for delivering to the Floating Rate Note Indenture Trustee any Floating Rate Notes in exchange for the Shareholder Notes, New Overage Securities and New Common Stock, as applicable, issuable or distributable pursuant to the Plan. Such letter of transmittal shall specify that delivery of any Floating Rate Notes shall be affected, and that risk of loss and title thereto shall pass, only upon delivery of such Floating Rate Notes to the Floating Rate Note Indenture Trustee in accordance with the terms and conditions of such letter of transmittal. Such letter of transmittal shall be in such form and have such other provisions as Debtors or Floating Rate Note Indenture Trustee may reasonably require. Except to the extent the Floating Rate Notes are evidenced by electronic book entry in the facilities of DTC or as otherwise agreed to in writing by the Floating Rate Note Indenture Trustee, it shall be a condition to receipt of any distribution of Shareholder Notes, New Overage Securities or New Common Stock that the Holder of Floating Rate Notes surrender or be deemed to have surrendered, in accordance with Article VI.B.4, the Floating Rate Notes.
3.	Distributions from Reorganized Constar of the New Common Stock to Holders of General Unsecured Claims (other than Holders of Floating Rate Note Deficiency Claims)
All distributions provided for in the Plan of New Common Stock to Holders of General Unsecured Claims (other than Holders of Floating Rate Note Deficiency Claims) shall be made by the Disbursing Agent or the Reorganized Debtor to the Exchange Agent for delivery by the Exchange Agent to the individual Holders of such General Unsecured Claims entitled to such distributions under this Plan. Distributions of New Common Stock to Holders of Floating Rate Note Deficiency Claims shall be made in accordance with Articles VI.B.1 and VI.B.2 above.
4.	Lost or Stolen Floating Rate Notes
In addition to any requirements under the Indenture, or any related agreement, in the event any Floating Rate Notes that are not evidenced by electronic book entry in the facilities of DTC shall have been lost, stolen or destroyed, then upon the delivery to the Exchange Agent of an affidavit attesting to the fact by the Holder of the Floating Rate Note Claim relating to such Floating Rate Note, and the posting by such Holder of a Floating Rate Note or the giving by such Holder of an indemnity as may be reasonably required by the Reorganized Debtors as indemnity against any claim that may be made against either of them with respect to such Floating Rate Note, the Exchange Agent shall distribute the Shareholder Notes, New Overage Securities, and/or New Common Stock, as applicable, and any interest payments or dividends and other

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distributions with respect thereto, issuable or payable in exchange for such lost, stolen or destroyed Floating Rate Note, pursuant to the provisions of this Plan. Upon compliance with this Article VI.B.4 by a Holder of an Allowed Claim evidenced by a Floating Rate Note, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such Floating Rate Note.
5.	Failure to Surrender Canceled Floating Rate Notes
Any Holder of a Floating Rate Note Claim that fails to surrender or is deemed to have failed to surrender any Floating Rate Notes required to be delivered hereunder, or fails to comply with the provisions of Article VI.B.4 hereof, shall (i) within 180 days after the Effective Date, be entitled to look only to the Reorganized Debtors for its distributions under the Plan, or (ii) within one (1) year after the Effective Date, have its Claim for a distribution pursuant to the Plan on account of such Floating Rate Note discharged and be forever barred from asserting any such Claim against the Reorganized Debtors or their property. In the event a Claim for a distribution pursuant to the Plan on account of such Floating Rate Note is discharged, such distribution shall be distributed on a Pro Rata basis to all other Holders of Floating Rate Note Claims. Any Holder of a Floating Rate Note Claim for which no physical certificate was issued to the Holder but which instead is held in electronic book entry pursuant to a global security held by DTC shall be deemed to have surrendered its Floating Rate Note upon the surrender of such global security by DTC.
6.	Distribution Record Date
As of the close of business on the Distribution Record Date, the transfer registers for each of the Floating Rate Notes as maintained by DTC, the Debtors or their respective agents or participants, shall be deemed closed, and there shall be no further changes in the record Holders of any of the Floating Rate Notes. The Reorganized Debtors, the Exchange Agent, and the Floating Rate Note Indenture Trustee and their respective agents shall have no obligation to recognize the transfer of any Floating Rate Notes occurring after the Distribution Record Date, and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.
7.	Floating Rate Notes Issued in Different Name
If any Shareholder Note is to be issued or distributed in a name other than that in which the Floating Rate Notes surrendered in exchange therefor is registered, it shall be a condition of such exchange that (i) the Floating Rate Note so surrendered shall be transferable, and shall be properly assigned and endorsed, (ii) such transfer shall otherwise be proper and (iii) the Holder requesting such transfer shall pay all transfer or other taxes payable by reason of the foregoing and establish to the satisfaction of the Exchange Agent that such taxes have been paid.
8.	Fractional Shares
No fractional shares of New Common Stock or New Overage Securities, or Cash in lieu thereof, shall be distributed under the Plan. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock or New Overage Securities that is not a whole number, the actual distribution of shares of New Common Stock or New Overage Securities, as applicable, shall be

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rounded as follows: (i) fractions of 1/2 or greater shall be rounded to the next higher whole number; and (ii) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New Common Stock and New Overage Securities, as applicable, to be distributed to Holders of Allowed Claims shall be adjusted as necessary to account for the rounding provided in this Article.
9.	Fractional Notes
No fractional Shareholder Notes, or Cash in lieu thereof, shall be distributed under the Plan. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of Shareholder Notes that is not in a denomination of $1,000, the actual distribution of Shareholder Notes shall be rounded as follows: (i) fractions of 1/2 or greater shall be rounded to the next higher $1,000 denomination; and (ii) fractions of less than 1/2 shall be rounded to the next lower $1,000 denomination. The total amount of Shareholder Notes to be distributed to Holders of Allowed Claims shall be adjusted as necessary to account for the rounding provided in this Article.
10.	Manner of Distributions
Subject to Article VI.B.3 above, in the sole discretion of the Debtors with respect to distributions to Holders of General Unsecured Claims other than the Holders of Floating Rate Note Deficiency Claims or in the sole discretion of the Floating Rate Note Indenture Trustee with respect to Holders of Secured Floating Rate Note Claims and Floating Rate Note Deficiency Claims, any distribution of the New Common Stock, New Overage Securities or the Shareholder Notes, as applicable, under this Plan may be made by means of the book entry transfer facilities of DTC as an alternative to delivery of physical certificates or instruments representing New Common Stock, New Overage Securities or Shareholder Notes, as applicable. Any distribution made pursuant to the immediately preceding sentence shall be made to the account of the Holder of the Allowed Claim entitled to receive such distributions hereunder or to the account of an agent authorized to receive securities on behalf of such Holder.
C. Reserves and Distribution Thereof
On the Effective Date, if any New Common Stock is distributable to Holders of General Unsecured Claims under the Plan, the Debtor shall reserve from distribution a number of shares of New Common Stock equal to the number of shares of New Common Stock that would be distributed to Holders of Disputed General Unsecured Claims if such Claims were Allowed Claims (collectively, the “Reserved Shares”). The Reserved Shares will be distributed to the Holders of Disputed Claims to the extent such Claims become Allowed Claims in accordance with the provisions of Article VI.D and to the extent such Disputed Claims are Allowed for in an amount less than the amount for which New Common Stock was reserved, to the other Holders of Allowed General Unsecured Claims, as applicable, at the times provided for in Article VI.D.

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D. Undeliverable and Unclaimed Distributions
1.	Delivery of Distributions
All property under the Plan to be distributed by mail shall be sent to the latest mailing address filed with the Bankruptcy Court for the party entitled thereto, or, if no such mailing address has been so filed, the mailing address reflected in the Debtor’s books and records or the mailing address of the corresponding nominee or participant of the DTC for such party.
2.	Undeliverable Distributions
If any distribution to the Holder of an Allowed Claim is returned as undeliverable, no further distributions shall be made to such Holder unless and until the Reorganized Debtors are notified in writing of such Holder’s then-current address. Undeliverable distributions made by the Reorganized Debtors or the Exchange Agent shall be returned to the Reorganized Debtors and shall remain in the possession of the Reorganized Debtors pursuant to this Article until such time as a distribution becomes deliverable. The Reorganized Debtors shall have no obligation to attempt to locate any Holder with regard to whom a distribution has been returned as undeliverable, forwarding time expired or similar indication. Undeliverable distributions shall not be entitled to any interest, dividends or other accruals of any kind.
3.	Distributions After the Effective Date
Subject to Articles VI.A and VI.B hereof, within twenty (20) days after the end of each six month anniversary following the Effective Date, the Reorganized Debtors shall make all distributions, as provided herein or in the Confirmation Order, that become deliverable during the preceding six months, including payments to (a) Holders of Allowed Claims who become entitled to additional distributions as a result of the disallowance or reduction of a Disputed Claim, and (b) Holders of Disputed Claims that become Allowed Claims, provided however, if less than 10,000 shares of New Common Stock are available for distribution, the Reorganized Debtor shall not be required to make a subsequent distribution unless such distribution will be the final distribution.
E. Failure to Claim Undeliverable Distributions
Any Holder of an Allowed Claim that does not assert a Claim pursuant to the Plan for an undeliverable distribution within one year after the Effective Date for distributions made on or about the Effective Date and with respect to distributions to be made after the Effective Date, one year after the date of such a subsequent distribution, shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against the Reorganized Debtor or its property. In such cases: (i) any Cash held for distribution on account of such Claims shall be property of the Reorganized Debtor, free of any restrictions thereon; and (ii) any Shareholder Notes, New Overage Securities and New Common Stock held for distribution on account of such Claims shall be canceled and of no further force or effect. Nothing contained in the Plan or Confirmation Order shall require the Reorganized Debtors, the Exchange Agent, the Floating Rate Note Indenture Trustees or the Disbursing Agent to attempt to locate any Holder of an Allowed Claim or Allowed Equity interest.

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F. Compliance with Tax Requirements/Allocations
In connection with the Plan, to the extent applicable, each Reorganized Debtor shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including reserving sufficient cash or taking necessary draws under the DIP Facility to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and encumbrances. For tax purposes, distributions in full or partial satisfaction of Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.
G. Compensation and Reimbursement to Exchange Agent
The Exchange Agent providing services related to distributions pursuant to the Plan shall receive from the Reorganized Debtors, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments shall be made on terms agreed to with the Reorganized Debtor.
H. Setoffs
Except with respect to Secured Credit Facility Claims and Floating Rate Note Claims, the Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of such Allowed Claim; provided that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claims, rights and Causes of Action that the Debtors or the Reorganized Debtors may possess against such Holder.
I. Claims Paid or Payable by Third Parties
1.	Claims Paid by Third Parties
The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or Reorganized Debtor on account of such Claim, such Holder shall, within two weeks of receipt thereof, repay or return the distribution to the Reorganized Debtors, to the extent the

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Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. If the Debtors become aware of the payment by a third party, the Debtors or Reorganized Debtors, as applicable, will send a notice of wrongful payment to such party requesting return of any excess payments and advising the recipient of the provisions of the Plan requiring turnover of excess estate funds. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the Reorganized Debtors annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the two-week grace period specified above until the amount is repaid.
2.	Claims Payable by Third Parties
No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.
3.	Applicability of Insurance Policies
Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any person or entity may hold against any other entity, including insurers, under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.
J. Allocation of Distributions Between Principal and Interest
To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the principal amount (as determined for federal income tax purposes) of the Claim first, and then to accrued but unpaid interest.
ARTICLE VII
PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED, AND DISPUTED CLAIMS
A. Prosecution of Objections to Claims
The Debtors or the Reorganized Debtors, as applicable, shall have the exclusive authority to File, settle, compromise, withdraw, or litigate to judgment any objections to Claims as permitted under the Plan. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. The Debtors also

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reserve the right to resolve any Disputed Claim outside the Bankruptcy Court under applicable governing law.
B. Procedures Regarding Disputed Claims
Except as otherwise provided in the Plan or by other order of the Bankruptcy Court, Holders of Claims shall be required to File proofs of claim by the Bar Date. After the Bar Date, the Debtors and the Reorganized Debtors, as applicable, will review all the Claims, and reserve the right to object to any Claim that is entitled, or deemed to be entitled, to a distribution under the Plan or is rendered Unimpaired under the Plan. All such objections will be litigated to Final Order; provided, however, that the Debtors may compromise, settle, withdraw, or resolve by any other method approved by the Bankruptcy Court any objections to Claims.
Any Debtor or Reorganized Debtor, as applicable, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether such Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal related to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any mechanism approved by the Bankruptcy Court.
C. Allowance of Claims
Except as expressly provided herein or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall be deemed Allowed unless and until such Claim is deemed Allowed under the Bankruptcy Code, under the Plan, or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim under section 502 of the Bankruptcy Code. Except as expressly provided in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), the Reorganized Debtors after Confirmation will have and retain any and all rights and defenses the Debtors had with respect to any Claim as of the Petition Date. All Claims of any Entity that owes money to the Debtors shall be disallowed unless and until such Entity pays, in full, the amount it owes the Debtors.
D. No Distributions Pending Allowance
Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

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E. Distributions After Allowance
To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan.
F. Controversy Concerning Impairment
If a controversy arises as to whether any Claim, or a Class of Claims, are Impaired Classes under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy before the Effective Date.
ARTICLE VIII
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS
A. Discharge
Upon the Effective Date, in consideration of the distributions to be made under the Plan and except as otherwise expressly provided in the Plan (including, (a) that any of the Debtors’ obligations under the DIP Facility that are not paid in Cash in full on or prior to the Effective Date as required under the Plan are not discharged and (b) that any of the Debtors’ obligations under the Executory Contracts and Unexpired Leases that are assumed pursuant to Article V of the Plan (other than Cure Claims determined and paid pursuant to Article V) are not discharged), each Holder (as well as any trustees and agents on behalf of each Holder) of a Claim or Equity Interest, and any Affiliate of such Holder shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Equity Interest in the Debtors.
B. Subordinated Claims
The allowance, classification, and treatment of all Allowed Claims and Equity Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, and including, but not limited to, the Section 510(b) Claims, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Equity Interest in accordance with any contractual, legal, or equitable subordination relating thereto.
C. Compromise and Settlement of Claims and Controversies
Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the

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provisions of the Plan shall constitute a good faith compromise of all Claims, Equity Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim may have with respect to any Allowed Claim or Equity Interest, or any distribution to be made on account of such an Allowed Claim or Equity Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Equity Interests, controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Equity Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against them and Causes of Action against other Entities.
D. Binding Effect
Subject to Article X.B and notwithstanding Bankruptcy Rules 3020(e), 6004(g), or 7062 or otherwise, on and after the Confirmation Date but subject to the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and bind the Debtors, the Reorganized Debtors, and any and all Holders of a Claim against, or Equity Interest in, the Debtors and such Holder’s respective successors and assigns, whether or not the Claim or Equity Interests of such Holder is impaired under the Plan, whether or not such Holder has accepted the Plan and whether or not such Holder is entitled to a distribution under the Plan, and all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.
E. Releases by the Debtors
PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, ON THE EFFECTIVE DATE AND EFFECTIVE AS OF THE EFFECTIVE DATE, FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE DEBTOR RELEASEES AND THE THIRD PARTY RELEASEES, INCLUDING: (1) THE DISCHARGE OF DEBT AND ALL OTHER GOOD AND VALUABLE CONSIDERATION PAID PURSUANT HERETO; AND (2) THE SERVICES OF THE DEBTORS’ PRESENT AND FORMER OFFICERS, DIRECTORS AND ADVISORS IN FACILITATING THE EXPEDITIOUS IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED HEREBY, EACH OF THE DEBTORS DISCHARGE AND RELEASE AND SHALL BE DEEMED TO HAVE PROVIDED A FULL DISCHARGE AND RELEASE TO EACH DEBTOR RELEASEE AND TO EACH THIRD PARTY RELEASEE (AND EACH SUCH DEBTOR RELEASEE AND THIRD PARTY RELEASEE SO RELEASED SHALL BE DEEMED FULLY RELEASED AND DISCHARGED BY THE DEBTORS) AND THEIR RESPECTIVE PROPERTY FROM ANY AND ALL CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR NON CONTINGENT, EXISTING AS OF THE EFFECTIVE DATE IN LAW, AT EQUITY, WHETHER FOR TORT, FRAUD, CONTRACT,

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VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, INCLUDING THOSE THAT ANY OF THE DEBTORS OR THE TRUSTS WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR AN EQUITY INTEREST OR OTHER ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT ON BEHALF OF ANY OF THE DEBTORS OR ANY OF THEIR ESTATES, INCLUDING CAUSES OF ACTION ARISING UNDER CHAPTER 5 OF THE BANKRUPTCY CODE; PROVIDED, HOWEVER, THAT THE FOREGOING “DEBTOR RELEASE” SHALL NOT OPERATE TO WAIVE OR RELEASE ANY CAUSES OF ACTION OF ANY DEBTOR: (1) AGAINST A DEBTOR RELEASEE OR A THIRD PARTY RELEASEE (OTHER THAN THE DIP AGENT, THE DIP FACILITY PROVIDERS, THE HOLDERS OF FLOATING RATE NOTE CLAIMS, THE FLOATING RATE NOTE INDENTURE TRUSTEE, THE SECURED CREDIT FACILITY AGENT, AND THE SECURED CREDIT FACILITY LENDERS, IN THEIR RESPECTIVE CAPACITIES AS SUCH) ARISING FROM ANY CONTRACTUAL OBLIGATIONS OWED TO THE DEBTORS; OR (2) EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS.
ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE FOREGOING “DEBTOR RELEASE,” WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASE IS: (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE DEBTOR RELEASEES AND THE THIRD PARTY RELEASEES; (2) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASE; (3) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS; (4) FAIR, EQUITABLE AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (6) A BAR TO ANY OF THE DEBTORS OR THE TRUSTS ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE DEBTOR RELEASE.
F. Exculpation
Except as otherwise specifically provided in the Plan or Plan Supplement, as of the Effective Date, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Claim, obligation, Cause of Action, or liability for any Exculpated Claim, except for gross negligence or willful misconduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Debtors and the Reorganized Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys) have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the Securities pursuant to the Plan, and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions

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made pursuant to the Plan. Nothing in this paragraph shall impair the police or regulatory powers of the United States of America or any Governmental Unit thereof. Nothing in this paragraph shall apply in any action brought by the Securities and Exchange Commission in exercise of its police and regulatory powers.
G. Releases by Holders of Claims
NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, ON THE EFFECTIVE DATE AND EFFECTIVE AS OF THE EFFECTIVE DATE, THE RELEASING PARTIES (REGARDLESS OF WHETHER A RELEASING PARTY IS A THIRD PARTY RELEASEE) SHALL PROVIDE A FULL DISCHARGE AND RELEASE (AND EACH ENTITY SO RELEASED SHALL BE DEEMED RELEASED BY THE RELEASING PARTIES) TO THE THIRD PARTY RELEASEES AND THE DEBTOR RELEASEES AND THEIR RESPECTIVE PROPERTY FROM ANY AND ALL CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR NON-CONTINGENT, EXISTING AS OF THE EFFECTIVE DATE IN LAW, AT EQUITY, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, INCLUDING THOSE IN ANY WAY RELATED TO THE CHAPTER 11 CASES OR THE PLAN; PROVIDED, HOWEVER, THAT THE FOREGOING “THIRD PARTY RELEASE” SHALL NOT OPERATE TO WAIVE OR RELEASE ANY CAUSES OF ACTION OF ANY RELEASING PARTY: (1) AGAINST A DEBTOR RELEASEE OR A THIRD PARTY RELEASEE ARISING FROM ANY CONTRACTUAL OBLIGATIONS OWED TO THE RELEASING PARTY; OR (2) EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS.
ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE FOREGOING “THIRD PARTY RELEASE,” WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND, FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE THIRD PARTY RELEASE IS: (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE DEBTOR RELEASEES AND THE THIRD PARTY RELEASEES; (2) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD PARTY RELEASE; (3) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS; (4) FAIR, EQUITABLE AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (6) A BAR TO ANY OF THE RELEASING PARTIES ASSERTING ANY CLAIM RELEASED PURSUANT TO THE THIRD PARTY RELEASE.
H. Injunction
Except as otherwise expressly provided in the Plan or for obligations issued pursuant to the Plan, all Entities who have held, hold, or may hold Claims or Equity Interests that have been released pursuant to Article VIII.E or Article VIII.G, discharged pursuant to Article VIII.A, or

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are subject to exculpation pursuant to Article VIII.F are permanently enjoined, from and after the Effective Date, from taking any of the following actions against the Debtors or the Reorganized Debtors: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Equity Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree or order against such Entities on account of or in connection with or with respect to any such Claims or Equity Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or estates of such Entities on account of or in connection with or with respect to any such Claims or Equity Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Equity Interests unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Confirmation Date, and notwithstanding an indication in a proof of claim or interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Equity Interests released or settled pursuant to the Plan. Nothing in the Plan or Confirmation Order shall preclude any Entity from pursuing an action against one or more of the Debtors in a nominal capacity to recover insurance proceeds so long as the Debtors or Reorganized Debtors, as applicable, and any such Entity agree in writing that such Entity will: (1) waive all Claims against the Debtors, the Reorganized Debtors, and the Estates related to such action and (2) enforce any judgment on account of such Claim solely against applicable insurance proceeds, if any.
I. Terms of Injunction or Stay
Unless otherwise provided in the Confirmation Order, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, that are in existence on the Confirmation Date shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.
ARTICLE IX
ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS
A. Retention of Professionals After the Effective Date
After the Effective Date, no Professional employed pursuant to sections 327, 331, 363 and 1103 of the Bankruptcy Code shall be entitled to any compensation for services rendered after the Effective Date without the express authority of the Reorganized Debtors. Upon the Effective Date, and unless otherwise agreed to by the Reorganized Debtors, the retention of all such Professionals shall be terminated automatically without further order of the Bankruptcy Court, except for the limited purpose of filing any remaining applications for reimbursement of reasonable fees and expenses.

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B. Professional Compensation and Reimbursement Claims
Except as otherwise provided herein, all final requests for payment of Claims of a Professional for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall be Filed no later than thirty (30) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court, and paid in Cash in full under the Plan within thirty (30) days after the date on which the order approving such Professional Claims becomes a Final Order.
C. Payment of Interim Amounts
Except as otherwise provided in the Plan and subject to Article IX.A, Professionals shall be paid pursuant to the Interim Compensation Order.
D. Professional Fee Escrow Account
In accordance with Article IX.D, on the Effective Date, the Reorganized Debtors shall fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Professionals. The Professional Fee Escrow Account shall be maintained in trust for the Professionals with respect to whom fees or expenses have been held back pursuant to the Interim Compensation Order. Such funds shall not be considered property of the Reorganized Debtors. The remaining amount of Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account when such Claims are Allowed by a Bankruptcy Court order and in accordance with the treatment afforded to Class 1 Claims under the Plan. When all Claims of Professionals have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall be paid to the Reorganized Debtors.
E. Professional Fee Reserve Amount
To receive payment for unbilled fees and expenses incurred through the Effective Date, on or before the Effective Date, the Professionals shall estimate their Accrued Professional Compensation prior to and as of the Effective Date and shall deliver such estimate to the Debtors. If a Professional does not provide an estimate, the Reorganized Debtors may estimate the unbilled fees and expenses of such Professional; provided, however, that such estimate shall not be considered an admission with respect to the fees and expenses of such Professional. The total amount so estimated as of the Effective Date shall comprise the Professional Fee Reserve Amount.
F. Post-Effective Date Fees and Expenses
Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable legal, professional, or other fees and expenses related to implementation and Consummation of the

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Plan incurred by the Reorganized Debtors. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.
ARTICLE X
CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN
A. Conditions Precedent to Confirmation
It shall be a condition to Confirmation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article X.C hereof:
1.	The Bankruptcy Court or any other court of competent jurisdiction shall not have dismissed or abstained from hearing any of the Chapter 11 Cases.
2.	The Bankruptcy Court shall have entered the Confirmation Order, in form and substance acceptable to the Consenting Noteholders.
3.
The Plan Supplement, all of the schedules, documents, and exhibits contained therein, and any and all plan-related documents, agreements or instruments shall have been Filed, without prejudice to the Reorganized Debtors’ rights under the Plan to alter, amend, or modify certain of the schedules, documents, and exhibits contained in the Plan Supplement, any of which alterations, amendments, or modifications shall be in form and substance acceptable to the Consenting Noteholders.

B. Conditions Precedent to Consummation
It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article X.C hereof:
1.
The Confirmation Order (a) shall have become a Final Order in form and substance acceptable to the Consenting Noteholders and (b) shall include a finding by the Bankruptcy Court that the New Common Stock will be authorized and exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code, and there shall have been no entry of any other court order prohibiting any transactions contemplated by the Plan from occurring.

2.
Each of the Exit Facility Credit Agreement, the Roll-Over Facility Agreement (if any), the Shareholder Notes Indenture Documents, the Purchase Documents (if any), the Shareholder Agreement, and the Overage Securities Agreement shall be in form and substance acceptable to the Consenting Noteholders and shall have been executed and delivered by all of the respective parties thereto, and all

49

respective conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof.
3.	Funding pursuant to the Exit Facility shall have occurred or shall occur simultaneously with Consummation.
4.	Payment of the DIP Facility Effective Date Repayment Amount shall have occurred or shall occur simultaneously with Consummation.
5.	The Plan, including any amendments, modifications, or supplements thereto shall be in form and substance acceptable to the Consenting Noteholders.
6.	The Plan Supplement, including any amendments, modifications, or supplements to the documents contained therein, shall be in form and substance acceptable to the Consenting Noteholders.
7.
The Bankruptcy Court shall have entered an order or orders authorizing the rejection by the Debtors of Unexpired Leases and Executory Contracts, including those Unexpired Leases and Executory Contracts set forth in the Plan Supplement.

8.	All conditions precedent in the Restructuring Support Agreement shall have been satisfied or waived in accordance with the terms thereof.
9.	The Effective Date shall have occurred on or before the date that is twenty (20) days after the Confirmation Date.
10.
All actions, documents, certificates, and agreements necessary to implement this Plan shall be in form and substance acceptable to the Consenting Noteholders and shall have been effected or executed and delivered to the required parties and, to the extent required, Filed with the Bankruptcy Court and/or filed with applicable Governmental Units in accordance with applicable laws.

C. Waiver of Conditions
The conditions to Confirmation of the Plan and to Consummation of the Plan set forth in this Article X may be waived only by consent of the Debtors and the prior written consent of the Consenting Noteholders, without notice, leave or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate the Plan.
D. Effective Date
The Effective Date shall be no earlier than the first Business Day upon which all of the conditions specified in Article X.B hereof have been satisfied or waived. Notwithstanding the foregoing and any other provision of the Plan to the contrary, (1) the Debtors, with the prior written consent of the DIP Agent and the Consenting Noteholders, may defer the occurrence of the Effective Date beyond the date specified in the preceding sentence in their discretion and (2) any distribution of New Common Stock, Shareholder Notes, New Overage Securities or other

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consideration required to be made on the Effective Date shall be made on such date, or on such later date as soon as reasonably practicable thereafter.
E. Effect of Non-Occurrence of Conditions to Consummation
Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other action. In the event that one or more conditions specified in Article X.B have not occurred or otherwise been waived pursuant to Article X.C of the Plan, (a) the Confirmation Order shall be vacated, (b) the Debtors and all Holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (c) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceeding involving the Debtors, and nothing contained herein shall constitute an admission of the Debtors with respect to the Allowance of any Claims.

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ARTICLE XI
MODIFICATION, REVOCATION, OR WITHDRAWAL OF
THE PLAN
A. Modification and Amendments
Except as otherwise specifically provided in the Plan, the Debtors reserve the right to modify the Plan as to material terms and seek Confirmation consistent with the Bankruptcy Code, provided, however, that any such modifications shall be in form and substance acceptable to the Consenting Noteholders. Each of the Debtors expressly reserves its respective rights to revoke or withdraw, or, to alter, amend, or modify materially the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan, subject to (i) certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan and (ii) any such alteration, amendment or modification being acceptable to the Consenting Noteholders. A Holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such Holder. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with this Article XI. For the avoidance of doubt, the foregoing shall not effect a waiver of any rights that any party may have with respect to modification of the Plan under section 1127 of the Bankruptcy Code.
Upon its Filing, the Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours, at the Bankruptcy Court’s website at [www.deb.uscourts.gov/], and at the website of the Debtors’ notice, claims, and balloting agent at [www.kccllc.net/constar]. The documents contained in the Plan Supplement are an integral part of the Plan and shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.
B. Effect of Confirmation on Modifications
Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.
C. Revocation or Withdrawal of the Plan
The Debtors reserve the right to revoke or withdraw the Plan prior to the Effective Date and to file subsequent plans of reorganization, in each case, with the consent of the Consenting Noteholders. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any

52

Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Equity Interests by or against the Debtors or any other party in interest; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.
ARTICLE XII
RETENTION OF JURISDICTION
Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:
1.
Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Equity Interests;

2.
Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.
Resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

4.	Ensure that distributions to Holders of Allowed Claims and Equity Interests are accomplished pursuant to the provisions of the Plan;

5.
Adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

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6.	Adjudicate, decide, or resolve any and all matters related to retained Causes of Action;

7.	Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

8.
Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

9.	Enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

10.
Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

11.	Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

12.
Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in Article VIII and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

13.
Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Equity Interest for amounts not timely repaid pursuant to Article VI.I.1;

14.	Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

15.
Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement (other than the Exit Facility Credit Agreement and any documents related thereto);

16.	Enter an order or Final Decree concluding or closing the Chapter 11 Cases;

17.	Adjudicate any and all disputes arising from or relating to distributions under the Plan;

54

18.	Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

19.	Determine requests for the payment of Claims and Equity Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

20.
Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

21.	Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

22.
Hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

23.	Enforce all orders previously entered by the Bankruptcy Court; and

24.	Hear any other matter not inconsistent with the Bankruptcy Code.
ARTICLE XIII
MISCELLANEOUS PROVISIONS
A. Additional Documents
On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents, in form and substance reasonably acceptable to the DIP Agent and acceptable to the Consenting Noteholders, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or Reorganized Debtors, as applicable, and all Holders of Claims or Equity Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.
B. Payment of Statutory Fees
All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

55

C. Dissolution of Committees
On the Effective Date, the Committee shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases.
D. Substantial Consummation
On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.
E. Reservation of Rights
Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Equity Interests prior to the Effective Date.
F. Successors and Assigns
The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.
G. Service of Documents
After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served by first class mail and email notice on:

Constar International Inc.	Wilmer Cutler Pickering Hale and Dorr LLP
One Crown Way	399 Park Avenue
Philadelphia, PA 19154	New York, NY 10022
Attn: Kenneth Giannantonio	Attn: Andrew Goldman, Esq.
KGiannantonio@constar.net	Andrew.Goldman@Wilmerhale.com
After the Effective Date, the Debtors have authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

56

H. Entire Agreement
Except as otherwise indicated, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.
I. Exhibits
All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the website of the Debtors’ notice, claims, and balloting agent at [www.kccllc.net/constar] or the Bankruptcy Court’s website at [www.deb.uscourts.gov/]. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.
J. Nonseverability of Plan Provisions
If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (3) nonseverable and mutually dependent.
K. Votes Solicited in Good Faith
Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan, and, therefore, will have no liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan.

57

L. Closing of Chapter 11 Cases
The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.
M. Waiver or Estoppel
Each Holder of a Claim or an Equity Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Equity Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, the DIP Agent or its counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.
N. Conflicts
Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement, the Plan Supplement or any other order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control.

Wilmington, Delaware

Dated: ________, 2011	CONSTAR INTERNATIONAL INC. BFF INC. DT, INC. CONSTAR, INC. CONSTAR FOREIGN HOLDINGS, INC. CONSTAR INTERNATIONAL UK LIMITED Debtors and Debtors In Possession

By:

Name: J. Mark Borseth
Title: Executive Vice President and Chief Financial Officer

58

EXHIBIT B
OVERAGE SECURITIES TERM SHEET

FOR DISCUSSION PURPOSES ONLY
STRICTLY CONFIDENTIAL
SUBJECT TO FRE 408
Exhibit B

Constar International, Inc.
Equity Term Sheet1

Issuer:	Constar International Inc., as reorganized pursuant to the Plan of Reorganization, or such other entity as is selected by the Ad Hoc Committee.

Preferred Investors:	Holders of Secured Floating Rate Note Claims (“FRN Holders”) will receive 100% of the Preferred Stock (as defined below).

Other Common Investors:	Holders of General Unsecured Claims (including Floating Rate Note Deficiency Claims) will receive 100% of the Common Stock (as defined below).

Securities Acquired:
Newly-issued shares of the Issuer’s Series A Preferred Stock, par value $[_____] per share (the “Preferred Stock”), and newly-issued shares of the Issuer’s Common Stock, par value $0.01 per share (the “Common Stock”).

Documentation:
The provisions of this term sheet will be implemented in a certificate of incorporation, by-laws, stockholders’ agreement, registration rights agreement, and such other necessary agreements, in each case in form and substance satisfactory to the Ad Hoc Committee.

Initial Share Value:	$[_____] per share of Preferred Stock (the “Initial Share Value”).

Dividends:
The Preferred Stock will accrue quarterly dividends at a rate of 9% per annum on the Initial Share Value. Dividends may be paid (at the option of the Issuer) in cash. Accrued and unpaid dividends would be payable in cash upon redemption or conversion of such shares of Preferred Stock. The Preferred Stock will participate in any dividends or distributions paid by the Issuer with respect to its Common Stock on an as-if-converted basis.

[1]
Capitalized terms used but not defined herein shall have the meanings set forth in the Restructuring and Lock Up Agreement to which this term sheet is attached or the plan of reorganization attached as Exhibit A to the Restructuring and Lock-Up Agreement.

Liquidation Preference:
Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Issuer, each holder of Preferred Stock will receive and be paid, prior to any distributions to any other capital stock of the Issuer, a liquidation preference per share in cash equal to the greater of (i) the Initial Share Value plus all accrued but unpaid dividends, and (ii) the amount that such holder would be entitled to receive in such liquidation in respect of the Common Stock into which a share of Preferred Stock is then convertible.

Any sale by the Issuer of more than 50% of the Issuer’s Common Stock, merger, recapitalization, reorganization, sale of substantially all of the assets of the Issuer and its subsidiaries, IPO, or other transaction or series of related transactions which results in a change in control of the Issuer (in each case, as the result of an action undertaken by the Issuer) will be deemed to be a liquidation of the Issuer.

Optional Conversion:
Each holder of shares of Preferred Stock will have the option, at any time and from time to time, to convert all or any portion of such shares of Preferred Stock into a number of shares of Common Stock equal to [_____]% of the fully diluted Common Stock (the “Conversion Percentage”).

Anti-Dilution:
In the event of any stock split, stock dividend, stock combination, reorganization, recapitalization, merger, consolidation, or other similar transaction, there will be a proportionate adjustment to the Conversion Price then in effect and the securities into which the Preferred Stock is convertible, to the extent necessary to prevent dilution of the Preferred Stock’s conversion rights.

Optional Redemption:
The holders of 66.67% of the Preferred Stock (the “Super Majority Preferred Holders”) would have the right to put all or any portion of the Preferred Stock to the Issuer at any time and from time to time on or after March 31, 2018 for a cash purchase price equal to the Initial Share Value plus all accrued but unpaid dividends thereon.

Board of Directors:[2]	The Issuer’s Board of Directors (the “Board”) will initially

[2]	The Ad Hoc Committee continues to evaluate Board composition and selection, including the possibility of one or more of the existing Board members being invited to remain as Board members.

2

consist of seven members. The composition of the Board will be as set forth in the stockholders agreement to be entered into among the Issuer’s stockholders and the by-laws of the Issuer; provided that the Board shall, at a minimum, be comprised of (i) two individuals designated by BDCM, (ii) the Chief Executive Officer and (iii) one individual who shall be an independent director designated by unanimous consent of the Board (excluding for this purpose the Chief Executive Officer).

The board of directors (or other equivalent governing body) of each subsidiary of the Issuer will have the same composition as the Board, except to the extent required otherwise by applicable law.

These provisions will terminate upon consummation of an IPO.

[Note: Need to discuss with current Board Chairman]

Voting:	The Preferred Stock and the Common Stock will vote together on all matters as a single class on an as-if-converted basis.

Negative Covenants:	The Issuer will not, and will not permit any of its subsidiaries to, take any of the following actions without the prior written consent of the Super Majority Preferred Holders:

(i) Any entry into, or modification or amendment of, any contract, arrangement, or transaction with any stockholder, any of its affiliates, or any other affiliates of the Issuer or any of its subsidiaries, other than (a) contracts, transactions, or arrangements among the Issuer and its wholly-owned subsidiaries; (b) customary arrangements with directors; and (c) contracts having a value of less than $100,000.

(ii) Any amendment or modification (including by way of a merger) to the Issuer’s or any of its subsidiaries’ certificate of incorporation or by-laws (or equivalent governing documents), including any amendment or modification that would, (A) alter the rights, preferences, or privileges of the Preferred Stock, (B) increase or decrease the authorized number of shares of Preferred Stock, or (C) authorize or create any new capital stock or equity securities (whether or not senior to or pari passu with the Preferred Stock);

3

(iii) Any voluntary or involuntary liquidation, dissolution or winding up of the Issuer or any of its subsidiaries, or undertaking, or failing to oppose, any bankruptcy or other insolvency event;

(iv) Any merger, recapitalization, or reorganization involving the Issuer or any of its subsidiaries, including any transaction that would be deemed to be a liquidation of the Issuer pursuant to the Liquidation Preference provisions above but excluding any merger of a wholly-owned subsidiary of the Issuer with another wholly-owned subsidiary or the Issuer;

(v) Any purchase or acquisition of all or any portion of any other person or any other business, or any other acquisition or sale, lease or license of any other assets (other than capital expenditures within the limitations described below), in each case in excess of mutually-acceptable individual and aggregate annual baskets;

(vi) Any incurrence of any indebtedness or other debt-like items and any amendment, modification or refinancing of any indebtedness or other debt-like items, in each case in excess of mutually-acceptable individual and aggregate annual baskets;

(vii) Any incurrence of capex in excess of mutually-acceptable annual and per project baskets; or

(viii) The hiring and termination of the CEO.

The Issuer will not, and will not permit any of its subsidiaries to, take any of the following actions without the prior written consent the holders of a majority of the Preferred Stock (the “Majority Preferred Holders”):

(i) Payment of any dividend (other than dividends on the Preferred Stock) or distribution on, or any redemption of, any of the Issuer’s or any non-wholly-owned subsidiaries’ capital stock or equity securities, subject to a mutually-acceptable annual basket for repurchases from managers, directors, consultants whose employment or service is terminated; or

(ii) Any issuances of any capital stock or equity securities (or warrants, options, convertible or exchangeable securities, or other rights to acquire capital stock or equity securities), subject to a mutually-acceptable annual basket for issuances to management pursuant to a plan and on

4

terms approved by the Board.

All of the Negative Covenants described above will terminate on an IPO by the Issuer.

Registration Rights:
At any time after the consummation of the Issuer’s IPO, holders of Common Stock who hold at least 20% of the Registrable Securities will have the right to two (2) demand registrations requiring the Issuer to register an offering (whether or not underwritten) of their Registrable Securities, subject to customary limitations and restrictions (in no event will the total number of demands in any twelve month period exceed three (3)).

After the consummation of the Issuer’s IPO, each holder of Registrable Securities will have the right to participate in any registration by the Issuer of any Registrable Securities (whether effected pursuant to a demand registration described above or otherwise) on a pro rata basis. Cutbacks, to the extent required, will be applied to holders of Registrable Securities only on a pro rata basis.

“Registrable Securities” means (i) shares of Common Stock received or receivable in connection with the conversion of any Preferred Stock, and (ii) any other shares of Common Stock received by a holder thereof pursuant to the Plan of Reorganization.

Drag-Along Obligations
In the event that, prior to the Issuer’s IPO, a sale of the Issuer or other change in control transaction is approved by the Board and is also approved pursuant to the Negative Covenants provisions above, each holder of Preferred Stock and Common Stock will be required to participate in such transaction on the same terms as are applicable to holders of Preferred Stock and Common Stock generally, subject in all cases to customary exceptions and protective provisions.

Restrictions on Transfer:
The Preferred Stock (including the Common Stock received upon conversion thereof) and Common Stock issued pursuant to the Plan of Reorganization will be subject to restrictions on transfer, including a right of first refusal in favor of the Company and holders of more than 8% of the fully diluted Common Stock (on an as-converted basis).

Access Rights:	Subject to customary confidentiality provisions, until the

5

Issuer’s IPO, each holder of Preferred Stock or Common Stock who owns more than 8% of the Common Stock on an as-converted basis will have the right, at reasonable times and upon reasonable advance notice, to inspect the facilities, books and records, employees, and outside auditors of the Issuer and its subsidiaries.

Information Rights:	Subject to customary confidentiality provisions, the Issuer will provide to each stockholder who owns more than 8% of the Common Stock (on an as-converted basis), until the Issuer’s IPO:

(i) within 15 days following the completion of each calendar month, consolidated monthly financial statements of the Issuer and its subsidiaries;

(ii) within 45 days following the completion of the first three fiscal quarters in a fiscal year, unaudited, consolidated quarterly financial statements of the Issuer and its subsidiaries, prepared in accordance with GAAP;

(iii) within 90 days following the completion of each fiscal year, audited, consolidated annual financial statements of the Issuer and its subsidiaries, prepared in accordance with GAAP; and

(iv) promptly following its completion and submission to the Board for approval, the annual budget (broken down by month) of the Issuer and its subsidiaries on a consolidated basis.

The Issuer will provide to each stockholder who owns more than 5% of the Common Stock (on an as-converted basis), until the Issuer’s IPO, the information set forth in clauses (ii) and (iii) above.

[Note: Need to discuss with the CFO]

6

EXHIBIT C
SHAREHOLDER NOTE TERM SHEET

Exhibit C
Shareholder Notes1

Amount	$70,000,000

Maturity	December 31, 2017

Interest Rate	Fixed rate of 11 percent per annum, up to 90 percent of which may be payable in kind at the option of those of the Reorganized Debtors who are borrowers or issuers under the Shareholder Notes.

(A) In the event any DIP Facility Roll-Over Amount exists, a perfected second priority lien on, and security interest in, the Roll-Over Collateral, and third priority lien on, and security interest in, the Exit Facility Collateral; and

Collateral
(B) in the event of no DIP Facility Roll-Over Amount, a perfected first priority lien on, and security interest in, all fixed assets (including property, plant, equipment, and leaseholds) of each Reorganized Debtor and Constar UK, and a perfected second priority lien on, and security interest in, all other assets of each Reorganized Debtor and Constar UK.

Other Terms	To be determined in connection with, and set forth in, definitive documentation with respect to the Shareholder Notes, which documentation shall be acceptable to the Requisite Consenting Noteholders.

[1]
Capitalized terms used but not defined herein shall have the meanings set forth in the Restructuring and Lock-Up Agreement to which this term sheet is attached or the plan of reorganization attached as Exhibit A to the Restructuring and Lock-Up Agreement.

Exhibit D
SENIOR SECURED PRIMING SUPER-PRIORITY DEBTOR IN POSSESSION
NOTE PURCHASE AGREEMENT
Dated as of January [10], 2011
by and among
CONSTAR INTERNATIONAL INC., BFF INC., DT, INC., CONSTAR, INC.,
and CONSTAR FOREIGN HOLDINGS, INC.
as the Issuers,
THE OTHER PERSONS PARTY HERETO THAT ARE
DESIGNATED AS NOTE PARTIES,
BLACK DIAMOND COMMERCIAL FINANCE, L.L.C.,
as Agent for all Purchasers,
and
THE OTHER INSTITUTIONS PARTY HERETO,
as Purchasers
****************************************

i

SCHEDULES

Schedule I	Purchasers & Note Purchase Commitments
Schedule 1.1(b)	Existing Letters of Credit
Schedule 3.5	Litigation
Schedule 3.5(a)	Audits
Schedule 3.7(a)	ERISA
Schedule 3.7(b)	UK Pension Plans
Schedule 3.9	Ownership of Property; Liens
Schedule 3.12	Environmental
Schedule 3.15	Labor Relations
Schedule 3.16	Intellectual Property
Schedule 3.18	Insurance
Schedule 3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.20	Jurisdiction of Organization; Chief Executive Office
Schedule 3.21	Locations of inventory, Equipment and Books and Records
Schedule 3.24	Bonding; Licenses
Schedule 5.1	Liens
Schedule 5.4	Investments
Schedule 5.5	Indebtedness
Schedule 5.9	Contingent Obligations

EXHIBITS

Exhibit 1.1	Wire Instructions
Exhibit 2.1	Closing Checklist
Exhibit 4.2(b)	Form of Compliance Certificate
Exhibit 4.15	Form of Joinder Agreement
Exhibit 11.1(a)	Form of Assignment
Exhibit 11.1(b)	Form of Budget
Exhibit 11.1(c)	Form of Notice of Note Purchase Request
Exhibit 11.1(d)	Form of Note
Exhibit 11.1(e)	Form of Interim Order

v

NOTE PURCHASE AGREEMENT
This SENIOR SECURED PRIMING SUPER-PRIORITY DEBTOR IN POSSESSION NOTE PURCHASE AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, modified and/or restated from time to time, this “Agreement”) is entered into as of JANUARY [10], 2011, by and among Constar, Inc., a Pennsylvania corporation (the “Issuer Representative”), Constar International Inc., a Delaware corporation (“Holdings”), BFF Inc., a Delaware corporation, DT, Inc., a Delaware corporation, Constar Foreign Holdings, Inc., a Delaware corporation (each of the foregoing, a debtor and a debtor in possession under chapter 11 of the Bankruptcy Code (as defined below) and each an “Issuer” hereunder), each of the other Persons Party hereto, each a debtor and a debtor in possession under chapter 11 of the Bankruptcy Code, that, together with each Issuer, is designated as a “Note Party”, Black Diamond Commercial Finance, L.L.C. (in its individual capacity, “BDCF”), as Agent for the entities from time to time party hereto as purchasers of the “Notes” (as defined below) issued under this Agreement (collectively, the “Purchasers” and individually each a “Purchaser”), and such Purchasers.
W I T N E S S E T H:
WHEREAS, on January [10], 2011 (the “Petition Date”), Holdings, the Issuer Representative and the Note Parties each filed a voluntary petition for relief (collectively, the “Cases”) under chapter 11 of the Bankruptcy Code, Case No. [_____] with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);
WHEREAS, Holdings, the Issuer Representative and the other Note Parties are continuing to operate their respective businesses and manage their respective properties as debtors in possession under sections 1107(a) and 1108 of the Bankruptcy Code;
WHEREAS, the Issuers have jointly and severally authorized the issuance and sale to the Purchasers of, and the Purchasers are, subject to the terms hereof, willing to purchase, secured notes of the Issuers in the form of Exhibit 11.1(d) hereto on the terms described herein (the “Notes”) in an aggregate principal amount of $55,000,000;
WHEREAS, each Issuer desires to secure all of its Obligations under the Note Documents by granting to Agent, for the benefit of the Secured Parties, a security interest in and lien upon the Collateral owned by it pursuant to the Collateral Documents;
WHEREAS, Holdings directly or indirectly owns all of the Stock and Stock Equivalents of the Issuer Representative and each of the other Note Parties, and is willing to pledge to Agent, for the benefit of the Secured Parties, all of the Stock and Stock Equivalents of the Issuer Representative and the other Note Parties that it directly owns and to grant to Agent, for the benefit of the Secured Parties, a security interest in and lien upon the Collateral owned by it pursuant to the Collateral Documents;
WHEREAS, subject to the terms hereof, each Subsidiary of Holdings (other than (x) Constar International Holland (Plastics) B.V. (“Constar Holland”) and Constar Plastics of Italy S.R.L. (“Constar Italy”) and (y) the Issuers) is willing to guarantee all of the Obligations and to grant to Agent, for the benefit of the Secured Parties, a security interest in and lien upon the Collateral owned by it pursuant to the Collateral Documents (including, without limitation, in the case of Constar Foreign Holdings, Inc., a charge over all Stock and Stock Equivalents of Constar UK);

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:
ARTICLE I
THE NOTES
1.1 Sale and Purchase of Notes.
(a) Issuance. Subject to the terms and conditions hereof, the Issuers will, jointly and severally, issue and sell to the Purchasers, and the Purchasers will purchase from the Issuers, Notes in an aggregate principal amount not to exceed the Aggregate Note Purchase Commitment of $55,000,000. The Issuers will, jointly and severally, issue and sell to each of the Purchasers and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Note Parties contained herein and of the Note Parties and their Subsidiaries contained in the other Note Documents, and subject to satisfaction of the conditions specified in Section 2, the Purchasers will purchase from the Issuers, on the Closing Date, Notes in an aggregate amount equal to the lesser of (x) $38,000,000 and (y) the amount permitted in the Interim Order. On each Note Purchase Date thereafter, which shall occur no more frequently than one time in each calendar week, the Issuers will, jointly and severally, issue and sell to each of the Purchasers and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Note Parties contained herein and of the Note Parties and their Subsidiaries contained in the other Note Documents, and subject to satisfaction of the conditions specified in Section 2, the Purchasers will purchase from the Issuers, on such Note Purchase Date, an aggregate principal amount of Notes equal to the least of (x) the amount specified in the related Notice of Note Purchase Request, (y) the amount permitted by the Order and (z) the amount specified in the Approved Budget. Each Purchaser’s obligation to purchase Notes on the Closing Date and each Note Purchase Date shall be several and not joint and shall equal such Purchaser’s Commitment Percentage of the Notes to be purchased on such date. The Note Parties and the Purchasers agree that the values ascribed to the Notes (which values shall be used by the Note Parties and the Purchasers, as well as any subsequent holder of any of the Securities, for all purposes, including the preparation of tax returns) shall be the face amount of such Notes (whether evidenced on actual Notes or as set forth on the Register as evidence of the Obligations). The Notes issued on the Closing Date shall be specified as the A-1 Notes, and the Notes issued on each subsequent Note Purchase Date shall be numbered sequentially (A-2, A-3, etc...), and each of the series of Notes shall have identical terms and the same treatment (pari passu) hereunder other than having a different date of issuance.
(b) Closing. The closing of the sale and purchase of the A-1 Notes to be issued on the Closing Date hereunder (the “Closing”) shall take place at the office of Kirkland & Ellis LLP, New York, New York, on January [10], 2011 (the “Closing Date”) not later than 1:00 p.m. New York time (the Purchasers’ reinvestment deadline). At the Closing:
(i) the Issuers will deliver to each Purchaser requesting actual A-1 Notes (rather than relying on the Register as evidence of the Obligation), the A-1 Notes to be purchased by such Purchaser on the Closing Date, dated the Closing Date, bearing interest from the Closing Date, payable to the holder thereof against payment of the purchase price thereof to (or for the benefit of) the Issuers in immediately available funds in accordance with the wire instructions set forth on Exhibit 3 attached hereto; and

(ii) If at the Closing, the Issuers shall fail to tender the Notes to be delivered to any Purchaser so requesting as provided herein, or if at the Closing any of the conditions specified in Section 2 shall not have been fulfilled (unless waived by the Purchasers), each Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights such Purchaser may have by reason of such failure or such non-fulfillment. Payment by the Purchasers of the aggregate purchase price of the A-1 Notes at the Closing shall constitute evidence that all of the conditions precedent set forth in Section 2 have been satisfied.
1.2 Procedure for Additional Note Purchases.
(a) From and after the Closing Date, the Issuers may request purchases of additional Notes, which together with all other Notes previously issued does not exceed the Aggregate Note Purchase Commitment, by providing the Purchasers with the Issuer Representative’s irrevocable written notice delivered to Agent substantially in the form of a Notice of Note Purchase Request or in a writing in any other form acceptable to Agent, which notice must be received by Agent prior to 2:00 p.m. (New York time) on the date which is three (3) Business Days prior to the requested Note Purchase Date. Such Notice of Note Purchase Request shall specify:
(i) the amount of the Notes to be issued (which shall be an amount not to exceed the lesser of (x) the amount set forth in the Approved Budget and (y) the amount permitted in the Order); and
(ii) the requested Note Purchase Date, which shall be a Business Day.
(b) Upon receipt of a Notice of Note Purchase Request, Agent will promptly notify each Purchaser of such Notice, of the aggregate principal amount of Notes proposed to be issued and of the amount of such Purchaser’s Commitment Percentage of the Notes to be issued on such Note Purchase Date.
(c) Unless the Purchasers are otherwise directed in writing by the Issuers, the proceeds of each sale of Notes after the Closing Date will be made available to the Issuer Representative by the Purchasers by wire transfer of such amount to the Issuer Representative pursuant to the wire transfer instructions specified on the signature page hereto. If any Purchaser fails to purchase the Notes to be purchased by such Purchaser and remit the purchase price to the Issuer Representative on such Note Purchase Date, unless such Notes are subsequently purchased by such Purchaser, the other Purchasers which are not Non-Funding Purchasers shall be required to purchase, no later than 3 Business Days after such Note Purchase Date, such Notes on behalf of such Non-Funding Purchaser; provided however, that such obligation of each Purchaser shall be several and limited to (i) the portion of Notes which have not been purchased at such Note Purchase Date multiplied by (ii) the percentage equal to their Note Purchase Commitment divided by the difference between the aggregate Note Purchase Commitments of all Purchasers and the Note Purchase Commitment of the Non-Funding Purchasers; provided further, that notwithstanding any of the foregoing, no Purchaser shall be required (x) to pay any purchase price in excess of its Note Purchase Commitment or (y) to purchase any Notes on a date on which the conditions precedent set forth in Section 2.2 have not been satisfied.

(d) Notwithstanding anything herein to the contrary, (i) there shall be not more than one (1) Note Purchase Date in any calendar week, (ii) there shall be no Note Purchase Date on which Notes with an aggregate amount of less than $3,000,000 shall be issued, and (iii) no Notes shall be issued during any week when the Approved Budget does not provide for an issuance.
(e) The Issuers will deliver to each Purchaser so requesting actual Notes (rather than relying on the Register as evidence of the Obligations), the Notes to be purchased by such Purchaser on any subsequent Note Purchase Date, bearing interest from the applicable Note Purchase Date, payable to the holder against payment of the purchase price thereof to (or for the benefit of) the Issuer in immediately available funds in accordance with the wire instructions set forth on Exhibit 1.1 attached hereto.
(f) If on any Note Purchase Date, Holdings or the Issuers shall fail to tender the Notes to be delivered to any Purchaser so requesting as provided herein, or if at such subsequent Note Purchase Date any of the conditions specified in Section 2 shall not have been fulfilled (unless waived by the Purchasers), each Purchaser shall, at its election, be relieved of all further obligations under this Agreement to purchase Notes, without thereby waiving any other rights such Purchaser may have by reason of such failure or such non-fulfillment. Payment by the Purchasers of the aggregate purchase price of the Notes at such subsequent Note Purchase Date shall constitute evidence that all of the conditions precedent set forth in Section 2 have been satisfied.
1.3 Interest.
(a) Subject to subsections 1.3(c) and 1.3(d), each Note shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to LIBOR plus the Applicable Margin. Each determination of an interest rate by Agent shall be conclusive and binding on the Issuers and the Purchasers in the absence of manifest error. All computations of fees and interest payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.
(b) Interest on each Note shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any payment or prepayment of Notes in full.
(c) Automatically while any Event of Default exists, the Issuers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Notes and all Obligations under the Note Documents from and after the date of occurrence of such Event of Default, at a rate per annum which is determined by adding two percent (2.00%) per annum to the interest rate then in effect for such Notes (which, for the avoidance of doubt, consists of the Applicable Margin then in effect for such Notes plus LIBOR). All such interest shall be payable on demand of Agent or the Required Purchasers.

(d) Anything herein to the contrary notwithstanding, the obligations of the Issuers hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Purchaser would be contrary to the provisions of any law applicable to such Purchaser limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Purchaser, and in such event the Issuers shall pay such Purchaser interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Issuers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Purchasers, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.
1.4 Note Accounts.
(a) Agent, on behalf of the Purchasers, shall record on its books and records the amount of each Note issued, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. Agent shall deliver to the Issuer Representative on a monthly basis a statement setting forth such record for the immediately preceding calendar month. Such record shall, absent manifest error, be conclusive evidence of the amount of the Notes issued to the Purchasers and the interest and payments thereon. Any failure to so record or any error in doing so, or any failure to deliver such note statement shall not, however, limit or otherwise affect the obligation of the Issuers hereunder (and under any Note) to pay any amount owing with respect to the Notes or provide the basis for any claim against Agent.
(b) Agent, acting as a non-fiduciary agent of the Issuers solely for tax purposes and solely with respect to the actions described in this subsection 1.4(b), shall establish and maintain at its address referred to in Section 9.2 (or at such other address as Agent may notify the Issuer Representative) (A) a record of ownership (the “Register”) in which Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of Agent and each Purchaser, each of their obligations under this Agreement, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Purchasers, (2) the Commitment of each Purchaser, (3) the amount of each Note, (4) the amount of any principal or interest due and payable or paid and (5) any other payment received by Agent from the Issuers and its application to the Obligations.
(c) Notwithstanding anything to the contrary contained in this Agreement, the Notes are registered obligations, the right, title and interest of the Purchasers in and to such Notes shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 1.4 and Section 9.9 shall be construed so that the Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2)of the Code.

(d) The Note Parties, Agent and the Purchasers shall treat each Person whose name is recorded in the Register as a Purchaser for all purposes of this Agreement. Information contained in the Register with respect to any Purchaser shall be available for access by the Issuer Representative, Agent or such Purchaser during normal business hours and from time to time upon at least one Business Day’s prior notice. No Purchaser shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Purchaser unless otherwise agreed by Agent.
(e) Whenever any Note shall be surrendered for transfer or exchange, if so requested by the relevant Purchaser, within 7 Business Days after the receipt of written notice of such transfer, the Issuers, at their expense will execute and deliver in exchange therefor a new Note or Notes (in such denominations and registered in such name or names as may be requested by the holder of the surrendered Note or Notes), in the same aggregate unpaid principal amount and same series or tranche in the case of the Notes, as that of the Note or Notes so surrendered. In connection with the foregoing, the Note Parties shall take such other actions reasonably requested by a holder of such Note in order to effect such any applicable transfer, registration or exchange.
1.5 [Reserved].
1.6 [Reserved].
1.7 Voluntary Prepayment of the Notes. The Issuers may at any time upon at least two (2) Business Days’ (or such shorter period as is acceptable to Agent) prior written notice to Agent prepay or repay the Notes in whole or in part in increments of at least $100,000. All such prepayments and repayments shall be applied without penalty or premium, except as provided in Sections 1.9 and 10.4
1.8 Mandatory Prepayments of the Notes.
(a) Maturity Date. The Issuers shall repay to the Purchasers in full on the Maturity Date the aggregate principal amount of the Notes outstanding on the Maturity Date; provided, that if on the Maturity Date, (i) there is no Event of Default that has occurred and is continuing and (ii) the Approved Plan has been effectuated pursuant to the Confirmation Order, all Obligations and other obligations under the Facility other than an amount specified in the Approved Plan which shall be up to $15 million (such amount, the “Facility Roll-Over Amount”) are paid in full in cash, the Purchasers shall accept as payment for the Facility Roll-Over Amount secured notes or term loans issued by the reorganized Issuers on terms set forth in the Approved Plan and such other terms as are consented to by the Agent and the Supermajority Purchasers (the “DIP Roll-Over Facility”).

(b) Asset Sales. Following the receipt by Holdings or any of its Subsidiaries of any Net Asset Sale Proceeds (other than Net Asset Sale Proceeds resulting from dispositions under Section 5.2(a)), immediately on such date, the Issuers shall prepay the Notes in an aggregate amount equal to such Net Asset Sale Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, the Issuers shall have the option, directly or through one or more of its Subsidiaries, to invest up to $5,000,000 of such Net Asset Sale Proceeds within 180 days of receipt thereof in assets of the general type used in the business of Holdings and its Subsidiaries and, if such assets are long term assets, the replacement assets shall be long term assets, and provided that the Lien of the Agent on such replacement assets shall have the same priority as the assets sold.
(c) Insurance/Condemnation Proceeds. Following the receipt by Holdings or any of its Subsidiaries, or Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Company shall immediately prepay the Notes as set forth in Section 1.8(e) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Insurance/Condemnation Proceeds do not exceed $2,000,000, Issuers shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within 180 days of receipt thereof in the repair, restoration or replacement of the applicable assets giving rise to such Net Insurance/Condemnation Proceeds which, in the case of the replacement of such assets, in assets of the general type used in the business of Issuers and its Subsidiaries and, if such assets are long term assets, the replacement assets shall be long term assets, and provided that the Lien of the Agent on such replacement assets shall have the same priority as the assets subject to such condemnation or casualty event
(d) Prepayment Certificate. Concurrently with any prepayment of the Notes pursuant to Section 1.8(a)-(c), Issuer Representative shall deliver to Agent a certificate of the chief financial officer of Issuer Representative demonstrating the calculation of the amount of the applicable net proceeds, or other applicable financial tests or proceeds giving rise to the prepayment, as the case may be. In the event that Issuer Representative shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Issuer Representative shall promptly make an additional prepayment of the Notes in an amount equal to such excess, and Issuer Representative shall concurrently therewith deliver to Agent a certificate of the chief financial officer of Issuer Representative demonstrating the derivation of such excess.
(e) Application of Prepayments.
(i) Any voluntary prepayment of any Note pursuant to Section 1.7 shall be applied to repay outstanding Notes on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).
(ii) Any mandatory prepayment of any Notes pursuant to Section 1.8 shall be applied as follows:
first, to the payment of all unpaid expenses and fees owing to Agent and the Purchasers to the full extent thereof;
second, to the payment of any accrued interest on the amounts referred to in clause first, if any;

third, to the payment of any other accrued interest on the Notes; and
fourth, to prepay Notes on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); and
fifth, to repay any other Obligations.
1.9 Fees.
(a) Agent Fees. The Issuers shall pay to Agent, for Agent’s own account, a (x) non-refundable agency fee equal to $50,000 per annum, payable annually in advance on the Closing Date for the twelve-month period following the Closing Date and on each anniversary of the Closing Date until all Obligations have been paid in full and (y) an arrangement fee on the Closing Date, in an amount equal to 1.00% of the Aggregate Note Purchase Commitment, which fee shall be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.
(b) Unused Commitment Fee. The Issuers shall pay to Agent a fee, for the benefit of the Purchasers (the “Unused Commitment Fee”) in an amount equal to the Monthly Average Unused Amount multiplied by two percent (2.0%) per annum; provided that no amount shall be due in respect of the Commitment Percentage of any Non-Funding Purchaser. Such fee shall be payable monthly in arrears on the first day of the calendar month following the date hereof and the first day of each calendar month thereafter. The Unused Commitment Fee shall accrue at all times from and after mutual execution and delivery of this Agreement until the Maturity Date.
(c) Upfront Fees. The Issuers agrees to pay on the Closing Date to each Purchaser party to this Agreement as a Purchaser on the Closing Date, as fee compensation for the purchase by such Purchaser of the Notes, an upfront fee in an amount equal to 2.00% of such Purchaser’s original Note Purchase Commitment. Such upfront fee shall be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.
(d) Prepayment Fee. If, at any time prior to the Maturity Date, any Issuer prepays any of the Notes or reduces the Aggregate Note Purchase Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, the Issuers shall pay to Agent, for the pro rata benefit of the applicable Purchasers, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to four percent (4.0%) multiplied by (x) the principal amount of the Notes prepaid or (y) the Aggregate Note Purchase Commitment which is reduced. The Note Parties agree that the percentages set forth in this section are a reasonable calculation of Purchasers’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from a prepayment and/or an early repayment of the Notes. Notwithstanding any of the foregoing, such prepayment fee shall be waived if (i) the Facility is repaid with the Facility Roll-Over Amount as set forth in Section 1.8(a) and otherwise in cash in connection with the Approved Plan or (ii) the Issuers prepay the Notes in accordance with Sections 1.8(b) or 1.8(c).
(e) Wire Transfer Fee. The Issuers shall pay a $25 wire transfer fee in connection with each wire transfer made by the Agent or any Purchaser to the Issuers pursuant to this Agreement.

1.10 Payments by any Issuer.
(a) All payments (including prepayments) to be made by each Note Party on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein or in the Control Agreements, be made to Agent (for the ratable account of the Persons entitled thereto) at the address for payment specified in the signature page hereof in relation to Agent (or such other address as Agent may from time to time specify in accordance with Section 9.2), including payments utilizing the ACH system, and shall be made in Dollars and by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than 1:00 p.m. (New York time) on the date due. Any payment which is received by Agent later than 1:00 p.m. (New York time) may in Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. The Issuers and each other Note Party hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral.
(b) If any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.
(c) During the continuance of an Event of Default, Agent shall apply any and all payments received by Agent (including proceeds from the realization of Collateral) in respect of any Obligation in accordance with clauses first through sixth below. Notwithstanding any provision herein to the contrary (but subject to the terms of Section 1.11(b)), all amounts collected or received by Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, shall be applied as follows:
first, to payment of costs and expenses, including Attorney Costs, of Agent payable or reimbursable by the Note Parties under the Note Documents;
second, to payment of Attorney Costs of Purchasers payable or reimbursable by any Issuer under this Agreement;
third, to payment of all accrued unpaid interest on the Obligations and fees (including, without limitation, the prepayment fee pursuant to Section 1.9(d)) owed to Agent and Purchasers;
fourth, to payment of principal of the Obligations;
fifth, to payment of any other amounts owing constituting Obligations; and
sixth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (ii) each of the Purchasers or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth and fifth above (which share shall take into account, and be adjusted for, any non-pro rata Notes purchased pursuant to the terms hereof while any Purchaser constitutes a Non-Funding Purchaser or as a consequence of any Purchaser being a Non-Funding Purchaser).
1.11 Accountings.
(a) Agent shall have no obligation to advance funds on behalf of any Purchaser or to relieve any Purchaser from its obligation to fulfill its Note Purchase Commitment hereunder or to prejudice any rights that Agent, any Purchaser or the Issuers may have against any Purchaser as a result of any default by such Purchaser hereunder.
(b) As necessary, Agent shall advise each Purchaser by telephone or fax of the amount of such Purchaser’s Commitment Percentage of principal, interest and Fees paid for the benefit of Purchaser with respect to each applicable Note. Provided that each Purchaser has funded all payments required to be made by it, Agent shall pay to each Purchaser such Purchaser’s Commitment Percentage of principal, interest and fees paid by the Issuers for the benefit of such Purchaser on the Notes held by it. Such payments shall be made by wire transfer to such Purchaser not later than 2:00 p.m. (New York time) on the next Business Day following the Business Day on which such payment was recorded. Agent shall be entitled to set off the funding shortfall against any Non-Funding Purchaser’s Commitment Percentage of all payments received from the Issuers, and hold, in a non-interest bearing account, all remaining portions of any payments received by Agent for the benefit of any Non-Funding Purchaser pursuant to this Agreement as cash collateral for any unfunded reimbursement obligations of such Non-Funding Purchaser until the Obligations are paid in full in cash and all Note Purchase Commitments have been terminated, and upon such unfunded obligations owing by a Non-Funding Purchaser becoming due and payable, Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Purchaser. Any amounts owing by a Non-Funding Purchaser to Agent which are not paid when due shall accrue interest at the interest rate equal to the Base Rate.
(c) Non-Funding Purchaser Cure. To the extent that any Non-Funding Purchaser should at any time prior to the Maturity Date remit to the Agent any of the purchase price of any Notes required to be purchased by it from the Issuer, the Agent shall promptly notify the other Purchasers and shall remit to each other Purchaser the appropriate portion of such amount paid by the Non-Funding Purchaser as is allocable to the amount, if any, funded by such Purchaser on a prior Note Purchase Date to address any failure to fund by a Non-Funding Purchaser. Upon payment in full in cash by any Non-Funding Purchaser of all of the purchase price of Notes required to be purchased by it hereunder and any other payments due hereunder, to the extent not otherwise qualifying as a Non-Funding Purchaser pursuant to the definition hereof, such Purchaser shall cease to be a Non-Funding Purchaser.

(d) Return of Payments. If Agent determines at any time that any amount received by Agent under this Agreement or any other Note Document must be returned to any Note Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Note Document, Agent will not be required to distribute any portion thereof to any Purchaser. In addition, each Purchaser will repay to Agent on demand any portion of such amount that Agent has distributed to such Purchaser, together with interest at such rate, if any, as Agent is required to pay to the Issuers or such other Person, without setoff, counterclaim or deduction of any kind, and Agent will be entitled to set-off against future distributions to such Purchaser any such amounts (with interest) that are not repaid on demand.
(e) Non-Funding Purchasers. The failure of any Non-Funding Purchaser to pay its purchase price for any Notes or any payment required by it hereunder shall not relieve any other Purchaser (each such other Purchaser, an “Other Purchaser”) of its obligations to pay the purchase price of any Notes, but neither Agent nor, other than as expressly set forth herein, any Other Purchaser shall be responsible for the failure of any Non-Funding Purchaser to pay the purchase price of any Notes or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Purchaser shall not have any voting or consent rights under or with respect to any Note Document or constitute a “Purchaser” (or be, or have its Note Purchase Commitment or Notes, included in the determination of “Required Purchasers” or “Purchasers directly affected” pursuant to Section 9.1) for any voting or consent rights under or with respect to any Note Document, and no Non-Funding Purchaser shall be entitled to receive any Unused Commitment Fee. Moreover, for the purposes of determining Required Purchasers, the Note Purchase Commitments and Notes held by Non-Funding Purchasers shall be excluded from the total Notes and Note Purchase Commitments outstanding.
(f) Procedures. Agent is hereby authorized by each Note Party and each other Secured Party to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Notes and other matters incidental thereto (to the extent not inconsistent with the express provisions hereof). Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, E-Systems.
1.12 Priming and Super Priority Nature of Obligations and Purchasers’ Liens.
(a) Superpriority Claims and Liens. Each Note Party hereby covenants, represents and warrants that, upon entry of the Interim Order (and the Final Order, as applicable), the Obligations of the Note Parties under the Note Documents:
(i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed administrative expense claims in the Case having priority over all administrative expenses of the kind specified in Sections 503(b), 507(a) or 507(b) of the Bankruptcy Code; provided that, notwithstanding anything herein to the contrary, the cash collateral pledged to secure the Existing Letters of Credit pursuant to the Letter of Credit Cash Collateral Agreement shall not be subject to such claim and such claims shall not be paid from such collateral; provided, further, that to the extent any of such collateral is released from the security interests granted under the Letter of Credit Cash Collateral Agreement, it shall be subject to such super priority claims under this Section 1.12(i);

(ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all tangible and intangible property of the Note Parties other than the Excluded Property (defined below) that is not subject to an Existing Lien as of the Petition Date; including, but not limited to claims and causes of action arising under sections 502(d), 544, 545, 547, 548, 549, 550, 551, 553(b), 723(a) or 724(a) of the Bankruptcy Code, the “Avoidance Actions”) (it being understood that the Liens so granted on the Avoidance Actions shall be subject to the entry of the Final Order);
(iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected Lien upon all tangible and intangible property of the Note Parties other than the Excluded Property (defined below) that is subject to an Existing Lien as of the Petition Date (other than Primed Liens), junior to such Existing Lien; and
(iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by a perfected first priority Lien, senior and priming to the Primed Liens, on all of the tangible and intangible property of the Note Parties (other than the Excluded Property) that is subject to a lien or security interest securing the First Mortgage Notes; provided, however, that the Liens described in this subsection (iv) shall be subject to the Carve Out and junior to Permitted Senior Prior Liens (as described in the Interim Order and the Final Order, as applicable);
in the case of each of clauses (i) through (iv) above subject only to the Carve Out and the liens granted pursuant to the Letter of Credit Cash Collateral Agreement to secure the Existing Letters of Credit. For purposes of this section, “Excluded Property” means (i) any assets upon which security may not be lawfully granted, and (ii) 35% of the issued and outstanding Voting Stock of any new or existing Foreign Subsidiary (other than Constar UK, of which 100% of the outstanding Voting Stock shall be subject to the liens granted hereto) and, for the avoidance of doubt, 100% of the issued and outstanding Voting Stock of any new or existing Foreign Subsidiary not owned directly by a Note Party or Domestic Subsidiary of a Note Party. For the avoidance of doubt, the first lien collateral securing the obligations under the Pre-Petition Revolving Credit Agreement (the “GE Credit Agreement Collateral”) shall be Unencumbered Property (as defined in the Orders) upon repayment of the obligations under the Pre-Petition Revolving Credit Agreement and the Obligations shall at all times be secured by a perfected first priority Lien on the GE Credit Agreement Collateral.
(b) Real Property. Subject in all respects to the terms of the Orders, the priorities set forth in paragraph (a) above and to the Carve Out, each Note Party grants to the Agent on behalf of the Purchasers a security interest in, and mortgage on, all of the right, title and interest of such Note Party in all real property owned by such Note Party and the proceeds of all real property leased by such Note Party, together in each case with all of the right, title and interest of such Note Party in and to all buildings, improvements, and fixtures related thereto, all general intangibles relating thereto and all proceeds thereof. Each Note Party acknowledges that, pursuant to the Orders, the Liens in favor of the Agent on behalf of the Purchasers in all of such real property shall be perfected without the recordation of any instruments of mortgage or assignment. Each Note Party agrees that upon the reasonable request of the Agent, such Note Party shall promptly enter into separate mortgages in recordable form with respect to such owned properties on terms reasonably satisfactory to the Agent.

1.13 Discharge. Each Issuer agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming any plan of reorganization (and each Note Party, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Purchasers pursuant to the Orders and described in subsection (i) hereof and the Liens granted to the Agent pursuant to the Orders and the Note Documents shall not be affected in any manner by the entry of an order confirming any plan of reorganization.
1.14 Payment of Obligations. Notwithstanding the provisions of section 362 of the Bankruptcy Code, and subject to the applicable provisions of the Interim Order or Final Order, as the case may be, upon the maturity (whether by acceleration or otherwise) of any of the Obligations, Agent and Purchasers shall be entitled to immediate payment of such Obligations and to enforce the remedies provided for hereunder or under applicable law, in accordance with provisions of the Interim Order and the Final Order, as applicable.
1.15 Restriction on Payments. Notwithstanding anything to the contrary contained in this Agreement, no proceeds of Notes, cash or cash equivalents or other Collateral or the Carve Out or proceeds of any of the foregoing may be used to (i) object to or contest in any manner or raise any defense to, the validity, perfection, priority, extent or enforceability of any amount due under this Agreement and other Note Documents or the First Mortgage Notes Documents or the Liens or claims granted under the Interim Order or the Final Order or the Note Documents or First Mortgage Notes Documents, (ii) assert any claims, counterclaims, defenses or causes of action against the Agent, the Purchasers, the FRN Holders or any of their respective Affiliates, (iii) prevent, hinder or otherwise delay the Agent’s assertion, enforcement or realization on cash, cash equivalents or other Collateral in accordance with the Note Documents or the Interim Order or the Final Order, (iv) seek to modify any of the rights granted to the Agent, the Purchasers, the FRN Holders, under the Note Documents or the First Mortgage Note Documents as applicable, or the Interim Order or the Final Order or (v) except as may be provided in the Orders, investigate, commence, prosecute or support any other person in commencing, prosecuting or supporting any challenge to the validity, perfection, priority or extent of the obligations, claims and Liens described in clauses (i) or (ii).
1.16 Adequate Protection. In consideration of the holders of the First Mortgage Notes consenting to the priming by the Liens granted by the Order and the Security Documents (the “DIP Liens”) and the use of their cash collateral by Note Parties:
(a) the holders of the First Mortgage Notes shall be entitled to valid, binding, continuing, enforceable, fully-perfected second priority liens on, and security interests in (the “Adequate Protection Liens”) all existing and future tangible and intangible assets of the Note Parties other than Excluded Property (as defined in Section 1.12 above), subject to the Carve Out and the liens and security interests described and granted pursuant to Section 1.12 above;
(b) the Note Parties shall reimburse the reasonable fees and expenses of (x) the Consenting Noteholders’ professionals, consisting of Kirkland & Ellis LLP and one local counsel to the Consenting Noteholders, and any financial advisor retained by the Consenting Noteholders and (y) the professionals of the indenture trustee under the First Mortgage Notes Indenture, in each case, to the extent incurred in connection with the Cases; and

(c) to the extent the Adequate Protection Liens and such fees and expenses are insufficient to provide adequate protection for any diminution in value of the collateral securing the obligations under the First Mortgage Notes Documents from and after the Petition Date, the FRN Holders shall be entitled to super priority administrative expense claims for the amount of such diminution pursuant to section 507(b) of the Bankruptcy Code, which claims shall be junior to the claims described in Section 1.12(a) and shall be payable from and have recourse to all assets and property of the Note Parties subject to the Carve Out or other than the cash collateral pledged to secure the Existing Letters of Credit pursuant to the Letter of Credit Cash Collateral Agreement (it being agreed and understood that upon any release of such cash collateral, the FRN Holders shall have recourse to such cash collateral).
ARTICLE II
CONDITIONS PRECEDENT
2.1 Conditions of A-1 Notes. The obligation of each Purchaser to purchase the A-1 Notes is subject to satisfaction of the following conditions in a manner satisfactory to Agent:
(a) Bankruptcy Petition. Holdings and the Note Parties shall have commenced the Cases with the Bankruptcy Court;
(b) Bankruptcy Court Order. The Bankruptcy Court shall have entered the Interim Order, certified by the Clerk of the Bankruptcy Court as having been duly entered, the Interim Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of the Agent and the Required Purchasers and the automatic stay shall have been modified pursuant to the Interim Order to permit the creation and perfection of the Secured Parties’ Liens and security interests and shall have been automatically vacated, subject to the terms of the Orders, to permit enforcement of Secured Parties’ rights and remedies under this Agreement and the other Note Documents;
(c) Plan. Holdings shall have filed the Plan with the Bankruptcy Court on the Petition Date;
(d) Certain Documents. Agent shall have received on or before the Closing Date each of the following (except as may otherwise be indicated therein as to be delivered post-closing), each in form and substance satisfactory to Agent in its sole discretion:
(i) this Agreement, duly executed and delivered by the Issuers and each Note Party and, for the account of each Purchaser, a Note of the Issuers conforming to the requirements set forth herein;
(ii) any Collateral Documents, except as are agreed to be delivered after the Closing Date;
(iii) a written opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Note Parties;
(iv) a copy of each other Note Document certified as being complete and correct by a Responsible Officer of the Issuer Representative;

(v) copies of the articles or certificate of incorporation (or equivalent Organization Document) of each Note Party, certified as of a recent date by the Secretary of State of the state of organization of such Note Party, if applicable, together with certificates of such official attesting to the good standing of each such Note Party;
(vi) a certificate of the Secretary or an Assistant Secretary of each Note Party certifying (A) the names and true signatures of each officer of such Note Party that has been authorized to execute and deliver any Note Document or other document required hereunder to be executed and delivered by or on behalf of such Note Party, (B) the by-laws (or equivalent Organization Document) of such Note Party as in effect on the date of such certification, (C) the resolutions of such Note Party’s Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Note Documents to which it is a Party and (D) that there have been no changes in the certificate of incorporation (or equivalent Organization Document) of such Note Party from the certificate of incorporation (or equivalent Organization Document) delivered pursuant to clause (v) above;
(vii) a certificate of a Responsible Officer of the Issuer Representative to the effect that the conditions set forth in Section 2.2(a) and (b) have been satisfied;
(viii) evidence satisfactory to the Agent that the insurance policies required by Section 4.6 and any Collateral Document are in full force and effect, together with, unless otherwise agreed by the Agent, endorsements naming the Agent, on behalf of the Note Parties, as an additional insured or loss payee under all insurance policies to be maintained with respect to the properties of the Note Parties;
(ix) (A) pro forma consolidated balance sheet for Holdings and its Subsidiaries at as of November 30, 2010 after giving pro forma effect to the transactions contemplated by this Agreement;
(x) all motions and other documents filed with the Bankruptcy Court in connection with this Agreement shall be in form and substance satisfactory to the Agent in its sole discretion and all other motions and First Day Orders shall be in form and substance reasonably satisfactory to the Agent;
(xi) the Interim Order and the motion filed with respect thereto; and
(xii) such other certificates, documents, agreements and information respecting any Note Party as any Purchaser through the Agent may reasonably request.
(e) Budget. Agent and Purchasers shall have received and Agent and Supermajority Purchasers shall have approved in their sole discretion, the initial Budget.
(f) Repayment of Pre-Petition Revolving Credit Agreement Obligations. All obligations under the Pre-Petition Revolving Credit Agreement shall have been, or are currently being, repaid in full except for letters of credit listed on Schedule 1.1(b), which shall have been cash collateralized in accordance with that certain Letter of Credit Cash Collateral Agreement.

(g) Approvals. Agent shall have received (i) satisfactory evidence that the Note Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and other Note Documents and the consummation of the transactions contemplated hereunder or (ii) an officer’s certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required; and
(h) Payment of Fees. The Issuers shall have paid the fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9, and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.
(i) Existing Swap Obligation. Agent shall have received satisfactory evidence that the Existing Swap Obligations have been repaid in full and terminated.
(j) Landlord Agreements and Bailee Waivers. To the extent that any landlord agreement or bailee waiver is in place with respect to the Pre-Petition Revolving Credit Agreement and such agreement or waiver permits assignment thereof, each Note Party shall cause an assignment in favor of Agent to have been delivered with respect thereto.
(k) No Material Adverse Change.
(i) There shall not have been (a) since November 30, 2010, any material adverse change, individually or in the aggregate, in the business, financial or other condition of the Note Parties taken as a whole, the industry in which any Note Party operates, or the collateral which will be subject to the security interest granted to Agent and Purchasers or in the prospects or projections of the Note Parties taken as a whole, (b) any litigation commenced which, if successful, would have a material adverse impact on the Note Parties taken as a whole, its or their business, or its or their ability to repay the Obligations, or which would challenge the transactions contemplated hereby, and (c) since November 30, 2010, any material increase in the liabilities, liquidated or contingent, of the Note Parties taken as a whole, or a material decrease in the assets of the Note Parties taken as a whole, in each case except such changes of the type that customarily occur as the result of commencement of a proceeding under Chapter 11 of the Bankruptcy Code.
(ii) The Agent shall have received a certificate of the Responsible Officer of the Issuer Representative certifying as to the items described in clause (i) above.
Notwithstanding any of the foregoing, it is agreed that (x) no security documents shall be required to be delivered prior to entry of the Final Order, (y) Issuers shall use commercially reasonable efforts to obtain the original stock certificates and other collateral in the possession of General Electric Capital Corporation as agent under the Pre-Petition Revolving Credit Facility within 15 days from the date of the Interim Order, and (z) Issuers shall use commercially reasonable efforts to obtain any requested deposit account control agreements, insurance policy endorsements with respect to loss payee and additional insured status of Agent, as appropriate, and real property mortgages within 15 days from the entry of the Interim Order; provided, that with respect to any deposit account control agreement permitting assignment by the secured party thereunder, Issuers shall be required to deliver such assignment on or prior to the Closing Date.

2.2 Conditions to All Note Purchases. Except as otherwise expressly provided herein, no Purchaser shall be obligated to purchase any Note, if, as of the date thereof:
(a) any representation or warranty by any Note Party contained herein or in any other Note Document is untrue or incorrect in any material respect as of such date (or in any respect to the extent such representation or warranty is expressly qualified by a materiality concept), except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were untrue or incorrect in any material respect as of such earlier date (or in any respect to the extent such representation or warranty is expressly qualified by a materiality concept), it being understood and agreed that, without limiting the foregoing provisions of this parenthetical, the representations and warranties pertaining to the information set forth in Schedules 3.16 and 3.21 shall be deemed to have been made as of the Closing Date or as the date such schedules have been last updated in accordance with Section 4.2, as applicable), and Agent or Required Purchasers have determined not to purchase such Notes as a result of the fact that such warranty or representation is so untrue or incorrect;
(b) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Note issuance, and Agent or Required Purchasers shall have determined not to purchase Notes as a result of that Default or Event of Default;
(c) any default or event of default exists under the Interim Order or the Final Order;
(d) the Interim Order has ceased to be in full force and effect and, if more than 45 days have passed since the Petition Date, the Final Order has not been entered in the Cases, is not in full force and effect or has been reversed, modified or vacated;
(e) after giving effect to any issuance of Notes the aggregate outstanding amount of the Notes would exceed the Aggregate Note Purchase Commitment.
The request by the Issuers and acceptance by the Issuers of the proceeds of any Note shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by the Issuers that the conditions in this Section 2.2 have been satisfied as of such date and (ii) a reaffirmation by each Note Party of the granting and continuance of Agent’s Liens, on behalf of itself and the Secured Parties, pursuant to the Collateral Documents. Each Note issued pursuant to this Agreement shall be made in reliance upon the accuracy of the representations and warranties of the Note Parties as made or as deemed to be made as of the Closing Date and each other Note Purchase Date.
For purposes of determining compliance with the conditions specified in Article II, each Purchaser shall be deemed to be satisfied with each document and each other matter required to be satisfactory to such Purchaser unless, prior to the Closing Date or, if applicable, the relevant Note Purchase Date, the Agent receives notice from such Purchaser specifying such Purchaser’s objections and such Purchaser has not made available its purchase price of any Notes scheduled to be paid on such date. Each Purchaser shall be deemed to be satisfied with each document and each other matter required to be satisfactory to such Purchaser upon the receipt of an effectiveness memo transmitted by facsimile by the Agent on the Closing Date and any Note Purchase Date and the Agent agrees to transmit such memo to each of the Purchasers by facsimile on the Closing Date and each Note Purchase Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
The Note Parties, jointly and severally, represent and warrant to Agent and each Purchaser on and as of the Closing Date and after giving effect to the issuance of the Notes and the other financial accommodations on the Closing Date and on and as of each date as required by Section 2.2(a) and on each Note Purchase Date, after giving effect to the issuance of the Notes, that the following are true, correct and complete:
3.1 Corporate Existence and Power. Each Note Party and each of their respective Subsidiaries (other than Constar Italy):
(a) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;
(b) has the corporate or similar power and authority to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Note Documents to which it is a party;
(c) has all governmental licenses, authorizations, Permits, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Note Documents to which it is a party;
(d) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and, if applicable, in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and
(e) is in compliance with all Requirements of Law; except, in each case referred to in clause (c), clause (d) or clause (e), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.2 Corporate Authorization; No Contravention. The execution, delivery and performance by each of the Note Parties of this Agreement, and by each Note Party and each of their respective Subsidiaries of any other Note Document to which such Person is party and the consummation of the transactions contemplated thereby upon entry of the Interim Order and (when applicable) the Final Order have been duly authorized by all necessary action, including the consent of shareholders, partners and members and the Bankruptcy Court where required, and do not and will not:
(i) contravene the terms of any of that Person’s Organization Documents;
(ii) conflict with or result in any material breach or contravention of, or (other than pursuant to the Collateral Documents) result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority (including the Bankruptcy Court) to which such Person or its Property is subject; or
(iii) violate any Requirement of Law in any material respect.
3.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Note Party or any Subsidiary of any Note Party of this Agreement or any other Note Document except (a) for recordings and filings in connection with the Liens granted to Agent under the Collateral Documents, (b) those filings required to be made with the Securities and Exchange Commission, (c) those obtained or made on or prior to the Closing Date and (d) those of the Bankruptcy Court.
3.4 Binding Effect. This Agreement and each other Note Document to which any Note Party or any Subsidiary of any Note Party is a Party constitute the legal, valid and binding obligations of each such Person which is a Party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
3.5 Litigation. Other than the Cases and except as specifically disclosed in Schedule 3.5, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of each Note Party, threatened, at law, in equity, in arbitration or before any Governmental Authority, against any Note Party, any Subsidiary of any Note Party (other than Constar Italy) or any of their respective Properties which:
(a) purport to affect or pertain to this Agreement, any other Note Document, or any of the transactions contemplated hereby or thereby;
(b) would reasonably be expected to result in monetary judgment(s), individually or in the aggregate, in excess of $2,000,000; or
(c) would reasonably be expected to result in equitable relief, individually or in the aggregate, that could be reasonably be expected to result in a loss of revenue, or increase in expenses, in an aggregate amount in excess of $2,000,000.
No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Note Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. Except as specifically disclosed in Schedule 3.5(a), as of the Closing Date, no Note Party or any Subsidiary of any Note Party is the subject of any audit or any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any Requirement of Law which violation would reasonably be expected to result in a Material Adverse Effect.

3.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Note Party or the grant or perfection of Agent’s Liens on the Collateral or the consummation of the transactions contemplated hereunder. No Note Party and no Subsidiary of any Note Party is in default under or with respect to any Contractual Obligation owed by it arising after the Petition Date or under executory contracts and unexpired leases that have been assumed with the consent of the Agent in the Cases pursuant to Section 365 of the Bankruptcy Code (including pursuant to the Plan) in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.
3.7 ERISA Compliance.
(a) Schedule 3.7(a) sets forth, as of the Closing Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans and (b) all Multiemployer Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies. Except for those that would not reasonably be expected to result in Liabilities in excess of $5,000,000 in the aggregate, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Note Party, threatened in writing) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Note Party incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur. On the Closing Date, other than the Cases, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding. With respect to each Title IV Plan, all ERISA Affiliates have satisfied the minimum funding standard under Section 412(a) of the Code and paid all minimum required contributions and all required installments on or before the due dates provided under Section 430 of the Code.
(b) Schedule 3.7(b) identifies as of the Closing Date a complete and accurate list of pension plans and/or arrangements operating in the United Kingdom through which any of Holdings or its Subsidiaries currently contributes or could be required to contribute (the “UK Pension Plans”). There are no amounts which are treated under Section 75 of the United Kingdom Pensions Act 1995 as due from any of Holdings or its Subsidiaries to any other pension scheme operated in the United Kingdom in which any of Holdings or its Subsidiaries has been a participating employer. Schedule 3.7(b) separately identifies which of the UK Pension Plans is a defined benefit plan and which is a defined contribution plan. All of the UK Pension Plans are registered pension schemes as defined in chapter 2 of part 4 of the United Kingdom Finance Act 2004. There is no plan of any Note Party organized in England and Wales (or, to the knowledge of the Note Parties organized in England and Wales, of any other Person having the power to amend or terminate any UK Pension Plan) to amend or terminate any UK Pension Plan or otherwise do any act or omission so as to give rise to any claim by the trustees of that plan whether under the related trust deed or rules of that plan or under Section 75 of the United Kingdom Pensions Act 1995. Contributions have been made to the UK Pension Plans as required under their relevant schedule of contributions and recovery plan in force from time to time as those terms are defined in Part 3 of the United Kingdom Pensions Act 2004 (as amended) in all material respects. There are no facts or circumstances which may give rise to the Pensions Regulator threatening to issue or issuing a Financial Support Directive or a Contribution Notice with respect to any UK Pension Plans.

3.8 Use of Proceeds; Margin Regulations. The proceeds of the Notes shall be used solely for the purposes set forth in and permitted by Section 4.10 and shall not be used in any manner prohibited by Section 1.15. No Note Party and no Subsidiary of any Note Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.
3.9 Ownership of Property; Liens. As of the Closing Date, the Real Estate listed in Schedule 3.9 constitutes all of the owned and leased Real Estate of each Note Party. Each of the Note Parties and each of their respective Subsidiaries has good record and marketable title in fee simple to (or, in the case of Constar UK, good and marketable title to freehold property), or valid leasehold interests in, all Real Estate, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, necessary or used in the ordinary conduct of their respective businesses, except, in any case, where the failure to hold good and valid title to Real Estate or equipment, or valid leasehold interests with respect to Real Estate or equipment, would not be reasonably expected to have a Material Adverse Effect. As of the Closing Date, none of the Real Estate of any Note Party or any Subsidiary of any Note Party is subject to any Liens other than Permitted Liens. As of the Closing Date, except as would not reasonably be expected to have a Material Adverse Effect, all permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.
3.10 Taxes. Except as specifically disclosed in Schedule 3.5(a), all material federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all taxes, assessments and other governmental charges and impositions required to be reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. Except as specifically disclosed in Schedule 3.5(a) as of the Closing Date, (i) to the knowledge of each Note Party, no Tax Return is under audit or examination by any Governmental Authority, and no notice of any audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities, in each case except as would not reasonably be expected to have a Material Adverse Effect. No Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.601 l-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

3.11 Financial Condition.
(a) Each of (i) the Consolidated audited balance sheet of Holdings dated December 31, 2009, and the related Consolidated audited statements of income or operations, shareholders’ equity and cash flows for the Fiscal Year ended on that date and (ii) each unaudited interim Consolidated balance sheet of Holdings dated September 30, 2010, October 31, 2010 and November 30, 2010, and the related unaudited Consolidated statements of income, shareholders’ equity and cash flows for the fiscal months then ended during such Fiscal Year, in each case, copies of which have been furnished to the Agent:
(x) were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein, subject to, in the case of the unaudited interim financial statements, normal year-end adjustments and the lack of footnote disclosures; and
(y) present fairly in all material respects the consolidated financial condition of Holdings and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby.
(b) Since the Petition Date, there has been no Material Adverse Effect (other than trade payables, Liabilities under the Pre-Petition Revolving Credit Agreement, and intercompany indebtedness, arising in the Ordinary Course of Business).
(c) The Note Parties and their Subsidiaries have no Indebtedness other than Indebtedness permitted pursuant to Section 5.5 and have no Contingent Obligations other than Contingent Obligations permitted pursuant to Section 5.9.
(d) All financial performance projections delivered to Agent, including the financial performance projections delivered on the Closing Date, represent each Issuer’s good faith estimate as of the Closing Date of future financial performance and are based on assumptions believed by each Issuer as of the Closing Date to be fair and reasonable in light of market conditions known to each Issuer as of the Closing Date, it being acknowledged and agreed by Agent and Purchasers that (i) projections as to future events are subject to significant uncertainties and contingencies, many of which are beyond the control of the Note Parties and their Subsidiaries, and are not to be viewed as facts or an assurance that such projections will be realized and (ii) the actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material.
3.12 Environmental Matters. (a) The operations of each Note Party and each Subsidiary of each Note Party are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) as of the Closing Date, no Note Party and no Subsidiary of any Note Party is Party to, and no Note Party and no Subsidiary of any Note Party and no Real Estate currently or previously owned, leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any Contractual Obligation relating to any Environmental Liabilities or any pending (or, to the knowledge of any Note Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or written notice of violation or of potential liability or similar written notice relating in any manner to any Environmental Laws (an “Environmental Proceeding”), (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Note Party or any Subsidiary of any Note Party and, to the knowledge of any Note Party, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property, (d) no Note Party and no Subsidiary of any Note Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any Real Estate in violation of Environmental Laws or that requires any Remedial Action pursuant to Environmental Laws, (e) all Real Estate currently (or to the knowledge of any Note Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Note Party and each Subsidiary of each Note Party is free of contamination by any Hazardous Materials in violation of Environmental Laws or that requires any Remedial Action pursuant to Environmental Laws, and (f) no Note Party and no Subsidiary of any Note Party (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations or (ii) knows of any facts, circumstances or conditions relating to its operations or Real Estate, including receipt of any written information request or written notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.) or similar Environmental Laws, that would reasonably be expected to result in Environmental Liabilities to any Note Party or any Subsidiary of any Note Party, in each case, except (x) as set forth in Schedule 3.12 or (y) where any such non-compliance, Environmental Proceeding, Liens, Environmental Liabilities, Release of Hazardous Materials, violation, engagement or responsibilities, as applicable, would not reasonably be expected to result in any Material Environmental Liability. Each Note Party has made available to Agent copies of all existing, material, non-routine environmental reports, reviews and audits and all material, non-routine documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody, control or otherwise available to the Note Parties as of the Closing Date, except for those portions subject to attorney-client privilege.
3.13 Regulated Entities. None of any Note Party or any Subsidiary of any Note Party, is (a) an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other foreign, Federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its Obligations under the Note Documents.
3.14 Reorganization Matters.
(a) Each Case was commenced on the Petition Date in accordance with applicable law and proper notice thereof and the proper notice for (i) the motions seeking approval of the Note Documents, the Interim Order and the Final Order, (ii) the hearings for the approval of the Interim Order, and (iii) the hearings for the approval of the Final Order will be given. Each Note Party shall give, on a timely basis as specified in the Interim Order or the Final Order, as applicable, all notices required to be given to all parties specified in the Interim Order or Final Order, as applicable.

(b) From and after the entry of the Interim Order, and pursuant to and to the extent permitted in the Interim Order and the Final Order, the Obligations will constitute allowed administrative expense claims in the Cases having priority over all administrative expense claims and unsecured claims against the Note Parties now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expense claims of the kind specified in sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726, 1114 or any other provision of the Bankruptcy Code or otherwise, as provided under section 364(c)(l) of the Bankruptcy Code, subject, as to priority only, to the Carve Out.
(c) From and after the entry of the Interim Order and pursuant to and to the extent provided in the Interim Order and the Final Order, the Obligations will be secured by a valid and perfected first priority Lien on all of the Collateral, subject, as to priority only, to the Carve Out and the priorities set forth in Section 1.12.
(d) The Interim Order (with respect to the period prior to entry of the Final Order) or the Final Order (with respect to the period on and after entry of the Final Order), as the case may be, is in full force and effect has not been reversed, stayed, modified or amended without the Agent’s and Required Purchasers’ consent.
3.15 Labor Relations. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Note Party, threatened) against or involving any Note Party or any Subsidiary of any Note Party, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.15 as of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Note Party or any Subsidiary of any Note Party, (b) to the knowledge of each Note Party, no petition for certification or election of any such representative is existing or pending with respect to any employee of any Note Party or any Subsidiary of any Note Party and (c) to the knowledge of each Note Party, no such representative has sought certification or recognition with respect to any employee of any Note Party or any Subsidiary of any Note Party.
3.16 Intellectual Property. Schedule 3.16 sets forth a true and complete list of (a) all Intellectual Property owned by the Note Parties that is registered with or is the subject of an application for registration filed with the relevant authorities in the United States, United Kingdom or European Union (or any applicable subdivision thereof) and (b) in the case of each item referenced in the preceding clause (a), (1) the Note Party that is the owner thereof, (2) the title, (3) the registration number and registration date and (4) any material IP Licenses or other rights (including franchises) granted by such Note Party with respect thereto. Each Note Party and each Subsidiary of each Note Party owns, or is licensed to use, all Intellectual Property used or necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, it being understood that the foregoing representation shall not be construed as a representation or warranty with respect to non- infringement, which is the subject of the next following sentence. To the knowledge of each Note Party, (a) the conduct and operations of the businesses of each Note Party and each Subsidiary of each Note Party does not infringe, misappropriate or dilute any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Note Party or any Subsidiary of any Note Party in, or relating to, any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Note Documents and the transactions contemplated therein and would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.17 Broker’s Fees; Transaction Fees. Neither any Note Party nor any Person acting on any of their behalf (a) has directly or indirectly offered the Notes or any part thereof or any similar securities for issue or sale to, or solicited any offer to buy any of the same from, anyone other than the Purchasers and other FRN Holders (b) has dealt with any broker, finder, commission agent or other similar Person in connection with the sale of the Notes and the other transactions contemplated by the Note Documents or (c) is under any obligation to pay any broker’s fee, finder’s fee or commission in connection with such transactions that are permitted under the Note Documents.
3.18 Insurance. Schedule 3.18 lists all insurance policies of any nature maintained as of the Closing Date for current occurrences by each Note Party, including issuers, coverages and deductibles. Each of the Note Parties and each of their respective Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Issuers (other than to the extent that the Note Parties are self insured with respect to health insurance), in such amounts, with such deductibles and co- payments and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where such Person operates.
3.19 Ventures, Subsidiaries and Affiliates; Outstanding Stock. Except as set forth in Schedule 3.19 as of the Closing Date, no Note Party and no Subsidiary of any Note Party is engaged in any joint venture or partnership with any other Person, or (other than through any Affiliate controlling Holdings) is a controlled Affiliate of any other Person. All issued and outstanding Stock and Stock Equivalents of each of the Note Parties (other than Holdings) and each of their respective Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than, with respect to the Stock and Stock Equivalents of the Issuers and Subsidiaries of the Issuers, those in favor of Agent, for the benefit of the Secured Parties other than Permitted Liens set forth in subsections 5.1(c), 5.1(d), 5.1(e), 5.1(g) 5.1(h), 5.1(i), 5.1(j) or 5.1(k). All such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. As of the Closing Date, all of the issued and outstanding Stock of each Note Party (other than Holdings) and each Subsidiary of each Note Party, is owned by each of the Persons and in the amounts set forth in Schedule 3.19. Except as set forth in Schedule 3.19, there are no preemptive or other outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Note Party other than Holdings may be required to issue, sell, repurchase or redeem any of its Stock or Stock Equivalents or any Stock or Stock Equivalents of its Subsidiaries. Set forth in Schedule 3.19 is a true and complete organizational chart of Holdings and all of its Subsidiaries.
3.20 Jurisdiction of Organization; Chief Executive Office. Schedule 3.20 lists each Note Party’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Note Party’s chief executive office or sole place of business (as the case may be), in each case as of the date hereof, and such Schedule 3.20 also lists all jurisdictions of organization and legal names of such Note Party for the five years preceding the Closing Date.

3.21 Locations of Inventory and Books and Records. Each Note Party’s inventory (other than inventory in transit) and books and records concerning the Collateral are kept at the locations listed in Schedule 3.21.
3.22 Deposit Accounts and Other Accounts. The Note Parties have provided a true and correct schedule of all bank and other financial institutions at which any Note Party maintains deposit or other accounts as of the Closing Date, and such schedule correctly identifies the names, addresses and telephone numbers of each depository, the names in which the accounts are held, descriptions of the purposes of the accounts, and the complete account numbers therefor.
3.23 Customer and Trade Relations. As of the Closing Date, there exists no material default by any Note Party or, to the knowledge of any Note Party, material default by any other Person under any Contractual Obligation between any Note Party and such Person (a) whose purchases, together with its Affiliates, during the preceding twelve (12) calendar months caused them to be ranked among the ten (10) largest customers of the Note Parties taken as a whole or (b) whose sales to the Note Parties are essential to their operations taken as a whole.
3.24 Bonding; Licenses. Except as set forth in Schedule 3.24 as of the Closing Date, no Note Party is a Party to or bound by any surety bond agreement, indemnification agreement therefor or bonding requirement with respect to products or services sold by it.
3.25 [Reserved].
3.26 Full Disclosure. None of the representations or warranties made by any Note Party or any of their Subsidiaries in the Note Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Note Party or any of their Subsidiaries in connection with the Note Documents, when made, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.
3.27 Foreign Assets Control Regulations and Anti-Money Laundering. Each Note Party and each Subsidiary of Note Party is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Note Party and no Subsidiary or Affiliate of a Note Party (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Note Document would be prohibited under U.S. law.

3.28 Patriot Act. The Note Parties, each of their Subsidiaries and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Note will be used directly or indirectly for any payments to any government official or employee, political Party, official of a political Party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.
ARTICLE IV
AFFIRMATIVE COVENANTS
Each Note Party covenants and agrees that, so long as any Purchaser shall have any Note Purchase Commitment hereunder, or any Note or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:
4.1 Financial Statements. Each Note Party shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that monthly and quarterly financial statements shall not be required to have footnote disclosures and are subject to normal year-end adjustments). The Issuers shall deliver to Agent and to one contact identified by each Purchaser by Electronic Transmission and in detail reasonably satisfactory to Agent and the Required Purchasers:
(a) as soon as available, but not later than ninety (90) days after the end of each Fiscal Year, a copy of the audited Consolidated and condensed consolidating balance sheets of Holdings as at the end of such Fiscal Year and the related Consolidated and condensed consolidating statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the report of any “Big Four” or other nationally-recognized independent public accounting firm reasonably acceptable to Agent which report shall contain an unqualified opinion, stating that such Consolidated financial statements present fairly in all material respects the financial position as at the dates indicated and the results of operations for the periods indicated of Holdings and its Subsidiaries in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Issuers’ accountants shall concur and that shall have been disclosed in the notes to the financial statements subject to Section 11.3); provided, however, that delivery of a Form 10-K of Holdings that is in compliance with all applicable Requirements of Law shall satisfy the delivery requirements of this clause (a) and subsection 4.2(a) (including with respect to the condensed consolidating statements so long as such statements are included in the Form 10-K); and

(b) as soon as available, but not later than thirty (30) days after the end of each fiscal month of each Fiscal Year that is not the last month in a Fiscal Quarter, and not later than forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a copy of the unaudited Consolidated and condensed consolidating balance sheets of Holdings as of the end of such fiscal month, and the related Consolidated and condensed consolidating statements of income, shareholders’ equity and cash flows as of the end of such fiscal month and for the portion of the Fiscal Year then ended, all certified on behalf of the Issuers by an appropriate Responsible Officer of the Issuer Representative as fairly presenting, in all material respects, in accordance with GAAP, the financial position as at the dates indicated and the results of operations for the periods indicated of Holdings and its Subsidiaries, subject to normal year-end adjustments and absence of balance sheet reclassifications and footnote disclosures; provided, however, that delivery of a Form 10-Q of Holdings that is in compliance with all applicable Requirements of Law shall satisfy the delivery requirements of this clause (b) and subsection 4.2(a) with respect to quarterly financial statements (including with respect to the condensed consolidating statements so long as such statements are included in the Form 10-Q).
(c) Purchasers and Agent hereby acknowledge and agree that the format of the material of the type required to be delivered under this Section shall be satisfactory if it corresponds to the form agreed upon between Issuer Representative and the Purchasers prior to the Closing Date.
4.2 Appraisals; Certificates; Other Information. The Issuers shall furnish to Agent and to one contact identified by each Purchaser by Electronic Transmission:
(a) together with each delivery of financial statements pursuant to subsection (a) and with respect to quarterly financial statements, subsection 4.1(b), (i) a management discussion and analysis report, in reasonable detail, signed by a Responsible Officer of the Issuer Representative, describing the operations and financial condition of the Note Parties and their Subsidiaries for the portion of the Fiscal Year then ended (or for the Fiscal Year then ended in the case of annual financial statements), and (ii) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and discussing the reasons for any significant variations (in each case subject to the provisos of subsection 4.1(a) and subsection 4.1(b)); provided that Purchasers and Agent hereby acknowledge and agree that the format of the material of the type required to be delivered under this Section shall be satisfactory if it corresponds to the form agreed upon between Issuer Representative and the Purchasers prior to the Closing Date;
(b) concurrently with the delivery of the financial statements referred to in subsections 4.1(a) and 4.1(b) above, a fully and properly completed Compliance Certificate in the form of Exhibit 4.2(b), certified on behalf of the Issuers by a Responsible Officer of the Issuer Representative;

(c) promptly after the same are sent, copies of all financial statements and reports which Holdings sends to its shareholders or other equity holders, as applicable, generally and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which Holdings may publicly make to, or publicly file with, the Securities and Exchange Commission or any successor or similar Governmental Authority; provided that Issuers shall not be obligated to furnish any reports under Section 16 of the Securities Exchange Act of 1934, as amended;
(d) substantially concurrently with any such filing or distribution, all pleadings, motions, applications, judicial information, financial information and other documents filed or distributed by or on behalf of the Note Parties or their Subsidiaries with the Bankruptcy Court, the United States Trustee in any Case or any official committee appointed in any Case;
(e) no later than 30 days after each month, a report detailing for the prior month (i) Professional Fees that have been invoiced but unpaid to date in any Case, (ii) the accumulated “hold-back” of Professional Fees to date and (iii) the total Professional Fees paid in the Cases during such month and to date;
(f) (i) beginning with the Petition Date and thereafter on or prior to 5:00 PM, New York time on the Tuesday in the thirteenth week covered by the then Approved Budget, a Budget for the 13-week period following the Budget Period covered by the then outstanding Approved Budget; provided, that notwithstanding the foregoing, the Issuers may submit a new Budget more frequently at their election at any time to the Agent and Purchasers for approval in accordance with the definition of “Approved Budget” and upon such approval shall be deemed the “Approved Budget” for the period covered thereby, (ii) by 5:00 PM, New York time on Tuesday of each week, (A) a detailed reconciliation analysis for the preceding week of actual results compared to the Approved Budget; and (B) a written explanation of all material variances for the preceding week; and (iii) beginning with the 4th week after the Closing Date, and thereafter, on or prior to 5:00 PM, New York time on the third Business Day following each Budget Month End, (A) an updated thirteen week cash flow forecast, in the same form as the Budget and (B) a written explanation of material variances as compared to the Approved Budget (it being agreed and understood that such updated forecast is for informational purposes only and shall not replace or modify the Approved Budget in an respect);
(g) concurrently with the delivery of the financial statements referred to in subsections 4.1(a) and 4.1(b) above, (i) the current outstanding balance of Accounts owned by the Operating Companies, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its Permitted Discretion each of which shall be prepared by the Issuer Representative as of the last day of the immediately preceding week and (ii) updates of the gross balance of the Inventory owned by the Operating Companies; provided, however, that upon the occurrence and during the continuance of an Event of Default, the Agent may request such information as often as may be reasonably desired;
(h) to Agent, at the time of delivery of each of the monthly financial statements delivered pursuant to subsection 4.l(b) (or, in the case of any month when monthly statements are not required to be delivered, within forty-five (45) days after the end of such month):
(i) [Reserved];
(ii) [Reserved]; and

(iii) a reconciliation of the outstanding Notes as set forth in the monthly account statement provided by Agent to the Issuers’ general ledger and monthly Financial Statements delivered pursuant to subsection 4.1(b), in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its Permitted Discretion;
(i) at the time of delivery of each of the quarterly statements delivered pursuant to Section 4.1 (or, in the case of any quarterly period when quarterly statements are not required to be delivered, the annual statements for the annual period ending as of the last day such quarterly period), an updated Schedule 3.16 and 3.21 to the extent necessary to make accurate and complete the representations and warranties in Sections 3.16 and 3.21, as applicable, as of the date of delivery of such financial statements, together with:
(i) a listing of government contracts of any Operating Entity pursuant to which Accounts arise that are subject to the Federal Assignment of Claims Act of 1940 or any similar state or municipal law; and
(ii) an updated listing of all bank and other financial institutions at which any Note Party maintains deposit or other accounts, together with the names, addresses and telephone numbers of each depository, the names in which the accounts are held, descriptions of the purposes of the account, and the complete account numbers therefor;
(j) [Reserved];
(k) concurrently with the delivery of the financial statements referred to in subsections 4.1(a) and 4.1(b) above (and to the extent not previously delivered by Issuers to Agent), copies of any management letters submitted by the certified public accountants of any Note Party in connection with each annual, interim or special audit or review of any type of such financial statements or internal control systems of any Note Party made by such accountants; and
(l) promptly, such additional financial, perfection certificates and other documents and information with respect to the business, property, condition, corporate or similar affairs or operations of any Note Party or its Subsidiaries as Agent (or any Purchaser through the Agent) may from time to time reasonably request.
4.3 Notices. The Issuers shall notify Agent and each Purchaser of each of the following promptly after a Responsible Officer becomes aware thereof, but (subject to clauses (f)(ii), (f)(iii) and (f)(iv) below) in no event later than five (5) Business Days thereafter:
(a) the occurrence or existence of any Default or Event of Default;
(b) any breach or non-performance of, or any default under, any Contractual Obligation of any Note Party or any Subsidiary of any Note Party, or any violation of, or non- compliance with, any Requirement of Law, which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof;

(c) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Note Party or any Subsidiary of any Note Party and any Governmental Authority which would reasonably be expected to result, either individually or in the aggregate, in Liabilities in excess of $1,000,000;
(d) the commencement of, or any Material Adverse Development in, any litigation or proceeding affecting any Note Party or any Subsidiary of any Note Party of any of the following types: (i) any litigation or proceeding in which the amount of damages claimed is $1,000,000 (or its equivalent in another currency or currencies) or more, (ii) any litigation or proceeding in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) any litigation or proceeding in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Note Document;
(e) (i) the receipt by any Note Party of any written notice of violation of or potential liability or similar notice under Environmental Law, (ii)(A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violations of or Liabilities under, any Environmental Law or (C) the commencement of, or any Material Adverse Development with respect to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or Liability under any Environmental Law which in the case of clauses (A), (B) or (C) would reasonably be expected to result in Material Environmental Liabilities, (iii) the receipt by any Note Party of notification that any property of any Note Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) any proposed acquisition or lease of Real Estate, if such acquisition or lease would reasonably be expected to result in Material Environmental Liabilities;
(f) (i) on or prior to any filing by any ERISA Affiliate of any notice of any reportable event under Section 4043 of ERISA, or intent to terminate any Title IV Plan, a copy of such notice (ii) promptly, and in any event within ten (10) days, after any officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto, (iii) promptly, and in any event within ten (10) days, after any officer of any ERISA Affiliate knows or has reason to know that a Title IV Plan is in “at risk” status within the meaning of Section 430(i) of the Code and (iv) promptly, and in any event within ten (10) days after any officer of any ERISA Affiliate knows or has reason to know that an ERISA Event will occur or has occurred, a notice describing such ERISA Event, and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notices received from or filed with the PBGC, IRS, Multiemployer Plan or other Benefit Plan pertaining thereto;
(g) any Material Adverse Effect subsequent to the date of the most recent audited financial statements delivered to Agent and Purchasers pursuant to this Agreement (other than (i) trade payables, Liabilities under the Prior Credit Agreement, and intercompany indebtedness, arising in the Ordinary Course of Business prior to the Closing Date and (ii) after the Closing Date, trade payables arising in the Ordinary Course of Business, and intercompany indebtedness and other transactions permitted by this Agreement);

(h) any labor controversy resulting in, or reasonably expected to result in, any strike, work stoppage, boycott, shutdown or other labor disruption against or involving any Note Party or any Subsidiary of any Note Party if the same would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;
(i) the creation, establishment or acquisition of any Subsidiary or the issuance by or to any Note Party of any Stock or Stock Equivalent (other than issuances by Holdings of any Stock or Stock Equivalent); and
(j) (i) the creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any income or franchise or other material taxes with respect to any Tax Affiliate and (ii) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any material adjustment under Section 481 (a) of the Code, by reason of a change in accounting method or otherwise.
Each notice pursuant to this Section 4.3 shall be in electronic or written form accompanied by a statement by a Responsible Officer of the Issuer Representative, on behalf of the Issuers, setting forth details of the occurrence referred to therein, and stating what action the Issuers or other Person proposes to take with respect thereto and at what time. Each notice under subsection 4.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Note Document that have been breached or violated.
4.4 Preservation of Corporate Existence, Etc. Each Note Party shall, and shall cause each of its Subsidiaries (other than, in respect of subsections 4.4(a) and 4.4(b), Constar Italy) to:
(a) preserve and maintain in full force and effect its organizational existence and, if applicable, good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except, with respect to Holdings’ Subsidiaries, in connection with transactions permitted by Section 5.2 or 5.3;
(b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except in connection with transactions permitted by Section 5.2 or Section 5.3 and except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;
(c) use its commercially reasonable efforts, in the Ordinary Course of Business, to preserve the goodwill and business of the customers, suppliers and others having material business relations with it;
(d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, except in connection with transactions permitted by Section 5.2 or 5.3; and

(e) conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any respect which would reasonably be expected to have a Material Adverse Effect, and shall comply in all material respects with the terms of its IP Licenses.
4.5 Maintenance of Property. Each Note Party shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or is necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted and shall make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and except in connection with transactions permitted by Section 5.2 or Section 5.3.
4.6 Insurance.
(a) Each Note Party shall, and shall cause each of its Subsidiaries to, (i) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Note Parties and such Subsidiaries (including policies of fire, product liability, public liability, property damage, other casualty, workers’ compensation, and business interruption insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Issuers (other than to the extent that the Note Parties are self insured with respect to health insurance)) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Note Parties and (ii) cause all such insurance relating to any property or business of any Note Party to name Agent as additional insured and all such property and business interruption insurance relating to any Collateral to name Agent as loss payee. All such property, business interruption and extra expense (if any) policies of insurance on Collateral of the Note Parties will contain an endorsement, in form and substance acceptable to Agent, showing loss payable to Agent (Form CP 1218 or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Agent, will provide, to the extent of the Agent’s and the Purchasers’ interest in such policies of insurance and the property covered thereby, that (i) the insurance companies endeavor to give Agent at least thirty (30) days’ prior written notice before any such policy or policies of insurance shall be altered or canceled (or in the case of cancellation for non-payment of premiums, ten (10) day’s prior written notice) and (ii) no act or default of the Note Parties or any other Person shall affect the right of Agent to recover under such policy or policies of insurance in case of loss or damage. Each Note Party shall direct all present and future insurers under its “All Risk” policies of property insurance on Collateral to pay all proceeds payable thereunder directly to Agent. If any insurance proceeds are paid by check, draft or other instrument payable to any Note Party and Agent jointly, Agent may endorse such Note Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent reserves the right at any time, upon review of each Note Party’s risk profile, to require reasonable additional forms and limits of insurance.

(b) Unless the Note Parties provide Agent with evidence of the insurance coverage required by this Agreement, Agent may, upon at least five (5) Business Days’ prior notice to Issuer Representative (unless the insurance would expire prior thereto), purchase insurance required by this Agreement at the Note Parties’ expense to protect Agent’s and Purchasers’ interests in the Note Parties’ and their Subsidiaries’ properties (whether or not such insurance pertains to the Collateral or other property). This insurance may, but need not, protect the Note Parties’ and their Subsidiaries’ interests. The coverage that Agent purchases may not pay any claim that any Note Party or any Subsidiary of any Note Party makes or any claim that is made against such Note Party or any Subsidiary in connection with said Property. The Issuers may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that there has been obtained insurance as required by this Agreement. If Agent purchases insurance, the Note Parties will be responsible for the costs of that insurance, including interest and any other reasonable charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations. The costs of the insurance may be more than the cost of insurance the Issuers may be able to obtain on their own.
(c) The Note Parties appoint Agent as their attorney-in-fact to settle or adjust all property damage claims under its property insurance policies to extent such claims relate to the Collateral; provided, that such power of attorney shall only be exercised so long as an Event of Default has occurred and is continuing or if the property insurance claim exceeds $1,000,000. If no Event of Default is has occurred and is continuing and the Agent exercises such power of attorney to settle or adjust any property damage claim in accordance with the preceding sentence, the Agent shall make such settlement or adjustment in consultation with the Issuer Representative. The Agent shall have no duty to exercise such power of attorney, but may do so at its Permitted Discretion.
4.7 Payment of Obligations. Such Note Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed, all their respective obligations and liabilities (in the case of Contractual Obligations, relating only to obligations arising after the Petition Date or under executory contracts and leases that have been assumed with the consent of the Agent (“Designated Obligations”)), including:
(a) all tax liabilities, assessments and governmental charges or levies upon it or its Property arising after the Petition Date or, with the consent of the Agent, ordered to be paid by the Bankruptcy Court, unless (i) the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the filing or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person and (ii) in the case of any such Lien against the Collateral, Issuers shall have notified Agent of such Lien.
(b) all lawful claims relating to Designated Obligations which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person;

(c) with respect to all Indebtedness relating to Designated Obligations having an aggregate outstanding principal amount in excess of $5,000,000, as and when due and payable, but subject to any subordination provisions contained herein, in any other Note Documents and/or in any instrument or agreement evidencing such Indebtedness;
(d) with respect to obligations under any Designated Obligation to such Note Party or any of its Subsidiaries is bound, or to which it or any of its Property is subject, except where the failure to perform such obligations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and
(e) payments to the extent necessary to avoid the imposition of a Lien with respect to, or the involuntary termination of any underfunded Benefit Plan.
4.8 Compliance with Laws. Each Note Party shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
4.9 Inspection of Property and Books and Records. Each Note Party shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person. Each Note Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and the Agent and its Related Persons and any Purchaser with a Commitment Percentage in excess of 5% and its Related Persons shall have access at any and all times during the continuance thereof): (a) provide access to such property to the Agent and any of its Related Persons, and permit the Agent and any of its Related Persons to audit, inspect and make extracts and copies from all of such Note Party’s books and records as frequently as the Agent reasonably determines to be appropriate; (b) provide access to such property to any Purchaser with a Commitment Percentage in excess of 5% and any of its Related Persons, and permit such Purchaser or Related Persons to audit, inspect and make extracts and copies from all of such Note Party’s books and records upon the request of such Purchaser (provided that such Purchaser shall reasonably coordinate with the other Purchasers so that they have the reasonable opportunity to join in such visit); and (c) permit the Agent and any of its Related Persons, to conduct field examinations, evaluate and make physical verifications of the Inventory and other Collateral in any manner and through any medium that the Agent or any Purchaser reasonably considers advisable. When an Event of Default has occurred and is continuing, all such audits, field examinations, evaluations, verifications and other inspections shall be at the Note Parties’ expense.

4.10 Use of Proceeds. Issuers shall use the proceeds of the A-1 Notes solely as follows: (a) to refinance on the Closing Date, the Indebtedness under the Pre-Petition Revolving Credit Agreement and provide for cash collateral with respect to the Existing Letters of Credit pursuant to the Letter of Credit Cash Collateral Agreement, (b) to pay costs and expenses required to be paid pursuant to Section 2.1, (c) and as specified in the Approved Budget, (i) to meet cash collateral requirements, (ii) to pay Permitted Prepetition Claim Payments and (iii) for working capital, Capital Expenditures and other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement. The proceeds of each other series of Notes shall be used by Issuers solely as follows: (a) to cash collateralize any letters of credit provided for in the Approved Budget (in an amount not to exceed 105% of the stated amount therefor), (b) as specified in the Approved Budget, (i) to meet cash collateral requirements, (ii) to pay Permitted Prepetition Claim Payments and (iii) for working capital, Capital Expenditures and other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement, and (c) to otherwise pay any amounts due and owing to the Secured Parties.
4.11 Cash Management Systems. Each Note Party shall exercise commercially reasonable efforts to enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements providing for “springing” cash dominion with respect to each deposit, securities, commodity or similar account maintained by such Person (other than (x) payroll, withholding tax, other fiduciary accounts and any accounts in which balances do not exceed $250,000 at any time and (y) deposit accounts of Constar UK (which shall be subject to the provisions of the UK Collateral Documents). In addition, at Agent’s request, Note Parties will exercise commercially reasonable efforts to enter into Control Agreements providing for “springing” cash dominion over disbursement accounts, except as set forth in the preceding sentence. Subject to the exceptions described above in this Section 4.11, the Note Parties shall (i) cause all payments received by them each day to be deposited in deposit accounts within three (3) Business Days following receipt, (ii) maintain lockboxes subject to Control Agreements (to the extent such Control Agreement is required above pursuant to this Section 4.11) and direct all Account Debtors to remit all payments directly to those lockboxes, and (iii) cause all funds in deposit accounts to be transferred on a daily basis to a concentration account that is subject to a Control Agreement (to the extent such Control Agreement is required to be obtained above pursuant to this Section 4.11).
4.12 Landlord Agreements. Each Note Party shall use commercially reasonable efforts to obtain a landlord agreement or bailee waivers, as applicable, from the lessor of each leased property or bailee in possession of any Collateral with respect to each location where any Collateral is stored or located, which agreement shall be reasonably satisfactory in form and substance to Agent.
4.13 Further Assurances. Each Note Party shall ensure that all written information, exhibits and reports furnished by the Note Parties to Agent or the Purchasers do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, in each case taken as a whole, and will promptly disclose to Agent and the Purchasers and correct any material defect or error that may be discovered therein or in any Note Document or in the execution, acknowledgement or recordation thereof.

4.14 Environmental Matters. Without limiting the generality of the foregoing, each Note Party shall, and shall cause each of its Subsidiaries to, comply with, and maintain its Real Estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance) or that is required by orders and directives of any Governmental Authority except where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Environmental Liability. Without limiting the foregoing, if an Event of Default is continuing or if Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Note Party or any Subsidiary of any Note Party or that there exist any Environmental Liabilities, then each Note Party shall, promptly upon receipt of request from Agent, cause the performance of, and allow Agent and its Related Persons access to such Real Estate for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as Agent may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent.
4.15 Additional Collateral and Guaranties. To the extent not delivered to the Agent on or before the Closing Date (including in respect of after-acquired property and Persons that become Subsidiaries of any Note Party after the Closing Date), the Issuers agree promptly to do, or cause each of its Subsidiaries or Holdings to do, each of the following, unless otherwise agreed by the Agent:
(a) deliver to the Agent a duly-executed joinder agreement in the form of Exhibit 4.15 and such other duly-executed supplements and amendments to this Agreement in form and substance reasonably satisfactory to the Agent and as the Agent reasonably deems necessary or advisable in order to ensure that each Subsidiary of Holdings (unless excluded pursuant to the succeeding provisos, or having assets (measured by book value and fair market value), and revenues, less than $50,000, an “Additional Guarantor”) guaranties, as primary obligor and not as surety, the full and punctual payment when due of the Obligations or any part thereof; provided, however, that, unless the Issuer Representative and the Agent otherwise agree, in no event shall any Foreign Subsidiary (other than Constar UK) or any Subsidiary of any Foreign Subsidiary be required to join this Agreement or guaranty the payment of the Obligations;
(b) deliver to the Agent such duly-executed joinder and amendments to the applicable Collateral Documents, in form and substance reasonably satisfactory to the Agent and as the Agent reasonably deems necessary or advisable, in order to (i) effectively grant to the Agent, for the benefit of the Secured Parties, a valid, perfected and enforceable first-priority security interest in the Stock and Stock Equivalents owned directly or indirectly by any Note Party, or any Additional Guarantor and (ii) effectively grant to the Agent, for the benefit of the Secured Parties, a valid, perfected and enforceable first-priority security interest (or comparable right or interest) in all Collateral of each Note Party or each Additional Guarantor; provided, however, that, unless the Issuer Representative and the Agent otherwise agree, in no event shall Holdings or any of its Subsidiaries be required to pledge (i) in excess of sixty-five percent (65%) of the outstanding Voting Stock of any Foreign Subsidiary (other than Constar UK, of which 100% of the outstanding Voting Stock shall be charged pursuant to the UK Charge Over Shares) that is a direct Subsidiary of Holdings or of any Domestic Subsidiary or (ii) unless such Stock is otherwise held directly by Holdings or any Domestic Subsidiary that is not a Subsidiary of any Foreign Subsidiary, any of the Stock of any Foreign Subsidiary or Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary. Notwithstanding anything to the contrary in this Agreement or any other Note Document, foreign law-governed equity pledge agreements are not required to be delivered with respect to the pledge of the Stock or Stock Equivalents in Constar Holland or Constar Italy;

(c) subject to the applicable limitations set forth in the Collateral Documents, deliver to the Agent all certificates, instruments and other documents representing all pledged or charged stock, pledged debt instruments and all other Stock, Stock Equivalents and other debt securities being pledged pursuant to the joinders, amendments and foreign agreements executed pursuant to clause (b) above, together with (i) in the case of certificated pledged or charged stock and other certificated Stock and Stock Equivalents, undated stock powers or the local equivalent endorsed in blank and (ii) in the case of pledged debt instruments and other certificated debt securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of the pledgor;
(d) to take such other actions reasonably necessary or advisable to ensure the validity or continuing validity of the guaranties required to be given pursuant to clause (a) above or to create, maintain or perfect the security interest required to be granted pursuant to clause (a) above, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Agent; and
(e) if requested by the Agent, deliver to the Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.
4.16 Bankruptcy Court. Holdings shall use its commercially reasonable efforts to obtain the approval of the Bankruptcy Court, and to satisfy the conditions precedent provided in, this Agreement and the other Note Documents, and shall deliver to the Agent and the Agent’s counsel all material pleadings, motions and other documents filed on behalf of any of the Note Parties with the Bankruptcy Court or provided by any of the Note Parties to any statutory committee appointed in the Case or the United States Trustee for the District of Delaware.
4.17 Conference Calls. On a weekly basis, at such time as the Agent may determine, the Issuers shall hold a conference call among the Agent, its advisors, officers of the Issuers and its advisors providing information in detail satisfactory to the Agent on the Issuers’ compliance with this Agreement and progress on achieving the Milestones.
ARTICLE V
NEGATIVE COVENANTS
Each Note Party covenants and agrees that, so long as any Purchaser shall have any Note Purchase Commitment hereunder, or any Note or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:
5.1 Limitation on Liens. No Note Party shall, and no Note Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):
(a) any Lien existing on the Property of a Note Party or a Subsidiary of a Note Party on the Closing Date and set forth in Schedule 5.1, including replacement Liens on the Property currently subject to such Liens and Liens securing the First Mortgage Notes;
(b) any Lien created under any Note Document;

(c) Liens for taxes, fees, assessments or other governmental charges (i) which are not past due or remain payable without penalty, or (ii) the non-payment of which is permitted by Section 4.7;
(d) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, workmen’s or other similar Liens arising in the Ordinary Course of Business which are not past due or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;
(e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits made in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money, and exclusive of equitable Liens against Collateral that would arise with respect to surety bonds), and deposits made in the Ordinary Course of Business to secure present or future obligations with respect to utilities or health insurance benefits to employees and which do not constitute prepayments of expenses;
(f) Liens consisting of judgment or judicial attachment liens (other than for payment of taxes, assessments or other governmental charges) not resulting in an Event of Default under subsection 7.1(h);
(g) easements, rights-of-way, zoning and other restrictions, licenses, reservations, covenants, building restrictions, minor defects or other irregularities in title, and other similar encumbrances incurred in the Ordinary Course of Business which, either individually or in the aggregate, are not substantial in amount, do not in any materially detract from the value of the Property subject thereto and which do not interfere in any material respect with the ordinary conduct of the businesses of any Note Party or any Subsidiary of any Note Party;
(h) Liens on any Property acquired or held by any Note Party or any Subsidiary of any Note Party securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such Property and permitted under subsection 5.5(d); provided that (i) any such Lien attaches to such Property concurrently with or within twenty (20) days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction and the proceeds thereof, and (iii) the principal amount of the debt secured thereby does not exceed one hundred percent (100%) of the cost of such Property;
(i) Liens securing Capital Lease Obligations permitted under subsection 5.5(d);

(j) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license permitted under this Agreement; the ownership interest of suppliers that deliver goods under bailment arrangements in the Ordinary Course of Business; Liens in favor of lessors securing operating leases or, to the extent such transactions create a Lien hereunder, sale and leaseback transactions, in each case to the extent such operating leases or sale and leaseback transactions are permitted hereunder;
(k) licenses and sublicenses granted by a Note Party or Subsidiary thereof and leases or subleases (by a Note Party or Subsidiary thereof as lessor or sublessor) to third parties in the Ordinary Course of Business not materially interfering with the business of the Note Parties or any of their Subsidiaries;
(l) Liens in favor of collecting banks arising by operation of law under Section 4-210 of the Uniform Commercial Code or, with respect to collecting banks located in the State of New York, under 4-208 of the Uniform Commercial Code;
(m) Liens (including the right of set-off) in favor of a bank or other depository institution encumbering deposits and which do not secure Indebtedness;
(n) Liens on cash collateral not to exceed 105% of the stated amount of any letters of credit issued after the Petition Date and permitted and identified in the Approved Budget;
(o) Reserved;
(p) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;
(q) Liens on the receivables, inventory, related rights and interests, and proceeds thereof, of Constar Holland pursuant to any Constar Holland Financing;
(r) Liens on cash collateral not to exceed $3,905,000 securing the Existing Letters of Credit arising under the Pre-Existing Revolving Credit Agreement; and
(s) Liens on property owned by Constar Italy.
The prohibition provided for in this Section 5.1 includes, without limitation, any effort by any Note Party and any successful effort by any committee or any other party-in-interest in the Cases to prime or create pari passu to any claims, Liens or interests of the Agent and Purchasers any Lien (other than the Carve Out) irrespective of whether such claims, Liens or interests may be “adequately protected”. Except as otherwise permitted herein, no Note Party shall grant a Lien on any property that does not constitute Collateral to any creditor of any Note Party.

5.2 Disposition of Assets. No Note Party shall, and no Note Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including the Stock of any Subsidiary of any Note Party, whether in a public or a private offering or otherwise, and accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:
(a) dispositions of Inventory or, if in connection with the compromise or collection thereof and for fair market value, Accounts, in each case, in the Ordinary Course of Business;
(b) [Reserved];
(c) a true lease or sublease of Real Estate not constituting Indebtedness and not constituting a sale and leaseback transaction;
(d) provided no Default or Event of Default is continuing or would result therefrom and subject to compliance with Section 5.4 and any subordination provisions applicable to such dispositions in the Master Intercompany Note or otherwise, dispositions in the Ordinary Course of Business between or among Note Parties;
(e) (A) dispositions of equipment to Constar Holland and (B) other dispositions (other than of (x) the Stock of any Subsidiary of any Note Party or (y) any Accounts of any Operating Company) not otherwise permitted hereunder, in each case of clauses (A) and (B), (i) which are made for fair market value, (ii) at the time of such disposition, no Event of Default shall exist or shall result from such disposition, (iii) not less than one hundred percent (100%) of the aggregate sales price from such disposition shall be paid in cash, (iv) the aggregate fair market value of all assets so sold by the Note Parties and their Subsidiaries, together, during the term of this Agreement, shall not exceed $2,000,000 in the aggregate with respect to clause (A) or $5,000,000 in the aggregate with respect to clause (B), (v) after giving effect to such disposition, the Note Parties are in compliance on a pro forma basis with the covenants set forth in Article VI, recomputed for the most recent Fiscal Quarter for which financial statements have been delivered and (vi) after giving effect to such disposition, any resulting mandatory prepayment required pursuant to Section 1.8 shall be made;
(f) dispositions of Cash Equivalents for fair market value;
(g) dispositions of accounts receivable and related property by Constar Holland in connection with any Constar Holland Financing;
(h) dispositions constituting a casualty loss
(i) subject to compliance with Section 5.4, any Subsidiary of a Note Party (that is not a Note Party) may dispose of any or all of its assets to another Subsidiary of a Note Party (that is not a Note Party) or a Note Party; provided, that (a) with respect to any disposition that is to a Note Party, (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the assets sold shall not be for more than fair market value and in any event the terms thereof shall be no less favorable to the Note Party as would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Issuers and (iii) after giving effect to such disposition, the Note Parties are in compliance on a pro forma basis with the covenants set forth in Article VI, recomputed for the most recent Fiscal Quarter for which financial statements have been delivered and (b) with respect to any disposition that is to a Subsidiary of a Note Party (that is not a Note Party), (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than one hundred percent (100%) of the aggregate sales price from such disposition shall be paid in cash, (iii) the assets sold shall be for fair market value and otherwise on terms as would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Issuers and (iv) after giving effect to such disposition, the Note Parties are in compliance on a pro forma basis with the covenants set forth in Article VI, recomputed for the most recent Fiscal Quarter for which financial statements have been delivered; and

(j) transactions permitted under Sections 5.1(k) or 5.3;
provided, that the foregoing limitations are not intended to prevent such Note Party, with the consent of the Agent, from rejecting unexpired leases or executory contracts pursuant to Section 365 of the Bankruptcy Code in connection with the Cases.
To the extent the Required Purchasers waive the provisions of this Section 5.2 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 5.2, subject to the approval of all Purchasers to the extent Section 9.1(a)(vi) applies, such Collateral (unless sold to a Note Party) shall be sold free and clear of the Liens created by the Collateral Documents, and the Agent shall take all actions reasonably requested by any Note Party in order to effect the foregoing.
5.3 Consolidations and Mergers. No Note Party shall, and no Note Party shall suffer or permit any of its Subsidiaries to merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except in a transaction permitted under Sections 5.2 or 5.4. To the extent the Required Purchasers waive the provisions of this Section 5.3 with respect to the sale of any Collateral (or to the extent all Purchasers approve of the sale of Collateral pursuant to Section 9.01(a)(vi)), or any Collateral is sold as permitted by this Section 5.3, such Collateral (unless sold to a Note Party) shall be sold free and clear of the Liens created by the Collateral Documents, and the Agent shall, at the sole expense of the Note Parties, take all actions reasonably requested by any Note Party in order to effect the release of such Collateral
5.4 Acquisitions; Loans and Investments. No Note Party shall and no Note Party shall suffer or permit any of its Subsidiaries to (i) purchase or acquire, or make any commitment (unless such commitment is made conditional upon the receipt of any consent otherwise required under this Agreement) to purchase or acquire any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, or (ii) make or commit (unless such commitment is made conditional upon the receipt of any consent otherwise required under this Agreement) to make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation or other combination or (iii) make or purchase, or commit (unless such commitment is made conditional upon the receipt of any consent otherwise required under this Agreement) to make or purchase, any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including the Issuers, any Affiliate of the Issuers or any Subsidiary of Holdings (the items described in clauses (i), (ii) and (iii) are referred to as “Investments”, it being understood and agreed, for the avoidance of doubt, that Capital Expenditures shall not constitute Investments, but Contingent Obligations shall constitute Investments), except for:
(a) Investments in cash and Cash Equivalents;

(b) Investments by any Note Party in any other Note Party or in any Subsidiary which is not a Note Party; provided, that: (i) such Note Party or Subsidiary, as applicable, shall execute and deliver to any Note Party that is a payee a note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness owing by such Note Party or such Subsidiary to such other Note Party, that Intercompany Note shall be pledged and delivered to Agent pursuant to the Guaranty and Security Agreement or equivalent foreign security document, as applicable, as additional collateral security for the Obligations; (ii) each Note Party shall accurately record all intercompany transactions on its books and records; (iii) the aggregate amount of such intercompany Indebtedness owing by all Foreign Subsidiaries (including without limitation Constar UK), and all Subsidiaries which are not Note Parties, to the other Note Parties together with the aggregate Investments by all Note Parties to any Foreign Subsidiaries and other Subsidiaries which are not Note Parties shall not exceed $35,000,000 at any one time outstanding in the aggregate, (v) all such Investments made by the Note Parties in Foreign Subsidiaries (including without limitation Constar UK), and all Subsidiaries which are not Note Parties, shall be to fund the working capital, Capital Expenditures and other general corporate purposes of such Foreign Subsidiaries (including without limitation Constar UK) and Subsidiaries which are not Note Parties, as applicable; and (vi) all intercompany Indebtedness resulting from such Investments shall be unsecured and subordinated to the Obligations pursuant to the Master Intercompany Note or otherwise subject to such documentation as is acceptable to the Agent;
(c) Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to subsection 5.2;
(d) Investments acquired in connection with the settlement of delinquent Accounts in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers or customers;
(e) Investments existing on the Closing Date and set forth in Schedule 5.4;
(f) Investments by any Subsidiary of Holdings that is not a Note Party in the Issuers or any other Note Party, the Indebtedness (if any) created by which shall be unsecured, subordinated to the Obligations pursuant to the Master Intercompany Note and otherwise subject to such documentation as is acceptable to the Agent.
(g) loans or advances to employees permitted under Section 5.6;
(h) transactions permitted under Section 5.9, provided, however, that transactions permitted under Section 5.9 constituting Contingent Obligations of a Note Party with respect to obligations of another Note Party or Subsidiary of a Note Party must also comply with Section 5.4(b);

(i) Investments constituting payment intangibles, chattel paper (each as defined in the UCC) and Accounts, notes receivable and similar items arising or acquired in the Ordinary Course of Business;
(j) Reserved;
(k) Reserved;
(l) lease, utility and other similar deposits in the Ordinary Course of Business that do not constitute prepayments of payables to the extent permitted under Section 5.25 and Section 6.5.
5.5 Limitation on Indebtedness. No Note Party shall, and no Note Party shall suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:
(a) the Obligations;
(b) Indebtedness consisting of Contingent Obligations described in clause (a) of the definition thereof and permitted pursuant to Section 5.9;
(c) Indebtedness existing on the Closing Date and set forth in Schedule 5.5;
(d) Indebtedness not to exceed $1,000,000 in the aggregate at any time outstanding, consisting of Capital Lease Obligations or secured by Liens permitted by subsection 5.1(h) and Permitted Refinancings thereof;
(e) unsecured intercompany Indebtedness permitted pursuant to subsection 5.4(b) or (f);
(f) Indebtedness in respect of the First Mortgage Notes (including with respect to any Permitted Refinancing thereof) plus any interest accrued in connection therewith;
(g) Indebtedness of Constar UK to Constar Holland, provided that such Indebtedness is subordinated to the Obligations pursuant to the that certain Subordination Agreement of even date herewith among the Agent, Constar UK and Constar Holland or otherwise on terms satisfactory to the Agent and the aggregate principal balance of such Indebtedness is not less than $4,000,000 at any time as measured using the trailing 30-day average of the exchange rate, as quoted by Reuters, between the currency of Constar’s obligations to Constar Holland and the Dollar (the “Average Exchange Rate”);
(h) Indebtedness of Constar Holland with respect to any Constar Holland Financing;
(i) Guaranty Obligations of any Note Party in respect of Indebtedness of any Note Party that is otherwise permitted under this Section 5.5; and

(j) the Existing Letters of Credit and any letters of credit issued after the Petition Date and permitted and identified in the Approved Budget.
5.6 Employee Loans and Transactions with Affiliates. No Note Party shall, and no Note Party shall suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Issuers or of any such Subsidiary, except:
(a) as expressly permitted by this Agreement; or
(b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Note Party or such Subsidiary upon fair and reasonable terms no less favorable to such Note Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Issuers or such Subsidiary;
(c) loans or advances to employees of Note Parties for travel, entertainment and relocation expenses and other ordinary business purposes in the Ordinary Course of Business not to exceed $250,000 in the aggregate outstanding at any time;
(d) loans under an employee benefit plan qualified under Section 401(a) of the Code and sponsored by a Note Party;
(e) transactions with any Note Parties or any Subsidiary permitted pursuant to subsections 5.4, 5.5 or 5.11, or the repayment, liquidation or unwinding thereof (except to the extent prohibited by Sections 5.5(g) or 5.21 or any applicable subordination provisions of the Note Documents);
(f) salaries and other director or employee compensation to officers or directors of Holdings or any of its Subsidiaries commensurate with current compensation levels or market practices; and
(g) indemnities provided by Note Parties or their Subsidiaries in favor of their respective directors and officers thereof in the Ordinary Course of Business.
5.7 Compensation. No Note Party shall, and no Note Party shall permit any of its Subsidiaries to, pay any management, consulting or similar fees to any Affiliate of any Note Party or to any director or officer of any Note Party or any Affiliate of any Note Party, except as permitted by Section 5.6.
5.8 Margin Stock; Use of Proceeds. No Note Party shall, and no Note Party shall suffer or permit any of its Subsidiaries to, use any portion of the Note proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Note Party or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

5.9 Contingent Obligations. No Note Party shall, and no Note Party shall suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except:
(a) endorsements for collection or deposit in the Ordinary Course of Business;
(b) Contingent Obligations of the Note Parties and their Subsidiaries existing as of the Closing Date and listed in Schedule 5.9, including extension and renewals thereof which do not (i) increase the amount of such Contingent Obligations as of the date of such modification, extension or renewal except by an amount equal to any premium or other similar amount paid, and fees and expenses incurred in connection with such modification, extension or renewal or as otherwise permitted pursuant to Section 5.9 or (ii) impose materially more restrictive or adverse terms on the Note Parties or their Subsidiaries as compared to the terms of the Contingent Obligation being renewed or extended;
(c) Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies;
(d) Contingent Obligations arising with respect to customary indemnification obligations, purchase price adjustments, earnouts and similar obligations in favor of purchasers in connection with dispositions permitted under subsection 5.2; and (ii) counterparties with respect to surety and appeal bonds, performance bonds, workers’ compensation claims, self insurance obligations, bankers acceptances and other similar obligations arising in the Ordinary Course of Business (exclusive of obligations with respect to surety bonds which, if drawn, would result in equitable Liens against Collateral);
(e) Contingent Obligations arising under the Existing Letters of Credit;
(f) Contingent Obligations arising under guarantees made in the Ordinary Course of Business of obligations of any Note Party, which obligations are otherwise permitted hereunder; provided that if such obligation is subordinated to the Obligations, such guarantee shall be subordinated to the same extent; and
(g) Contingent Obligations incurred by any Note Party and their Subsidiaries with respect to operating leases, take-or-pay contracts and other obligations of any Note Party or Subsidiary thereof entered into in the Ordinary Course of Business and which do not constitute Indebtedness.
5.10 Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (i) any event, including an ERISA Event, that could result in the imposition of a Lien on any asset of a Note Party or a Subsidiary of a Note Party with respect to any Benefit Plan, Title IV Plan or Multiemployer Plan (other than Liens encumbering Property having a book and fair market value of less than $1,000,000) or (ii) any ERISA Event, that would, in the aggregate, result in Liabilities in excess of $5,000,000.

5.11 Restricted Payments. No Note Party shall, and no Note Party shall suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent, (ii) purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding or (iii) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, Subordinated Indebtedness unless permitted by the relevant Subordination Agreement and Section 5.21 (the items described in clauses (i), (ii) and (iii) above are referred to as “Restricted Payments”); except that any Wholly-Owned Subsidiary of the Issuers may declare and pay dividends to the Issuers or any Wholly-Owned Subsidiary of the Issuers, and except that:
(a) any Note Party or Subsidiary of any Note Party may make Restricted Payments to the Issuers or any other Note Party; and
(b) the repayment, liquidation or unwinding of transactions between or among Note Parties or their Subsidiaries permitted by Section 5.4 (except to the extent prohibited by Section 5.5(g) or 5.21 or any applicable subordination provisions of the Note Documents).
5.12 Change in Business. No Note Party shall, and no Note Party shall permit any of its Subsidiaries to, engage in any material respect in any line of business different from those lines of business carried on by it on the date hereof (or which are similar, reasonably related, incidental, ancillary or complementary thereto or are reasonable extensions thereof).
5.13 Change in Organizational Documents. No Note Party shall, and no Note Party shall permit any of its Subsidiaries to, amend any of its Organization Documents in any respect.
5.14 Changes in Accounting, Name or Jurisdiction of Organization. No Note Party shall, and no Note Party shall suffer or permit any of its Subsidiaries to, (i) make any significant change in accounting treatment or reporting practices, except as required by GAAP (except for changes with which the Issuers’ accountants shall concur and that shall have been disclosed in the notes to the financial statements subject to Section 11.3), (ii) change the Fiscal Year or method for determining Fiscal Quarters of any Note Party or of any consolidated Subsidiary of any Note Party, (iii) change its name as it appears in official filings in its jurisdiction of organization or (iv) change its jurisdiction of organization, in the case of clauses (iii) and (iv), without at least ten (10) Business Days’ prior written notice to Agent and the acknowledgement of Agent (which Agent shall promptly provide) that all actions required by Agent, including those to continue the perfection of its Liens, have been completed.
5.15 Amendments to First Mortgage Notes Documents. No Note Party shall and no Note Party shall permit any of its Subsidiaries to, amend, supplement, waive or otherwise modify any provision of any First Mortgage Notes Document in a manner adverse to Agent or Purchasers.
5.16 [Reserved].

5.17 No Negative Pledges.
(a) Except pursuant to the Note Documents and the First Mortgage Notes Indenture, (i) no Note Party shall, and no Note Party shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Note Party or Subsidiary to pay dividends or make any other distribution on any of such Note Party’s or Subsidiary’s Stock or Stock Equivalents (other than Constar Holland with respect to any Constar Holland Financing) or to pay fees, including management fees, or make other payments and distributions to the Issuers or any Note Party and (ii) no Note Party shall, and no Note Party shall permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of Agent, whether now owned or hereafter acquired, except, in any case under clauses (i) or (ii) above, in connection with (1) any document or instrument governing Liens permitted pursuant to subsections 5.1(h) or (i), the Constar Holland Financing or the First Mortgage Notes Indenture, provided that any such restriction contained therein relates only to the asset or assets subject to such permitted Liens and (2) any prohibition or limitation that (A) exists pursuant to applicable Requirements of Law, (B) consists of customary restrictions and conditions contained in any agreement relating to the sale or other disposition of any property permitted under Section 5.2 pending the consummation of such sale or disposition, but only with respect to the property subject to such sale or disposition or (C) restricts licensing, sublicensing or assignment of a contract (but not the creation of a Lien thereon to the extent constituting Collateral), or subletting or assignment of any lease governing a leasehold interest, of any Note Party or Subsidiary thereof permitted hereunder.
(b) No Note Party shall issue any Stock or Stock Equivalents (i) if such issuance would result in an Event of Default under subsection 7.1(k) and (ii) unless, in the case of any Note Party other than Holdings, such Stock and Stock Equivalents are pledged to Agent, for the benefit of the Secured Parties, as security for the Obligations, on substantially the same terms and conditions as the Stock and Stock Equivalents of the Note Parties owned by the Note Parties are pledged to Agent as of the Closing Date, to the extent not excluded by Section 4.15.
5.18 OFAC; Patriot Act. No Note Party shall, and no Note Party shall permit any of its Subsidiaries to fail to comply with the laws, regulations and executive orders referred to in Sections 3.27 and 3.28.
5.19 Sale-Leasebacks. No Note Party shall, and no Note Party shall permit any of its Subsidiaries to, engage in a sale and leaseback transaction involving any of its Real Estate or Equipment.
5.20 Hazardous Materials. No Note Party shall, and no Note Party shall permit any of its Subsidiaries to, cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any Real Estate (whether or not owned by any Note Party or any Subsidiary of any Note Party), in each case if such Release, violation, Environmental Liabilities or affect to the value or marketability of Real Estate would reasonably be expected to result in Material Environmental Liabilities or would reasonably be expected to have a Material Adverse Effect.
5.21 Prepayments of Other Indebtedness. No Note Party shall, and no Note Party shall permit any of its Subsidiaries to, directly or indirectly, (a) (x) purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than pursuant to the Approved Plan, (y) set apart any property for such purpose, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise, or (z) make any payment in violation of any subordination terms of any Indebtedness; provided, however, that each Note Party may, to the extent not otherwise prohibited by the Note Documents, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof (or set apart any property for such purpose) (i) in the case of any Note Party, any Indebtedness owing by such Note Party to any other Note Party and (ii) pursuant to a Permitted Refinancing, Indebtedness pursuant to Section 5.5(d) and (b) make any Pre-Petition Payment other than Permitted Prepetition Claim Payments.

5.22 Bankruptcy Matters. No Note Party shall (i) seek or consent to, any modification, stay, vacation or amendment to any First Day Order having a material adverse effect on the rights of the Purchasers under this Agreement; (ii) seek or consent to any order seeking authority to take any action that is prohibited by the terms of this Agreement or the other Note Documents or refrain from taking any action that is required to be taken by the terms of this Agreement or any of the other Note Documents; or (iii) seek or consent to any plan of reorganization or liquidation other than the Approved Plan.
5.23 Chapter 11 Claims. Unless the Agent consents (which consent may be given or withheld in its sole discretion) and except as expressly provided in the Orders, Holdings shall not, and shall not permit any of its Subsidiaries to, agree to, incur, create, assume, suffer to exist or permit (a) any administrative expense, unsecured claim, or other Super-priority claim or lien which is pari passu with or senior to the claims of the Secured Parties against the Note Parties hereunder, or apply to the Bankruptcy Court for authority to do so, except for the Carve Out or (b) the extension of any existing adequate protection or the grant of further adequate protection (other than Permitted Prepetition Claim Payments) or apply to the Bankruptcy Court for authority to do so.
5.24 The Orders. Holdings shall not, and shall not permit any of its Subsidiaries to, make or seek any change, amendment, vacation or modification, or any application or motion for any change, amendment, vacation or modification, to either Order without the prior written consent of the Required Purchasers to be given or withheld in their sole discretion.
5.25 Certain Expenses. From and after the Petition Date, no Note Party shall make cash expenditures for (i) any “key employee incentive expenses”, retention payments and severance payments to employees without the prior written approval of the Agent, which approval shall not be unreasonably withheld, (ii) “utility deposits” in excess of the greater of (x) one week per provider or (y) the amount permitted under the Approved Budget or (iii) “critical vendor payments” in excess of those provided for by the First Day Orders and approved by the Agent.
ARTICLE VI
FINANCIAL COVENANTS
Each Note Party covenants and agrees that, so long as any Purchaser shall have any Note Purchase Commitment hereunder, or any Note or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:
6.1 [Reserved].
6.2 [Reserved].

6.3 Minimum EBITDA. The Issuers shall not permit Consolidated EBITDA to be less than the amounts set forth below for the period set forth below, calculated as of the last day of each fiscal month.

Applicable Period	Minimum EBITDA
January 1, 2011 through April 30, 2011	$2,700,000
January 1, 2011 through May 31, 2011	$5,619,000
January 1, 2011 through June 30, 2011	$8,204,000
January 1, 2011 through July 31, 2011	$10,053,000
January 1, 2011 through August 31, 2011	$12.369,000
January 1, 2011 through September 30, 2011	$13,995,000
6.4 [Reserved].
6.5 Budget Compliance. Subject to the terms and conditions set forth below, the proceeds of Notes issued under this Agreement shall be used by the Issuers solely for the purposes and up to the amounts set forth in the Approved Budget and:
(a) beginning with the 4th week after the Closing Date, as of the last day of each week (1) the Cumulative Net Operating Cash Flows for the period beginning on the first day of the Budget Period covered by the then applicable Approved Budget through the last day of the Budget Period then elapsed to date covered by the then applicable Approved Budget (as such Approved Budget may be updated pursuant to the terms hereof) (each such period, a “Test Period”), as compared to the Cumulative Net Operating Cash Flows for such Test Period set forth in the Approved Budget, shall be not more than $4,000,000 less than the amount set forth in the Approved Budget for such Test Period, (2) maximum cumulative Professional Fees incurred during such Test Period shall not exceed the amount set forth in the applicable Approved Budget for such period by more than 15% and (3) maximum cumulative Capital Expenditures paid in cash during such Test Period shall not exceed the amount set forth in the applicable Approved Budgets for such Test Period by more than 10%;
(i) to the extent any additional line item is added to the Budget in accordance with the provisions of the Interim Order or the Final Order, such line items shall be included in the Cumulative Net Operating Cash Flows and shall be subject to the same variance provisions as set forth in Section 6.5(a);
(ii) except as would not violate the cumulative variance tests set forth above, no unused portion of any line item in the Budget may be carried forward to the same or any other line item for any prior or subsequent period in the Budget; and

(b) the Agent (A) may assume that the Issuers will comply with each Budget to the extent required by this Section 6.5, (B) shall have no duty to monitor such compliance and (C) shall not be obligated to pay (directly or indirectly from the Collateral) any unpaid expenses incurred or authorized to be incurred pursuant to any Budget. The line items in each Budget for payment of interest, expenses and other amounts to Agent and Purchasers are estimates only, and each Issuer remains obligated to pay any and all Obligations in accordance with the terms of the Note Documents, the Interim Order and the Final Order. Nothing in any Budget (including any estimates of the outstanding principal amount of Notes) shall constitute an amendment or other modification of this Agreement or any of such restrictions or other lending limits set forth therein.
ARTICLE VII
EVENTS OF DEFAULT
7.1 Events of Default. Any of the following shall constitute an “Event of Default”:
(a) Non-Payment. Any Note Party fails (i) to pay when and as required to be paid herein or under any other Note Document, any amount of principal of, or interest on, any Note, including after maturity of the Notes, or (ii) to pay within three (3) Business Days after the same shall become due, any fee or any other amount payable hereunder or pursuant to any other Note Document;
(b) Representation or Warranty. Any representation, warranty or certification by or on behalf of any Note Party or any of its Subsidiaries made or deemed made herein, in any other Note Document, or which is contained in any certificate, document or financial or other statement by any such Person, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Note Document, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained therein) on or as of the date made or deemed made;
(c) Specific Defaults.
(i) Any Note Party fails to perform or observe any term, covenant or agreement contained in any of subsection 4.3(a) or 9.10(d), Section 4.6, 4.9, 4.10 or 4.11 or Article V or VI (other than Section 6.5(a)(2)); or
(ii) Any Note Party fails to perform or observe any term, covenant or agreement contained in Sections 4.1, 4.2 or 6.5(a)(2) and such failure shall continue unremedied for a period of five (5) days;
(iii) Any Note Party fails to perform or observe any term, covenant or agreement contained in Section 4.7 and such failure shall continue unremedied for a period of ten (10) days or
(d) Other Defaults. Any Note Party or Subsidiary of any Note Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Note Document (other than as provided in clauses (a), (b) or (c) hereof), and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) the date upon which a Responsible Officer of any Note Party becomes aware of such default and (ii) the date upon which written notice thereof is given to the Issuer Representative by Agent or Required Purchasers;

(e) Cross-Default. Any Note Party or any Subsidiary of any Note Party (i) fails to make any payment in respect of any Indebtedness (other than the Obligations) assumed or incurred after the Closing Date (including, without limitation, any Indebtedness that is reinstated, required to be paid, or is otherwise not discharged under the Plan, regardless of when such Indebtedness was incurred) or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $2,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable (other than by a regularly scheduled required prepayment) prior to its stated maturity (without regard to any subordination terms with respect thereto), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded or (iii) any (x) “Event of Default” shall occur under the Constar Holland Financing which has not been cured or waived within fifteen (15) days after the occurrence thereof or (y) acceleration of the obligations shall occur under the Constar Holland Financing.
(f) Plan Support Agreement. The termination of the Plan Support Agreement other than upon the effectiveness of the Approved Plan.
(g) [Reserved].
(h) Monetary Judgments. One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any one or more of the Note Parties or any of their respective Subsidiaries (other than Constar Italy) involving in the aggregate a liability of $2,000,000 or more (excluding amounts covered by insurance to the extent the relevant independent third Party insurer has not denied coverage therefor), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;
(i) Non-Monetary Judgments. One or more non-monetary judgments, orders or decrees shall be rendered against any one or more of the Note Parties or any of their respective Subsidiaries (other than Constar Italy) which has or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(j) Collateral. Except pursuant to a valid, binding and enforceable termination or release permitted under the Note Documents and executed by the Agent or as otherwise expressly permitted under any Note Document, (i) any provision of any Note Document shall, at any time after the delivery of such Note Document, fail to be valid and binding on, or enforceable against, any Note Party, (ii) any Note Document purporting to grant a Lien to secure any Obligation shall, at any time after the delivery of such Note Document, fail to create a valid and enforceable Lien on any Collateral or such Lien shall fail or cease to be a perfected Lien with the priority required in the relevant Note Document or (iii) any Note Party shall state in writing that any of the events described in clause (i), or (ii) shall have occurred; or
(k) Change of Control. There shall occur any Change of Control;
(l) Reserved.
(m) Milestones. Any of the Milestones are not satisfied as and when required pursuant to the definition of “Milestones”; provided, however, that upon the written consent of the Supermajority Purchasers, the Milestones may be extended prior to or upon the date required pursuant to the definition of “Milestones” and such later dates agreed to in lieu thereof shall be of the same force and effect as the dates provided in the definition of “Milestones”.
(n) Retention of Advisors. At any time Issuers shall fail to continue to engage a consultant reasonably acceptable to Agent (it being understood that Greenhill & Co., In. is acceptable to Agent) to provide operational advice, perform cash flow modeling and otherwise provide advisory services pursuant to such terms of engagement (including such other duties and responsibilities) as are acceptable to Agent);
(o) Bankruptcy Matters. The occurrence of any of the following in any Case:
(i) the bringing of a motion, taking of any action or the filing of any plan of reorganization or disclosure statement attendant thereto by any Note Party in any Case, or the entry of an order (a) to obtain additional financing under Section 364(c) or Section 364(d) of the Bankruptcy Code from any entity other than the Purchasers not otherwise permitted by this Agreement, (b) to authorize any Person to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, or (c) except as provided in the Final Order or the Interim Order, to use cash collateral without the Required Purchasers’ prior written consent under Section 363(c) of the Bankruptcy Code or (d) to grant any Lien other than Permitted Liens upon or affecting any Collateral;
(ii) without the prior written consent of the Required Purchasers, the dismissal of any Case or the conversion of one or more of the Cases to a case under chapter 7 of the Bankruptcy Code; or

(iii) the entry of an order which has not been withdrawn, dismissed or reversed (a) appointing a trustee, receiver or examiner with expanded powers in any Case, (b) granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (x) to allow any creditor to execute upon or enforce a Lien on any Collateral or on any other property or assets of Note Party, in either case in excess of $100,000 or (y) with respect to any Lien of, or the granting of any Lien on any Collateral or any other property or assets of any Note Party to, any state or local environmental or regulatory agency or authority, in each case with a value in excess of $100,000, (c) amending, supplementing, staying, reversing, vacating or otherwise modifying any of the Interim Order, the Final Order, any order providing for adequate protection Liens on the Collateral in favor of the FRN Holders, this Agreement or any other Note Document, or Agent’s, any Purchaser’s, or any FRN Holder’s rights, benefits, privileges or remedies under the Interim Order, the Final Order, this Agreement, any other Note Document or any First Mortgage Note Document or (d) approving a sale pursuant to section 363 of the Bankruptcy Code or approving bidding procedures therefore;
(iv) any Note Party, without the prior written consent of the Agent and the Supermajority Purchasers, filing a plan of reorganization for any Note Party or any modification thereto that is not the Approved Plan or the entry by the Bankruptcy Court of an order confirming any such plan, or the filing a motion to withdraw any plan of reorganization or other document or other motion filed by any Note Party the filing of which caused a Milestone to occur;
(v) the termination or modification of any Note Party’s exclusivity as to the proposal of any reorganization plan;
(vi) any Note Party consolidating or combining with any other Person except pursuant to the Approved Plan;
(vii) the filing or commencement of a contested matter, adversary proceeding or other legal proceeding by any Note Party seeking to challenge (or the support by any Note Party of such challenge by any other Person) to the Agent’s, any Purchaser’s, or any FRN Holder’s motion seeking confirmation of amount of such Agent’s, Purchaser’s, or FRN Holder’s claim or the validity, extent, perfection, priority or characterization of any obligations incurred or Liens granted under or in connection with any First Mortgage Note Document;
(viii) the filing or commencement of a contested matter, adversary proceeding or other legal proceeding by any Note Party seeking to challenge (or the support by any Note Party of such challenge by any other Person) to (a) disallow in whole or in part the claim of any FRN Holder under any First Mortgage Note Document or the claim of the Agent or any Purchaser in respect of Obligations or to challenge the validity, perfection and enforceability of any of the Liens in favor of any of them, or (b) equitably subordinate or re-characterize in whole or in part the claim of the Agent or any Purchaser in respect of the Obligations or any FRN Holder in respect of the obligations under the First Mortgage Note Documents, or in each case the entry of an order by the Bankruptcy Court granting the relief described above;
(ix) the filing of a lawsuit, adversary proceeding, claim or counterclaim related to any Note Party or Collateral or pre-petition collateral against the Agent, any Purchaser or any FRN Holder by any Note Party;
(x) the application by any Note Party for authority to make any Pre-Petition Payment without the Agent’s and Required Purchasers’ prior written consent, other than a Permitted Prepetition Claim Payment;

(xi) without the Agent’s and Required Purchasers’ prior written consent, the sale of assets of any Note Party either through a sale pursuant to section 363 of the Bankruptcy Code, through a confirmed plan of reorganization in any Case or otherwise, unless permitted in Section 5.2 of this Agreement;
(xii) the entry of an order in any Case avoiding any portion of the First Mortgage Notes and the obligations thereunder;
(xiii) subject to any applicable cure periods contained in such Order, the failure of any Note Party to perform its obligations under the Interim Order or the Final Order or the failure of any Note Party to provide, or any unenforceability or other failure of (whether resulting from a reversal, stay, vacation or modification of any such order or otherwise), any adequate protection provided to the FRN Holders in the First Day Orders or Interim Order or as otherwise ordered by the Bankruptcy Court;
(xiv) the use, remittance or the application of proceeds of Collateral in contravention of the terms of the Note Documents or the Orders or First Day Orders;
(xv) the entry of an order in any Case authorizing procedures for interim compensation of professionals that is not in form and substance acceptable to the Agent;
(xvi) without the prior written consent of the Agent, any Note Party incurs, creates, assumes, suffers to exist or permits any superpriority claim in any Case that is pari passu with or senior to the claims of the Purchasers and Agent, other than the Carve Out;
(xvii) the marshaling of any Collateral;
(xviii) unless the Required Purchasers or Supermajority Purchasers, as applicable, have agreed to such amendment or modification pursuant to the terms hereof, any pleading or application seeking to amend or modify this Agreement or the note facility provided hereunder on the terms set forth herein shall have been filed in the Bankruptcy Court by any Note Party or any of its Affiliates which has not been withdrawn, dismissed or denied within 15 days of filing;
(xix) unless the Consenting Noteholders and Required Purchasers have otherwise agreed to such amendment or modification, any pleading or application seeking to amend or modify the Plan Support Agreement or the Plan shall have been filed in the Bankruptcy Court and such pleading has not been withdrawn prior to the earlier of (i) three business days of the Issuer Representative receiving written notice thereof from the Required Purchasers that such pleading is inconsistent with the Plan Support Agreement or the Plan and (ii) the entry of an order of the Bankruptcy Court approving the relief requested in such pleading;
(xx) any Note Party requesting or seeking authority for or that approves or provides authority to take any other action or actions adverse to the Agent or any Purchaser or its rights and remedies under the Note Documents or its interest in the Collateral; or
(xxi) the filing of any plan of reorganization or disclosure statement attendant thereto, or any direct or indirect amendment to such plan or disclosure statement, by any Note Party to which the Agent does not consent or otherwise agree to the treatment of its claims.

7.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, Agent may, and shall at the request of the Required Purchasers:
(a) declare all or any portion of the Note Purchase Commitment of each Purchaser to purchase Notes to be suspended or terminated, whereupon such Note Purchase Commitment shall forthwith be suspended or terminated;
(b) declare all or any portion of the unpaid principal amount of all outstanding Notes, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Note Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Note Party; and/or
(c) exercise on behalf of itself and the Purchasers all rights and remedies available to it and the Purchasers under the Note Documents or applicable law, including, but not limited to, the credit bid of all or any portion of the Obligations on behalf of the Required Purchasers or any Purchasers holding more than 50.1% of the Obligations; and/or
(d) terminate consent to the use of cash collateral by the Note Parties.
In addition, subject solely to any requirement of the giving of notice, if any, by the terms of the Interim Order or the Final Order, the automatic stay provided in section 362 of the Bankruptcy Code shall be deemed automatically vacated without further action or order of the Bankruptcy Court and the Agent and the Note Parties shall be entitled to exercise all of their respective rights and remedies under the Note Documents, including, without limitation, all rights and remedies with respect to the Collateral. Besides the remedies set forth above, and subject, solely to any requirement of the giving of notice by the terms of the Interim Order or the Final Order, the Agent may exercise any remedies provided for by this Agreement, the Collateral Documents, the Interim Order or the Final Order or any other remedies provided by law or equity.
7.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Note Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE VIII
THE AGENT
8.1 Appointment and Duties.
(a) Appointment of Agent. Each Purchaser hereby appoints BDCF (together with any successor Agent pursuant to Section 8.9) as Agent hereunder and authorizes Agent to (i) execute and deliver the Note Documents and accept delivery thereof on its behalf from any Note Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Note Documents and (iii) exercise such powers as are incidental thereto.
(b) Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Purchasers), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Purchasers with respect to all payments and collections arising in connection with the Note Documents (including in any proceeding described in subsection 7.1(g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Note Document to any Secured Party is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in subsection 7.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Note Documents, (vi) except as may be otherwise specified in any Note Document, exercise all remedies given to Agent and the other Secured Parties with respect to the Collateral, whether under the Note Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Note Documents on behalf of any Purchaser that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Purchaser to act as collateral sub-agent for Agent and the Purchasers for purposes of the perfection of Liens with respect to any deposit account maintained by a Note Party with, and cash and Cash Equivalents held by, such Purchaser, and may further authorize and direct the Purchasers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Purchaser hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.
(c) Limited Duties. Under the Note Documents, Agent (i) is acting solely on behalf of the Secured Parties (except to the limited extent provided in subsection 14(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Note Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Note Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Purchaser or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Note Document, and each Secured Party, by accepting the benefits of the Note Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.
8.2 Binding Effect. Each Secured Party, by accepting the benefits of the Note Documents, agrees that (i) any action taken, or not taken, by Agent or the Required Purchasers (or, if expressly required hereby, a greater proportion of the Purchasers) in accordance with the provisions of the Note Documents, (ii) any action taken, or not taken, by Agent in reliance upon the instructions of Required Purchasers (or, where so required, such greater proportion) and (iii) the exercise by Agent or the Required Purchasers (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of the Secured Parties.

8.3 Use of Discretion.
(a) Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Note Documents that Agent is required to exercise as directed in writing by the Required Purchasers (or such other number or percentage of the Purchasers as shall be expressly provided for herein or in the other Note Documents); provided, that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Note Document or applicable Requirement of Law; and
(b) Agent shall not, except as expressly set forth herein and in the other Note Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Note Party or its Affiliates that is communicated to or obtained by Agent or any of its Affiliates in any capacity.
8.4 Delegation of Rights and Duties. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Note Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article VIII to the extent provided by Agent.
8.5 Reliance and Liability.
(a) Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.9, (ii) rely on the Register to the extent set forth in Section 1.4, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Note Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.
(b) None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Note Document, and each Secured Party, Holdings, the Issuers and each other Note Party hereby waive and shall not assert (and each of Holdings and the Issuers shall cause each other Note Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, Agent:
(i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Purchasers or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent);

(ii) shall not be responsible to any Purchaser or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Note Document;
(iii) makes no warranty or representation, and shall not be responsible, to any Purchaser or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Note Party or any Related Person of any Note Party in connection with any Note Document or any transaction contemplated therein or any other document or information with respect to any Note Party, whether or not transmitted or (except for documents expressly required under any Note Document to be transmitted to the Purchasers) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Note Documents; and
(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Note Document, whether any condition set forth in any Note Document is satisfied or waived, as to the financial condition of any Note Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Issuer Representative or any Purchaser describing such Default or Event of Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Purchasers);
and, for each of the items set forth in clauses (i) through (iv) above, each Purchaser, Holdings and the Issuers hereby waive and agree not to assert (and each of Holdings and the Issuers shall cause each other Note Party to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.
(c) Each Purchaser (i) acknowledges that it has performed and will continue to perform its own diligence and has made and will continue to make its own independent investigation of the operations, financial conditions and affairs of the Note Parties and (ii) agrees that is shall not rely on any audit or other report provided by Agent or its Related Persons (an “Agent Report”). Each Purchaser further acknowledges that any Agent Report (i) is provided to the Purchasers solely as a courtesy, without consideration, and based upon the understanding that such Purchaser will not rely on such Agent Report, (ii) was prepared by Agent or its Related Persons based upon information provided by the Note Parties solely for Agent’s own internal use, (iii) may not be complete and may not reflect all information and findings obtained by Agent or its Related Persons regarding the operations and condition of the Note Parties. Neither Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Agent Report or in any related documentation, (iii) the scope or adequacy of Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation, and (iv) any work performed by Agent or Agent’s Related Persons in connection with or using any Agent Report or any related documentation.

(d) Neither Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Purchaser receiving a copy of any Agent Report. Without limiting the generality of the forgoing, neither Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Agent Report, or the appropriateness of any Agent Report for any Purchaser’s purposes, and shall have no duty or responsibility to correct or update any Agent Report or disclose to any Purchaser any other information not embodied in any Agent Report, including any supplemental information obtained after the date of any Agent Report. Each Purchaser releases, and agrees that it will not assert, any claim against Agent or its Related Persons that in any way relates to any Agent Report or arises out of any Purchaser having access to any Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Purchaser arising out of such Purchaser’s access to any Agent Report or any discussion of its contents.
8.6 Agent Individually. Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Note Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor. To the extent Agent or any of its Affiliates purchases any Notes or otherwise becomes a Purchaser hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Purchaser and the terms “Purchaser”, “Required Purchaser”, and any similar terms shall, except where otherwise expressly provided in any Note Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Purchaser or as one of the Required Purchasers, respectively.
8.7 Purchaser Credit Decision.
(a) Each Purchaser acknowledges that it shall, independently and without reliance upon Agent, any Purchaser or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the issuance of the Notes) solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Note Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Note Document or with respect to any transaction contemplated in any Note Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Note Document to be transmitted by Agent to the Purchasers, Agent shall not have any duty or responsibility to provide any Purchaser with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Note Party or any Affiliate of any Note Party that may come in to the possession of Agent or any of its Related Persons.

(b) If any Purchaser has elected to abstain from receiving MNPI concerning the Note Parties or their Affiliates, such Purchaser acknowledges that, notwithstanding such election, Agent and/or the Note Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the Notes to the credit contact(s) identified for receipt of such information on the Purchaser’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Purchaser’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Purchaser hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to Agent and the Note Parties upon request therefor by Agent or the Note Parties. Notwithstanding such Purchaser’s election to abstain from receiving MNPI, such Purchaser acknowledges that if such Purchaser chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning the Note Parties or their Affiliates.
8.8 Expenses; Indemnities; Withholding.
(a) Each Purchaser agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Note Party) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Note Party) that may be incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Note Document.
(b) Each Purchaser further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by any Note Party), severally and ratably, from and against Liabilities (including, to the extent not indemnified pursuant to subsection 8.8(c), taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Purchaser) that may be imposed on, incurred by or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Note Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Purchaser shall be liable to Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.
(c) To the extent required by any applicable law, Agent may withhold from any payment to any Purchaser under a Note Document an amount equal to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Purchaser (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Purchaser failed to notify Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Purchaser shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. Agent may offset against any payment to any Purchaser under a Note Document, any applicable withholding tax that was required to be withheld from any prior payment to such Purchaser but which was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Purchaser under this subsection 8.8(c).

8.9 Resignation of Agent.
(a) Agent may resign at any time by delivering notice of such resignation to the Purchasers and the Issuer Representative, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 8.9. If Agent delivers any such notice, the Required Purchasers shall have the right to appoint a successor Agent. If, within thirty (30) days after the retiring Agent having given notice of resignation, no successor Agent has been appointed by the Required Purchasers that has accepted such appointment, then the retiring Agent may, on behalf of the Purchasers, appoint a successor Agent from among the Purchasers. Each appointment under this clause (a) shall be subject to the prior consent of the Issuer Representative, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.
(b) Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Note Documents, (ii) the Purchasers shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Note Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Note Documents and (iv) subject to its rights under Section 8.3, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Note Documents. Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Note Documents.
8.10 Release of Collateral or Guarantors. Each Purchaser hereby consents to the release and hereby directs Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:
(a) any Subsidiary of Holdings from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any Note Party are sold or transferred in a transaction permitted under the Note Documents (including pursuant to a waiver or consent); and

(b) any Lien held by Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Note Party in a transaction permitted by the Note Documents (including pursuant to a waiver or consent), (ii) any property subject to a Lien permitted hereunder in reliance upon subsection 5.1(h) or 5.1(i) and (iii) all of the Collateral and all Note Parties, upon (A) termination of the Note Purchase Commitments, (B) payment and satisfaction in full of all Notes and all other Obligations (excluding contingent Obligations as to which no claim has been asserted) under the Note Documents, that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable, (C) deposit of cash collateral with respect to all contingent Obligations, in amounts and on terms and conditions and with parties satisfactory to Agent and each Indemnitee that is, or may be, owed such Obligations (excluding contingent Obligations as to which no claim has been asserted, other than cash collateral of up to $50,000 securing contingent Obligations with respect to the Control Agreement among the Issuers, Agent and The Bank of New York Mellon to be held until Agent’s potential liabilities with respect thereto have terminated, expired or otherwise been satisfied) and (D) to the extent requested by Agent, receipt by Agent and the Secured Parties of liability releases from the Note Parties each in form and substance reasonably acceptable to Agent.
Each Purchaser hereby directs Agent, and Agent hereby agrees, upon receipt of at least five (5) Business Days’ advance notice from the Issuer Representative, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 8.10.
8.11 Additional Secured Parties. The benefit of the provisions of the Note Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Purchaser hereto as long as, by accepting such benefits, such Secured Party agrees, as among Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Agent, shall confirm such agreement in a writing in form and substance acceptable to Agent) this Article VIII and Sections 9.3, 9.9, 9.10, 9.11, 9.17, 9.24 and 10.1) and the decisions and actions of Agent and the Required Purchasers (or, where expressly required by the terms of this Agreement, a greater proportion of the Purchasers or other parties hereto as required herein) to the same extent a Purchaser is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 8.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (b) each of Agent, the Purchasers party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Note Document.

ARTICLE IX
MISCELLANEOUS
9.1 Amendments and Waivers.
(a) No amendment or waiver of any provision of this Agreement or any other Note Document, and no consent with respect to any departure by any Note Party therefrom, shall be effective unless the same shall be in writing and signed by Agent, the Required Purchasers (or by Agent with the consent of the Required Purchasers), and the Issuers, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Purchasers directly affected thereby (or by Agent with the consent of all the Purchasers directly affected thereby), in addition to Agent and the Required Purchasers (or by Agent with the consent of the Required Purchasers) and the Issuers, do any of the following:
(i) increase or extend the Note Purchase Commitment of any Purchaser (or reinstate any Note Purchase Commitment terminated pursuant to subsection 7.2(a));
(ii) postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts (other than principal) due to the Purchasers (or any of them) hereunder or under any other Note Document (for the avoidance of doubt, mandatory prepayments pursuant to Section 1.8 (other than scheduled installments under subsection 1.8(a)) may be postponed, delayed, waived or modified with the consent of Required Purchasers);
(iii) reduce the principal of, or the rate of interest specified herein or the amount of interest payable in cash specified herein on any Note, or of any fees or other amounts payable hereunder or under any other Note Document;
(iv) change the percentage of the Note Purchase Commitments or of the aggregate unpaid principal amount of the Notes which shall be required for the Purchasers or any of them to take any action hereunder;
(v) amend this Section 9.1 or the definition of Required Purchasers, Supermajority Purchasers or any provision providing for consent or other action by all Purchasers; or
(vi) discharge any Note Party from its respective payment Obligations under the Note Documents, or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement or the other Note Documents; it being agreed that all Purchasers shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (iv), (v) and (vi).
(b) No amendment, waiver or consent shall, unless in writing and signed by Agent, in addition to the Required Purchasers or all Purchasers directly affected thereby, as the case may be (or by Agent with the consent of the Required Purchasers or all the Purchasers directly affected thereby, as the case may be), affect the rights or duties of Agent under this Agreement or any other Note Document.
(c) No amendment, waiver or consent shall, unless in writing and signed by Agent and the Supermajority Purchasers, (x) affect any provision requiring the consent of the Supermajority Purchasers under this Agreement or any other Note Document or (y) amend or waive compliance with Section 7.1(m) or the definition of “Milestones”.

(d) Notwithstanding anything to the contrary contained in this Section 9.1, Issuers may amend Schedules 3.16, and 3.21 upon notice to Agent, (y) Agent may amend Schedule I to reflect Sales entered into pursuant to Section 9.9, and (z) Agent and Issuers may amend or modify this Agreement and any other Note Document to (1) cure any ambiguity, omission, defect or inconsistency therein, or (2) grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional property for the benefit of the Secured Parties or join additional Persons as Note Parties.
9.2 Notices.
(a) Addresses. All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on the applicable signature page hereto, (ii) posted to any E-System approved by or set up by or at the direction of Agent (including the Securities and Exchange Commission’s EDGAR system provided that notice thereof is otherwise delivered pursuant to this Section 9.2(a)) or (iii) addressed to such other address as shall be notified in writing (A) in the case of the Issuers and Agent, to the other parties hereto and (B) in the case of all other parties, to the Issuers and Agent. Transmissions made by electronic mail or E-Fax to Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of Agent applicable at the time and previously communicated to Issuers, and (z) if receipt of such transmission is acknowledged by Agent.
(b) Effectiveness.
(i) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (A) if delivered by hand, upon personal delivery, (B) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (C) if delivered by mail, three (3) Business Days after deposit in the mail, (D) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (E) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to Agent pursuant to Article I shall be effective until received by Agent.
(ii) The posting, completion and/or submission by any Note Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Note Parties that any representation, warranty, certification or other similar statement required by the Note Documents to be provided, given or made by a Note Party in connection with any such communication is true, correct and complete except as expressly noted in such communication or E-System.
(c) Each Purchaser shall notify Agent in writing of any changes in the address to which notices to such Purchaser should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Agent shall reasonably request.

9.3 Electronic Transmissions.
(a) Authorization. Subject to the provisions of subsection 9.2(a), each of Agent, Purchasers, each Note Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Note Document and the transactions contemplated therein. Each Note Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.
(b) Signatures. Subject to the provisions of subsection 9.2(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Note Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which Agent, each Secured Party and each Note Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.
(c) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 9.2 and this Section 9.3, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by Agent and Note Parties in connection with the use of such E-System.
(d) LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF AGENT, ANY PURCHASER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY AGENT, ANY PURCHASER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each of the Issuers, each other Note Party executing this Agreement and each Secured Party agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

9.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Agent or any Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between any Note Party, any Affiliate of any Note Party, Agent or any Purchaser shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Note Documents.
9.5 Costs and Expenses. Any action taken by any Note Party under or with respect to any Note Document, even if required under any Note Document or at the request of Agent or Required Purchasers, shall be at the expense of such Note Party, and neither Agent nor any other Secured Party shall be required under any Note Document to reimburse any Note Party or any Subsidiary of any Note Party therefor except as expressly provided therein. In addition, the Issuers agree to pay or reimburse upon demand (a) Agent for all reasonable and documented out-of-pocket costs and expenses incurred by it or any of its Related Persons, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Note Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including but not limited to Attorney Costs of Agent and appraisals, background checks and similar expenses, and costs incurred in connection with monitoring the Cases, reviewing the Budgets and otherwise monitoring performance with this Agreement, which shall include, without limitation, all costs and expenses of Kirkland & Ellis LLP, (b) Agent for all reasonable and documented costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by Agent for its examiners), (c) each of Agent and its Related Persons for all documented out-of-pocket costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Note Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Note Party, any Subsidiary of any Note Party, Note Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto), including Attorney Costs, (d) fees and disbursements of Attorney Costs of one law firm on behalf of all Purchasers (other than Agent) incurred in connection with any of the matters referred to in clause (c) above and (e) fees and disbursements of one financial advisor for the Purchasers.

9.6 Indemnity.
(a) Each Note Party agrees to indemnify, hold harmless and defend Agent, each Purchaser, and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to, arising out of, in connection with or as a result of (i) any Note Document, any Obligation (or the repayment thereof), the use or intended use of the proceeds of any Note or any securities filing of, or with respect to, any Note Party, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Note Party or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding relating to the foregoing, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including reasonable attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that no Note Party shall have any liability under this Section 9.6 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, each of the Issuers and each other Note Party executing this Agreement waives and agrees not to assert against any Indemnitee, and shall cause each other Note Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person or any Indemnitee (subject to the proviso above in the immediately preceding sentence).
(b) Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Note Party or any Related Person of any Note Party or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any Real Estate of any Note Party or any Related Person or any Note Party, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Note Party or any Related Person of any Note Party or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by Agent or following Agent or any Purchaser having become the successor-in-interest to any Note Party or any Related Person of any Note Party and (ii) are attributable solely to acts of such Indemnitee.

9.7 Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any property in favor of any Note Party or any other Person or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from the Issuers, from any other Note Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.
9.8 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Purchaser shall be subject to the provisions of Section 9.9, and provided further that the Issuers may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Purchaser.
9.9 Assignments and Participations; Binding Effect.
(a) Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Issuers, the other Note Parties signatory hereto and Agent and when Agent shall have been notified by each Purchaser that such Purchaser has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Holdings, the Issuers, the other Note Parties hereto (in each case except for Article VIII), Agent and each Purchaser receiving the benefits of the Note Documents and, to the extent provided in Section 8.11, each other Secured Party and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Note Document (including in Section 8.9), none of Holdings, the Issuers, any other Note Party or Agent shall have the right to assign any rights or obligations hereunder or any interest herein.
(b) Right to Assign. Each Purchaser may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder (including all or a portion of its Note Purchase Commitment and its rights and obligations with respect to the Notes) to (i) any existing Purchaser, (ii) any Affiliate or Approved Fund of any existing Purchaser, (iii) any FRN Holder or any Affiliate or Approved Fund of any FRN Holder or (iv) any other Person (it being agreed that assignments pursuant to this subclause (iv) shall be acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Agent and Issuer Representative; provided, however, that the consent of Issuer Representative shall not be required if an Event of Default has occurred and is continuing, and Issuer Representative shall be deemed to have so consented if it shall not have responded (whether affirmatively or negatively) to a request for such consent within five (5) Business Days after such request is made); provided further, however, that the aggregate outstanding principal amount (determined as of the effective date of the applicable Sale) of the Notes subject to any such Sale shall be in a minimum amount of $1,000,000, unless such Sale is made in connection with the FRN Participation, to an existing Purchaser or Affiliate or Approved Fund of any existing Purchaser, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such facility or is made with the prior consent of the Issuer Representative (to the extent required) and the Agent, (w) such Sales shall be effective only upon the acknowledgement in writing by such assignee that the representations and warranties set forth in Section 9.26(ii) shall be true and correct with respect to such assignee, (x) such Sales shall be effective only upon the acknowledgment in writing of such Sale by the Agent, (y) interest accrued prior to and through the date of any such Sale shall be assigned, and (z) such Sales by Non-Funding Purchasers shall be subject to the Agent’s prior written consent in all instances. The Agent’s refusal to accept a Sale to a Note Party, an Affiliate of a Note Party, or the imposition of conditions or limitations (including limitations on voting) upon Sales to such Persons, shall not be deemed to be unreasonable. Notwithstanding anything herein to the contrary, except in connection with the FRN Participation, no Purchaser may assign its rights and obligations hereunder or under any other Note Document unless (x) a ratable portion of such Purchaser’s Floating Rate Note Claims are assigned to the same assignee, any of its Affiliates or Approved Funds in accordance with the Plan Support Agreement, (y) such assignee is a Purchaser, an Affiliate or an Approved Fund of any Purchaser (including assignor) or (z) the Agent and Supermajority Purchasers have consented.
(c) Procedure. The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to Agent an Assignment via a manual execution and delivery of the Assignment evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to Agent), any tax forms required to be delivered pursuant to Section 10.1 and payment of an assignment fee in the amount of $3,500 to Agent, unless waived or reduced by Agent; provided, that (i) if a Sale by a Purchaser is made to an Affiliate or an Approved Fund of such assigning Purchaser, then no assignment fee shall be due in connection with such Sale, and (ii) if a Sale by a Purchaser is made to an assignee that is not an Affiliate or Approved Fund of such assignor Purchaser, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale (unless waived or reduced by Agent). Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Assignment is made in accordance with clause (iii) of subsection 9.9(b), upon Agent (and the Issuer Representative, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, Agent shall record or cause to be recorded in the Register the information contained in such Assignment.
(d) Effectiveness. Subject to the recording of an Assignment by Agent in the Register pursuant to subsection 1.4(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Note Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Purchaser, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the payment in full of the Obligations) and be released from its obligations under the Note Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Purchaser’s rights and obligations under the Note Documents, such Purchaser shall cease to be a party hereto).

(e) Grant of Security Interests. In addition to the other rights provided in this Section 9.9, each Purchaser may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Notes), to (i) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to Agent or (ii) any holder of, or trustee for the benefit of the holders of, such Purchaser’s Indebtedness or equity securities, by notice to Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Purchaser hereunder and no such Purchaser shall be relieved of any of its obligations hereunder.
(f) Participants and SPVs. In addition to the other rights provided in this Section 9.9, each Purchaser may, (i) with notice to Agent, grant to an SPV the option to make all or any part of any Note that such Purchaser would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Notes pursuant thereto shall satisfy the obligation of such Purchaser to make such Notes hereunder) and such SPV may assign to such Purchaser the right to receive payment with respect to any Obligation and (ii) without notice to or consent from Agent or the Issuers, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Note Documents; provided, however, that, whether as a result of any term of any Note Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to purchase Notes hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Purchaser hereunder, (ii) such Purchaser’s rights and obligations, and the rights and obligations of the Note Parties and the Secured Parties towards such Purchaser, under any Note Document shall remain unchanged and each other party hereto shall continue to deal solely with such Purchaser, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Article X, but, with respect to Section 10.1, only to the extent such participant or SPV delivers the tax forms such Purchaser is required to collect pursuant to subsection 10.1(f) and then only to the extent of any amount to which such Purchaser would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Purchaser with respect to Notes funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to Agent by such SPV and such Purchaser, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Note Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Purchaser’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Note Document or to exercise or refrain from exercising any powers or rights such Purchaser may have under or in respect of the Note Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in Section 9.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in Section 9.1(a). No party hereto shall institute (and the Issuers and Holdings shall cause each other Note Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one (1) year and one (1) day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Purchaser having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the termination of the Note Purchase Commitments and the payment in full of the Obligations.

(g) Each holder of a Note, by its acceptance of such Note, will be deemed to have made the representation and warranty in the last sentence of Section 9.9(a) and in Section 9.9(b) in connection with its receipt of such Note.
9.10 Non-Public Information; Confidentiality.
(a) Non-Public Information. Agent and each Purchaser acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning the Note Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state security laws and regulations).
(b) Confidential Information. Each Purchaser and Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Note Document, except that such information may be disclosed (i) with the Issuer Representative’s consent, (ii) to Related Persons of such Purchaser, or Agent, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 9.10 or (B) available to such Purchaser or Agent or any of their Related Persons, as the case may be, from a source (other than any Note Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority (in which case such Purchaser or Agent shall promptly notify the Issuer Representative to the extent lawfully permitted to do so), (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Note Parties, (vii) to current or prospective assignees, SPVs (including the investors or prospective investors therein) or participants and to their respective Related Persons, in each case to the extent such assignees, investors, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 9.10 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, (ix) in connection with the exercise or enforcement of any right or remedy under any Note Document, in connection with any litigation or other proceeding to which such Purchaser or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Note Parties or their Related Persons referring to a Purchaser or Agent or any of their Related Persons; and (x) if such information becomes public as a result of its inclusion in any filing with the Bankruptcy Court for the Cases. In the event of any conflict between the terms of this Section 9.10 and those of any other Contractual Obligation entered into with any Note Party (whether or not a Note Document), the terms of this Section 9.10 shall govern.

(c) Tombstones. Each Note Party consents to the publication by Agent or any Purchaser of advertising material relating to the financing transactions contemplated by this Agreement using any Note Party’s name, logo or trademark. Agent or such Purchaser shall provide a draft of any advertising material to Issuer Representative for review and comment prior to the publication thereof.
(d) Press Release and Related Matters. No Note Party shall, and no Note Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority or securities exchange relating to a public offering of securities of any Note Party or the reports filed by any Note Party in accordance with the Securities Exchange Act of 1934, as amended) using the name, logo or otherwise referring to the Purchasers or of any of their Affiliates, the Note Documents or any transaction contemplated therein to which Agent is party without the prior consent of such Purchaser except to the extent required to do so under applicable Requirements of Law and then, only after consulting with the applicable Purchaser to the extent lawfully permitted to do so.
(e) Distribution of Materials to Purchasers The Note Parties acknowledge and agree that the Note Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Note Parties hereunder (collectively, the “Issuer Materials”) may be disseminated by, or on behalf of, Agent, and made available, to the Purchasers by posting such Issuer Materials on an E-System. The Note Parties authorize Agent to download copies of their logos from its website and post copies thereof on an E-System.
(f) Material Non-Public Information. The Note Parties hereby agree that if either they, any parent company or any Subsidiary of the Note Parties has publicly traded equity or debt securities in the U.S., they shall (and shall cause such parent company or Subsidiary, as the case may be, to) (i) identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark such Issuer Materials that contain only information that is publicly available or that is not material for purposes of U.S. federal and state securities laws as “PUBLIC”. The Note Parties agree that by identifying such Issuer Materials as “PUBLIC” or publicly filing such Issuer Materials with the Securities and Exchange Commission, then Agent and the Purchasers shall be entitled to treat such Issuer Materials as not containing any MNPI for purposes of U.S. federal and state securities laws. The Note Parties further represent, warrant, acknowledge and agree that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI: (A) this Agreement, other than the schedules and exhibits attached hereto, and (B) administrative materials of a customary nature prepared by the Note Parties or Agent. Before distribution of the Issuer Materials, the Note Parties agree to execute and deliver to Agent a letter authorizing distribution of the Issuer Materials to prospective Purchasers and their employees willing to receive MNPI, and a separate letter authorizing distribution of Issuer Materials that do not contain MNPI and represent that no MNPI is contained therein.

9.11 Set-off; Sharing of Payments.
(a) Right of Setoff. Subject to any requirement of notice provided in the Orders, each of Agent, each Purchaser, and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Note Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by Agent, such Purchaser or any of their respective Affiliates to or for the credit or the account of the Issuers or any other Note Party against any Obligation of any Note Party now or hereafter existing, whether or not any demand was made under any Note Document with respect to such Obligation and even though such Obligation may be unmatured. No Purchaser shall exercise any such right of setoff without the prior consent of Agent or Required Purchasers. Each of Agent and each Purchaser agrees promptly to notify the Issuer Representative and Agent after any such setoff and application made by such Purchaser or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 9.11 are in addition to any other rights and remedies (including other rights of setoff) that Agent, the Purchasers, their Affiliates and the other Secured Parties, may have.
(b) Sharing of Payments, Etc. If any Purchaser, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Note Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Article X and such payment exceeds the amount such Purchaser would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Note Documents, such Purchaser shall purchase for cash from other Purchasers such participations in their Obligations as necessary for such Purchaser to share such excess payment with such Purchasers to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Issuers, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Purchaser in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Purchaser without interest and (b) such Purchaser shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Purchaser were the direct creditor of the applicable Note Party in the amount of such participation. If a Non- Funding Purchaser receives any such payment as described in the previous sentence, such Purchaser shall turn over such payments to Agent in an amount that would satisfy the cash collateral requirements set forth in subsection 1.11(b).
9.12 Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.
9.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.14 Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
9.15 Independence of Provisions. The parties hereto acknowledge that this Agreement and the other Note Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.
9.16 Interpretation. This Agreement is the result of negotiations among and has been reviewed by counsel to Note Parties, Agent, each Purchaser and other parties hereto, and is the product of all parties hereto. Accordingly, this Agreement and the other Note Documents shall not be construed against the Purchasers or Agent merely because of Agent’s or Purchasers’ involvement in the preparation of such documents and agreements. Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 9.18 and 9.19.
9.17 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Issuers, the Purchasers, Agent and, subject to the provisions of Section 8.11, each other Secured Party, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Note Documents. Neither Agent nor any Purchaser shall have any obligation to any Person not a Party to this Agreement or the other Note Documents.
9.18 Governing Law and Jurisdiction.
(a) Governing Law. The laws of the State of New York and the Bankruptcy Code shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement.
(b) Submission to Jurisdiction. EACH NOTE PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT AND, IF THE BANKRUPTCY COURT DOES NOT HAVE OR ABSTAINS FROM JURISDICTION, TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK. EACH NOTE PARTY IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER NOTE DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH NOTE PARTY EXPRESSLY SUBMITS AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; provided that nothing in this Agreement shall limit the right of Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Note Documents. The parties hereto (and, to the extent set forth in any other Note Document, each other Note Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c) Service of Process. Each Note Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Note Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Issuers specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each Note Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(d) Non-Exclusive Jurisdiction. Nothing contained in this Section 9.18 shall affect the right of Agent or any Purchaser to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Note Party in any other jurisdiction.
9.19 Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER NOTE DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY, THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.
9.20 Entire Agreement; Release; Survival.
(a) THE NOTE DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY NOTE PARTY AND ANY PURCHASER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER NOTE DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS SUCH TERMS OF SUCH OTHER NOTE DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b) Execution of this Agreement by the Note Parties constitutes a full, complete and irrevocable release of any and all claims which each Note Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Note Documents. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each of the Issuers and each other Note Party signatory hereto hereby waives, releases and agrees (and shall cause each other Note Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(c) (i) Any indemnification or other protection provided to any Indemnitee pursuant to this Section 9.20, Sections 9.5 (Costs and Expenses) and 9.6 (Indemnity) and Articles VIII (Agent) and X (Taxes, Yield Protection and Illegality) and (ii) the provisions of Section 8.1 of the Guaranty and Security Agreement, in each case, shall (x) survive the termination of the Note Purchase Commitments and the payment in full of all other Obligations and (y) with respect to clause (i) above, inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.
9.21 Patriot Act. Each Purchaser that is subject to the Patriot Act hereby notifies the Note Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Note Party, which information includes the name and address of each Note Party and other information that will allow such Purchaser to identify each Note Party in accordance with the Patriot Act.
9.22 Replacement of Purchaser. Within forty-five (45) days after: (i) any Purchaser becoming a Non-Funding Purchaser and failing to cure such status or (ii) any failure by any Purchaser (other than Agent) to consent to a requested amendment, waiver or modification to any Note Document in which Required Purchasers have already consented to such amendment, waiver or modification but the consent of each Purchaser (or each Purchaser directly affected thereby, as applicable) is required with respect thereto, the Agent may, at its option, notify such Affected Purchaser (or such defaulting or non-consenting Purchaser, as the case may be) of the intention to obtain a replacement Purchaser (“Replacement Purchaser”) for such Affected Purchaser (or such defaulting or non-consenting Purchaser, as the case may be), which Replacement Purchaser shall be reasonably satisfactory to Agent. In the event a Replacement Purchaser is obtained within forty-five (45) days following notice of Agent’s intention to do so, the Affected Purchaser (or defaulting or non-consenting Purchaser, as the case may be) shall sell and assign its Notes and Note Purchase Commitment to such Replacement Purchaser, at par (or, if the relevant amendment, waiver of modification results in a payment of any portion of the Notes or reduction in any Note Purchase Commitment, the payment of which would require the fee set forth in 1.9(d), at the premium provided for in 1.9(d)), provided that the Issuers have reimbursed such Affected Purchaser for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment. In the event that a replaced Purchaser does not execute an Assignment pursuant to Section 9.9 within five (5) Business Days after receipt by such replaced Purchaser of notice of replacement pursuant to this Section 9.22 and presentation to such replaced Purchaser of an Assignment evidencing an assignment pursuant to this Section 9.22, the Agent shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Purchaser, and any such Assignment so executed by the Agent and the Replacement Purchaser, shall be effective for purposes of this Section 9.22 and Section 9.9. Notwithstanding the foregoing, with respect to a Purchaser that is a Non-Funding Purchaser or an Impacted Purchaser, the Agent may obtain a Replacement Purchaser and execute an Assignment on behalf of such Non-Funding Purchaser or an Impacted Purchaser at any time and without prior notice to such Non-Funding Purchaser or an Impacted Purchaser and cause its Notes and Note Purchase Commitment to be sold and assigned at par. Upon any such assignment and payment and compliance with the other provisions of Section 9.9, such replaced Purchaser shall no longer constitute a “Purchaser” for purposes hereof; provided, any rights of such replaced Purchaser to indemnification hereunder shall survive.

9.23 Joint and Several. The obligations of the Note Parties hereunder and under the other Note Documents are joint and several. Without limiting the generality of the foregoing, reference is hereby made to Article II of the Guaranty and Security Agreement, to which the obligations of Issuers and the other Note Parties are subject. Each Note Issuer acknowledges that it is jointly and severally liable for all of the Obligations and as a result hereby unconditionally guaranties the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all Obligations of every kind and nature of each Issuer to the Purchasers howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due, and howsoever owned, held or acquired by the Purchasers. Each Issuer agrees that if this guaranty would, but for the application of this sentence, be unenforceable under applicable law, this guaranty shall be valid and enforceable to the maximum extent that would not cause this guaranty to be unenforceable under applicable law, and this guaranty shall automatically be deemed to have been amended accordingly at all relevant times. Each Issuer hereby agrees that its obligations under this guaranty shall be unconditional, irrespective of (a) the validity or enforceability of the Obligations or any part thereof, or of any promissory note or other document evidencing all or any part of the Obligations, (b) the absence of any attempt to collect the Obligations from any other Issuer or any guarantor or other action to enforce the same, (c) the waiver or consent by any Purchaser or any other Person with respect to any provision of any agreement, instrument or document evidencing or securing all or any part of the Obligations, or any other agreement, instrument or document now or hereafter executed by any other Issuer and delivered to any Purchaser or any other Person (other than a waiver, forgiveness or consent by a Purchaser or other Person, as applicable, that reduces the amount of any of the Note Obligations to such Person), (d) intentionally omitted, (e) any Purchaser’s election, in any proceeding instituted under the Bankruptcy Code or any other similar bankruptcy or insolvency legislation, of the application of Section 1111(b)(2) of the United States Bankruptcy Code or any other similar bankruptcy or insolvency legislation, (f) any borrowing by any Issuer as debtor-in-possession, under Section 364 of the United States Bankruptcy Code or any other similar bankruptcy or insolvency legislation, (g) the disallowance, under Section 502 of the United States Bankruptcy Code or any other similar bankruptcy or insolvency legislation, of all or any portion of any Purchaser’s claim(s) for repayment of the Obligations or (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of an Issuer or a guarantor (other than payment in full of the Note Obligations). Notwithstanding anything to the contrary set forth in this Section 9.23, it is the intent of the parties hereto that the liability incurred by each Issuer in respect of the Obligations of the other Issuers (and any Lien granted by each Issuer to secure such Obligations), not constitute a fraudulent conveyance under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable law of any state or other governmental unit (“Fraudulent Conveyance”). Consequently, each Issuer and each Purchaser hereby agree that if a court of competent jurisdiction determines that the incurrence of liability by any Issuer in respect of the Obligations of any other Issuer (or any Liens granted by such Issuer to secure such Obligations) would, but for the application of this sentence, constitute a Fraudulent Conveyance, such liability (and such Liens) shall be valid and enforceable only to the maximum extent that would not cause the same to constitute a Fraudulent Conveyance, and this Agreement and the other Note Documents shall automatically be deemed to have been amended accordingly.

9.24 Creditor-Debtor Relationship. The relationship between Agent and each Purchaser, on the one hand, and the Note Parties, on the other hand, is solely that of creditor and debtor. No Secured Party has any fiduciary relationship or duty to any Note Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Note Parties by virtue of, any Note Document or any transaction contemplated therein.
9.25 Actions in Concert. Notwithstanding anything contained herein to the contrary, each Purchaser hereby agrees with each other Purchaser that no Purchaser shall take any action to protect or enforce its rights against any Note Party arising out of this Agreement or any other Note Document (including exercising any rights of setoff) without first obtaining the prior written consent of Agent or Required Purchasers, it being the intent of Purchasers that any such action to protect or enforce rights under this Agreement and the other Note Documents shall be taken in concert and at the direction or with the consent of Agent or Required Purchasers.
9.26 Representations and Warranties of Purchasers.
Each Purchaser represents and warrants (i) that it has been furnished with all information that it has requested for the purpose of evaluating such Purchaser’s proposed acquisition of the Notes to be issued to such Purchaser pursuant hereto, (ii) that (a) it is either (a) a qualified institutional buyer as defined in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), (b) an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (the “Rules”)) or (c) it is an entity in which all of the equity owners are institutional accredited investors as defined in the Rules; and (iii) that any securities purchased or received in connection herewith cannot be resold absent an exemption to the Securities Act or registration of such securities under the Securities Act. The acquisition of such Notes by each Purchaser at the Closing Date or on each Note Purchase Date shall constitute such Purchaser’s confirmation of the foregoing representations and warranties. Each Purchaser, and each assignee by its acceptance of a Note, understands that such Notes are being sold to such Purchaser in a transaction which is exempt from the registration requirements of the Securities Act, and that, in making the representations and warranties contained in this Section 9.26, the Note Parties are relying, to the extent applicable, upon such Purchaser’s representations and warranties contained herein.

ARTICLE X
TAXES, YIELD PROTECTION AND ILLEGALITY
10.1 Taxes.
(a) Except as otherwise provided in this Section 10.1, each payment by any Note Party under any Note Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding the taxes set forth in clauses (i) and (ii) below, the “Taxes”) other than for (i) taxes measured by overall net income (however denominated, including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Secured Party by the jurisdiction (or any political subdivision thereof) in which such Secured Party is organized, maintains its principal office or applicable Lending Office, or (ii) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by Agent or any Purchaser to deliver the documentation required to be delivered pursuant to clause (f) below.
(b) If any Taxes shall be required by law to be deducted from or in respect of any amount payable under any Note Document to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 10.1), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Note Party shall make such deductions, (iii) the relevant Note Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within thirty (30) days after such payment is made, the relevant Note Party shall deliver to Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to Agent; provided, however, that no such increase shall be made with respect to, and no Note Party shall be required to indemnify any Secured Party pursuant to clause (d) below for, (x) withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a “Secured Party” under this Agreement in the capacity under which such Person makes a claim under this clause (b), designates a new Lending Office or experiences a change in circumstances (other than a change in a Requirement of Law), except in each case to the extent such Person is a direct or indirect assignee (other than pursuant to Section 9.22) of any other Secured Party that was entitled, at the time the assignment to such Person became effective, or such Secured Party was entitled at the time of designation of a new Lending Office or change in circumstances, to receive additional amounts under this clause (b), or (y) any United States backup withholding tax required by the Code to be withheld from amounts payable to a Secured Party that is subject to backup withholding due to (A) notified payee underreporting of reportable interest or dividend payments or other reportable payments or (B) the IRS notifying Agent or Issuers that the furnished taxpayer identification number is incorrect.
(c) In addition, the Issuers agree to pay, and authorize Agent to pay in their name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Note Document or any transaction contemplated therein (collectively, “Other Taxes”). Within thirty (30) days after the date of any payment of Other Taxes by any Note Party, the Issuers shall furnish to Agent, at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to Agent.

(d) The Issuers shall reimburse and indemnify, within thirty (30) days after receipt of demand therefor (with copy to Agent), each Secured Party for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.1) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate of the Secured Party (or of Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Issuer Representative with copy to Agent, shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, Agent and such Secured Party may use any reasonable averaging and attribution methods.
(e) Any Purchaser claiming any additional amounts payable pursuant to this Section 10.1 shall use its commercially reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Purchaser, be otherwise disadvantageous to such Purchaser. Additionally, no Purchaser shall be entitled to any payment under this Section 10.1 more than 120 days after such Purchaser received notice of its entitlement to such payment; provided, that the foregoing shall in no way operate in derogation of the undertaking contained in the last sentence of this subsection 10.1(e). In the event that any Purchaser determines that any event or circumstance that will lead to a claim for payment under this Section 10.1 has occurred or will occur, such Purchaser will use commercially reasonable efforts to so notify the Issuer Representative; provided, that any failure to provide such notice shall in no way impair the rights of such Purchaser to demand and receive payment under this Section 10.1.
(f) (i) Each Non-U.S. Purchaser Party that, at any of the following times, is entitled to an exemption from United States withholding tax or is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Non-U.S. Purchaser Party becomes a “Non-U.S. Purchaser Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it-pursuant to this clause (i) and (z) from time to time if requested by the Issuers or Agent (or, in the case of a participant or SPV, the relevant Purchaser), provide Agent and the Issuer Representative (or, in the case of a participant or SPV, the relevant Purchaser) with two completed originals of each of the following, as applicable: (A) Forms W-8EC1 (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) and/or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a Non-U.S. Purchaser Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to Agent that such Non-U.S. Purchaser Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Issuer Representative within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Purchaser Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Purchaser Party under the Note Documents. Unless the Issuer Representative and Agent have received forms or other documents satisfactory to them indicating that payments under any Note Document to or for a Non-U.S. Purchaser Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Note Parties and Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.
(i) Each U.S. Purchaser Party shall (A) on or prior to the date such U.S. Purchaser Party becomes a “U.S. Purchaser Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the Issuers or Agent (or, in the case of a participant or SPV, the relevant Purchaser), provide Agent and the Issuer Representative (or, in the case of a participant or SPV, the relevant Purchaser) with two completed originals of Form W-9 (certifying that such U.S. Purchaser Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.
(ii) Each Purchaser having sold a participation in any of its Obligations or identified an SPV as such to Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to Agent.
(g) If the Agent or any Purchaser shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of any amounts payable pursuant to this Section 10.1 as to which it has been indemnified by the Issuers or with respect to which issuers has paid additional amounts, the applicable Agent or Purchaser shall use commercially reasonable efforts to notify the Issuer Representative of the availability of such refund claim and, if the applicable Agent or Purchaser determines in its sole discretion that making a claim for refund will not have an adverse effect on its Taxes or business operations, shall, within sixty (60) days after receipt of a request by the Issuer Representative, make a claim to such Governmental Authority for such refund. If the Agent or a Purchaser determines, in its sole discretion, that it has received a refund of any amounts payable pursuant to this Section 10.1 as to which it has been indemnified by the Issuers or with respect to which Issuers has paid additional amounts, it shall pay over such refund to the Issuers (but only to the extent of indemnity payments made, or additional amounts paid, by the Issuers under this Section 10.1 with respect to amounts giving rise to such refund), net of all out-of-pocket expenses of the Agent and/or the Purchaser and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Issuers, upon the request of the Agent or such Purchaser, agrees to repay the amount paid over to the Issuers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Purchaser in the event the Agent or such Purchaser is required to repay such refund to such Governmental Authority. This subsection 10.1(g) shall not be construed to require the Agent or any Purchaser to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Issuers or any other Person.
10.2 [Reserved].

10.3 [Reserved].
10.4 Funding Losses. The Issuers agrees to reimburse each Purchaser and to hold each Purchaser harmless from any loss or expense which such Purchaser may sustain or incur as a consequence of:
(a) the failure of the Issuers to make any payment or mandatory prepayment of principal of any Notes (including payments made after any acceleration thereof);
(b) the failure of the Issuer to issue Notes after the Issuer has given (or is deemed to have given) a Notice of Note Purchase Request; or
(c) the failure of any Issuer to make any prepayment after the Issuer has given a notice in accordance with Section 1.7;
including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to have purchased the Notes hereunder or from fees payable to terminate the deposits from which such funds were obtained; provided that, with respect to the expenses described in clauses (d) and (e) above, such Purchaser shall have notified Agent of any such expense within two (2) Business Days of the date on which such expense was incurred. Solely for purposes of calculating amounts payable by the Issuers to the Purchasers under this Section 10.4 and under subsection 10.3(a); each Note purchased by a Purchaser (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the interest rate for such Note by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such Note is in fact so funded.
10.5 [Reserved].
10.6 [Reserved].
10.7 Certificates of Purchasers. Any Purchaser claiming reimbursement or compensation pursuant to this Article X shall deliver to the Issuer Representative (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Purchaser hereunder and the calculation thereof and such certificate shall be conclusive and binding on the Issuers in the absence of manifest error.

ARTICLE XI
DEFINITIONS
11.1 Defined Terms. The following terms are defined in the Sections or subsections referenced opposite such terms:

“Additional Guarantor”	4.15(a)
“Affected Lender”	9.22
“Agent Report”	8.5(c)
“Agreement”	Preamble
“Average Exchange Rate”	5.5(g)
“Confirmation Order”	“Milestones”
“Constar Holland”	Recitals
“Constar Italy”	Recitals
“Designated Obligations”	4.7
“DIP Roll-Over Facility”	1.8(a)
“DIP Liens”	1.16
“Disclosure Statement Hearings”	“Milestones”
“Event of Default”	7.1
“Facility Roll-Over Amount”	1.8
“Holdings”	Recitals
“Indemnified Matters”	9.6
“Indemnitee”	9.6(a)
“Intercompany Notes”	5.4(b)
“Investments”	5.4
“Issuers”	Preamble
“Issuer Materials”	9.10(e)
“Maximum Lawful Rate”	1.3(d)
“MNPI”	9.10(a)
“OFAC”	3.29
“Other Purchaser”	1.1(e)
“Other Taxes”	10.1(c)
“Overadvance”	1.1(a)
“Permitted Liens”	5.1
“Purchasers”	Preamble
“Register”	1.4(b)
“Replacement Purchaser”	9.22
“Restricted Payments”	5.11
“Sale”	9.9(b)
“Scheduling Order”	“Milestones”
“SDN List”	3.27
“Settlement Date”	1.11(b)
“Solicitation”	“Milestones”
“Taxes”	10.1(a)
“Tax Returns”	3.10
“UK Pension Plans”	3.7(b)
“Unused Commitment Fee”	1.9(b)
In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:
“A-1 Notes” means the Notes issued and sold on the Closing Date.
“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) of the Note Parties, including, without limitation, the unpaid portion of the obligation of a customer of an Operating Company in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by an Operating Company, as stated on the respective invoice of a Note Party, net of any credits, rebates or offsets owed to such customer.

“Account Debtor” means the customer of any Operating Company who is obligated on or under an Account.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of Holdings, or (c) a merger or consolidation or any other combination with another Person.
“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of ten percent (10%) or more of the Stock (either directly or through ownership of Stock Equivalents) of a Person shall for the purposes of this Agreement, be deemed to be an Affiliate of the other Person. Further without limitation, with respect to any investment funds, managed accounts or any other investment vehicles (“Funds”), (a) such Fund’s general partner, manager and/or investment manager and Affiliates thereof; (b) any entity with the same general partner, manager and/or investment manager as such Fund or a general partner, manager or investment manager affiliated with such general partner, manager and/or investment manager of such Fund; and (c) any other Person under the direct or indirect control of such Fund or its general partner, manager and/or investment manager, shall be deemed an Affiliate of such Fund. Notwithstanding the foregoing, neither Agent nor any Purchaser shall be deemed an “Affiliate” of any Note Party or of any Subsidiary of any Note Party solely by reason of the provisions of the Note Documents.
“Agent” means BDCF in its capacity as administrative agent for the Secured Parties hereunder, and any successor administrative agent.
“Aggregate Note Purchase Commitment” means the combined Note Purchase Commitments of the Purchasers, which shall be an aggregate amount not to exceed $55,000,000.
“Applicable Margin” means eight percent (8.00%) per annum.
“Approved Budget” means with respect to each Budget Period, (a) in the case of the first Budget Period, the Budget delivered on the Closing Date, and (b) in the case of each subsequent Budget Period, the Budget delivered with respect thereto; it being understood and agreed that any such Budget will provide the Note Parties with a minimum cash balance of $6,000,000 or such lesser amount as determined by the Issuer Representative in its sole discretion (for the sake of clarity, in order to be a “Budget” and, thus an “Approved Budget”, approval of the Agent and Supermajority Purchasers of such forecast’s form and substance is required).

“Approved Fund” means, with respect to any Purchaser, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in notes, commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for any Purchaser or any Person described in clause (i) above or any person described in clause (i) above for whom loans are temporarily warehoused by a Purchaser and (b) is advised or managed by (i) such Purchaser, (ii) any Affiliate of such Purchaser or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Purchaser.
“Approved Plan” means that certain plan of reorganization for the Note Parties which is attached as Exhibit A to the Plan Support Agreement or is otherwise amended or modified as permitted by the Plan Support Agreement.
“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, license, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of Holdings’ or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including the equity interests of any of Holdings’ Subsidiaries, other than inventory sold or leased in the ordinary course of business.
“Assignment” means an assignment agreement entered into by a Purchaser, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 9.9 (with the consent of any Party whose consent is required by Section 9.9), accepted by Agent, in substantially in the form of Exhibit 11.1(a) or any other form approved by Agent.
“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.
“Bankruptcy Code” means 11 U.S.C. 101 et seq.
“Bankruptcy Court” has the meaning specified in the recitals to this Agreement.
“Base Rate” means, for any day, a rate per annum equal to the highest of:
(a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) or any similar release by the Federal Reserve Board (as determined by Agent); and
(b) the sum of three percent (3.00%) per annum and the Federal Funds Rate.
Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “bank prime loan” rate or Federal Funds Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Note Party incurs or otherwise has any obligation or liability, contingent or otherwise.
“Budget” means each thirteen week cash flow forecast, in a form attached hereto as Exhibit 11.1(b), which has been accepted and approved by the Agent and Supermajority Purchasers and which is otherwise in substance satisfactory to the Agent and Supermajority Purchasers, in their sole discretion, in each case, as the Budget may be updated and revised as contemplated hereby.
“Budget Month End” means the last Friday of each calendar month; provided, should the last calendar day fall on a day prior to Friday, shall be deemed to be the first Friday of the successor calendar month.
“Budget Period” means (a) in the case of the Budget delivered on the Closing Date, the period of 13 weeks beginning with the Petition Date and ending on the last day of the 13th week covered by such Budget and (b) in the case of any Budget subsequently delivered (and approved in accordance with the definition thereof), the period covered thereby.
“Business Day” means any day other than a Saturday, Sunday or other day on which federal reserve banks are authorized or required by law to close and, if the applicable Business Day relates to the determination of LIBOR or the determination of the Base Rate, a day on which dealings are carried on in the London interbank market.
“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Purchaser or of any corporation controlling a Purchaser.
“Capital Expenditures” means for any period (a) the additions to property, plant and equipment of Holdings and their Subsidiaries that are (or should be) capitalized under GAAP on a consolidated statement of cash flows of Holdings for such period and (b) Capital Lease Obligations.
“Capital Lease” means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.
“Capital Lease Obligations” means all monetary obligations of any Note Party or any Subsidiary of any Note Party under any Capital Leases.
“Carve Out” shall have the meaning ascribed to such term in the Final Order or if the Final Order has not been entered, the Interim Order.
“Cases” has the meaning specified in the recitals to this Agreement.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or the government of the United Kingdom or (ii) issued by any agency of the United States federal government or the government of the United Kingdom the obligations of which are fully backed by the full faith and credit of the United States federal government or the government of the United Kingdom, as the case may be, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government or government of the United Kingdom, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any Dollar-denominated or Euro-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Purchaser or (ii) any commercial bank that is (A) organized under the laws of, and located in, the United States, any state thereof or the District of Columbia or England and Wales, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (d) shares of any United States or English money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States or England; provided, however, that the maturities of all obligations specified in any of clauses (a), (b) or (c) above shall not exceed 365 days.
“Change of Control “ means the occurrence of any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of thirty-five percent (35%) or more of the issued and outstanding Voting Stock of Holdings, (b) during any period of twelve (12) consecutive calendar months, individuals who, at the beginning of such period, constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the stockholders of Holdings was approved by a vote of at least fifty percent (50%) of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election were previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, (c) Holdings shall cease to own and control directly or through one or more Subsidiaries all of the economic and voting rights associated with all of the outstanding Stock of any Operating Company (other than Holdings), or (d) a “change of control” shall occur under the First Mortgage Notes Indenture.
“Claim” has the meaning given to such term in Section 101(5) of the Bankruptcy Code.
“Closing Date” means January [10], 2011.
“Code” means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.
“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Note Party in or upon which a Lien is granted under this Agreement or under any Collateral Document.

“Collateral Documents” means, collectively, the Guaranty and Security Agreement, the UK Collateral Documents, each Control Agreement, and all other security agreements, pledge agreements, patent and trademark security agreements, lease assignments, guarantees and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Note Party, any of their respective Subsidiaries or any other Person pledging or granting a lien on collateral or guaranteeing the payment and performance of the Obligations, and any Purchaser or Agent for the benefit of Agent, the Purchasers and other Secured Parties now or hereafter delivered to the Purchasers or Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of any Purchaser or Agent for the benefit of Agent, the Purchasers and the other Secured Parties, as secured Party, as any of the foregoing may be amended, restated and/or modified from time to time.
“Commitment Percentage” means, as to any Purchaser, the percentage equivalent of such Purchaser’s Note Purchase Commitment, divided by the Aggregate Note Purchase Commitment; provided, that for the purpose of calculating payments to be made to any Other Purchaser, Commitment Percentage shall be the greater of the foregoing formula and the aggregate principal amount of Notes purchased by such Purchaser divided by the aggregate principal amount of all Notes issued.
“Consenting Noteholders” means, collectively, those certain FRN Holders that are party to the Plan Supplement Agreement and are represented by Kirkland & Ellis LLP, each in their capacities as such.
“Consolidated” means, with respect to any Person, the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.
“Consolidated EBITDA” means, with respect to any Person for any period:
(a) Consolidated Net Income of such Person for such period
plus
(b) the sum of, in each case to the extent included in the calculation of Consolidated Net Income but without duplication:
(i) any provision for income taxes;
(ii) Consolidated Interest Expense;
(iii) loss from extraordinary items;
(iv) depreciation, depletion and amortization expenses, including amortization related to asset retirement obligations;
(v) non-recurring transaction expenses, including without limitation any such expenses relating to the transactions contemplated by the Note Documents (provided that the aggregate amount of expenses added to Consolidated Net Income pursuant to this clause (v) shall not exceed $13,000,000);

(vi) cash restructuring charges of (A) up to $2,800,000 per Fiscal Year for the 2011 Fiscal Year (subject, for all charges under this clause (vi), to Issuers having provided Agent with supporting detail for such charges as may be reasonably satisfactory to Agent); and
(vii) all other non-cash charges and non-cash losses for such period, including foreign currency adjustments, additions to accounts receivable and inventory reserves, impairment charges for goodwill and other assets, accounting changes, financing costs, the amount of any compensation deduction as the result of any grant of stock or stock equivalents to employees, officers, directors or consultants, but excluding any such non-cash charge, expense or loss to the extent that it represents an accrual of or a reserve for cash expenses in any future period or an amortization of a prepaid cash expense that was paid in a prior period minus
(c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) interest income, (iii) gains from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person and (v) any other non-cash gains or other items, including accounting changes, which have been added in determining Consolidated Net Income (other than the accrual of revenue in the ordinary course), including any reversal of a change referred to in clause (b)(v) above by reason of a decrease in the value of any Stock or Stock Equivalent.
“Consolidated Interest Expense” means, with respect to any Person for any period, interest expense paid or payable of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, and including, without duplication, (i) net amount payable or receivable under any Rate Contract that is hedging interest expenses, (ii) interest expense attributable to Capital Lease Obligations, (iii) commissions, discounts, and other fees and charges attributable to letters of credit, surety bonds and performance bonds (whether or not matured), (iv) amortization of debt discount, (v) capitalized interest and interest paid in the form of additional Indebtedness, and (vi) cash or non-cash interest expense.
“Consolidated Net Income” means, for any Person, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third Party (which interest does not cause the net income of such other Person to be Consolidated into the net income of such Person) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary and (b) the net income of any Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation.

“Constar Holland Financing” shall mean receivables and inventory financing provided to Constar Holland, the aggregate principal amount of which shall not exceed the lesser of (x) $5,000,000 and (y) the book or fair market value of the receivables, inventory and related rights and interests of Constar Holland, may be secured by such assets only and their proceeds, but not the Stock of Constar Holland, and shall not be guaranteed by or subject to any other credit support of any Note Party.
“Constar UK” means Constar International U.K. Limited, a company organized under the laws of England and Wales.
“Constar UK Deed of Charge and Assignment” means that certain deed of charge and assignment, dated of even date herewith, made by Constar UK in favor of Agent, for the benefit of the Secured Parties, as the same may be amended, restated and/or modified from time to time.
“Constar UK Guarantee and Indemnity” means that certain guaranty and indemnity, dated of even date herewith, made by Constar UK in favor of Agent and the Secured Parties, as the same may be amended, restated and/or modified from time to time.
“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.
“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.
“Contribution Notice” means a notice issued by the Pensions Regulator in accordance with section 38 of the United Kingdom Pensions Act 2004 (as amended).
“Control Agreement” means a tri-party deposit account, securities account or commodities account control agreement by and among the applicable Note Party, Agent and the depository, securities intermediary or commodities intermediary, and each in form and substance satisfactory to Agent and in any event providing, to Agent “control” of such deposit account, securities account or commodities account within the meaning of Articles 8 and 9 of the UCC.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.
“Cumulative Net Operating Cash Flows” means, for any Test Period, the total cumulative operating receipts (to the extent not constituting Net Asset Sale Proceeds) of the Issuers minus the total cumulative operating disbursements (to the extent not constituting Professional Fees or Capital Expenditures).
“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.
“Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Agent (notice of which Agent shall promptly provide to Issuer Representative following Issuer Representative’s request therefor) using any method of determination it reasonably deems appropriate.
“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.
“E-Fax” means any system used to receive or transmit faxes electronically.
“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, by the Securities and Exchange Commission’s EDGAR system (provided written notice thereof has separately been delivered to the intended recipient of such communication or posting) or otherwise to or from an E-System or other equivalent service acceptable to Agent.
“Environmental Laws” means all present and future Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.
“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and the cost of attorney’s fees) that may be imposed on, incurred by or asserted against any Note Party or any Subsidiary of any Note Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Note Party or any Subsidiary of any Note Party, whether on, prior or after the date hereof.

“Equipment” means all “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by any Note Party, wherever located.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means, collectively, any Note Party and any Person under common control or treated as a single employer with, any Note Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.
“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Benefit Plan or a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Benefit Plan or a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Benefit Plan or a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Benefit Plan, Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to any Benefit Plan subject to Section 401(a) of the Code, Title IV Plan or Multiemployer Plan when due; (h) the imposition of a lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder; (j) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code; and (k) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan, Title IV Plan or Multiemployer Plan.
“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the Party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.
“E-System” means any electronic system approved by Agent, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Euros”, “euros” and “€” each mean the currency constituted by the Treaty on the European Union and as referred to in the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.
“Existing Liens” means valid and perfected Liens in existence at the time of the commencement of the Cases and valid Liens in existence at the time of such commencement of the Cases that are perfected after such commencement as permitted by Section 546(b) of the Bankruptcy Code, in each case as permitted by Section 5.1 or as listed on Schedule 1.12 attached hereto.
“Existing Swap Obligations” means all obligations payable under, and in connection with the termination of that certain 2002 Master Agreement between Rabo Capital Services, Inc. and Issuer Representative, dated as of November 16, 2009, and all agreements with respect thereto.
“Facility” means the $55,000,000 note purchase facility pursuant to this Agreement.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent in a commercially reasonable manner.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“Final Order” shall mean the order of the Bankruptcy Court approving this Agreement, the Collateral Documents and the other Note Documents and authorizing the granting of post-petition secured credit by Purchasers to the Issuers on a permanent basis pursuant to section 364 of the Bankruptcy Code as may be issued or entered by the Bankruptcy Court on the docket in the Cases, and as to which no stay on its execution or enforcement in effect, and no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending, and which has not been reversed, modified, vacated or overturned, and which is substantially in the form of the Interim Order (with such modifications that are satisfactory to the Agent in its sole discretion).
“Financial Support Direction” means a direction issued by the Pensions Regulator in accordance with section 43 of the United Kingdom Pensions Act 2004 (as amended).
“First Day Orders” means all orders entered by the Bankruptcy Court on the Petition Date or within five Business Days of the Petition Date or based on motions filed on the Petition Date, in each case, in form and substance reasonably satisfactory to the Agent.
“First Mortgage Notes” means the floating rate notes due 2012 issued by Holdings under the First Mortgage Notes Indenture.

“First Mortgage Notes Documents” means the First Mortgage Notes Indenture, the First Mortgage Notes, the Security Agreements (as defined in the First Mortgage Notes Indenture), the Mortgages (as defined in the First Mortgage Notes Indenture).
“First Mortgage Notes Indenture” means the Indenture, dated as of February 11, 2005, between Holdings and The Bank of New York, as Trustee.
“First Tier Foreign Subsidiary” means a Foreign Subsidiary held directly by a Note Party or indirectly by a Note Party through one or more Domestic Subsidiaries.
“Fiscal Quarter” means any of the quarterly accounting periods of the Note Parties, ending on March 31, June 30, September 30 and December 31 of each year.
“Fiscal Year” means any of the annual accounting periods of the Note Parties ending on December 31 of each year.
“Floating Rate Note Claims” means, collectively, all claims arising from or related to the First Mortgage Notes or the First Mortgage Indenture, including fees, expenses, principal, and accrued but unpaid interest as of the commencement of the Cases.
“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is organized under the laws of a jurisdiction other than the United States of America or a state or possession of the United States of America.
“Fraudulent Conveyance” has the meaning designated in Section 9.23.
“FRN Holders” means each holder of First Mortgage Notes, the trustee under the First Mortgage Indenture and any other Person to whom obligations are owed by any Note Party or any of its Affiliates pursuant to the First Mortgage Notes Documents.
“FRN Participation” means the opportunity for each FRN Holder to purchase Notes and Note Purchase Commitments from the initial Purchasers in a percentage equal to such FRN Holder’s percentage of ownership of the First Mortgage Notes, which opportunity shall be made available until the later of (x) date on which the Final Order is entered and (y) the date designated by the Agent and the Required Purchasers.
“GAAP” means (a) in respect of Constar UK, generally accepted accounting principles in the United Kingdom; (b) in respect of any other Foreign Subsidiary of Holdings, generally accepted accounting principles in the jurisdiction of such Foreign Subsidiary’s incorporation and (c) in all other cases, generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination, in each case subject to Section 11.3 hereof.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Guaranty and Security Agreement” means that certain Debtor in Possession U.S. Guaranty and Security Agreement, dated as of even date herewith, made by the applicable Note Parties that are not Foreign Subsidiaries in favor of Agent, for the benefit of the Secured Parties, as the same may be amended, restated and/or modified from time to time.
“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (b)(i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.
“Hazardous Materials” means any substance, material or waste that is regulated or otherwise gives rise to liability under any Environmental Law, including but not limited to any “Hazardous Waste” as defined by the Resource Conservation and Recovery Act (RCRA) (42 U.S.C. § 6901 et seq. (1976)), any “Hazardous Substance” as defined under the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) (42 U.S.C. §9601 et seq. (1980)), any contaminant, pollutant, petroleum or any fraction thereof, asbestos, asbestos containing material, polychlorinated biphenyls, mold, and radioactive substances or any other substance that is toxic, ignitable, reactive, corrosive, caustic, or dangerous.
“Impacted Purchaser” means any Purchaser that fails promptly to provide Agent, upon Agent’s request, satisfactory assurance that such Purchaser will not become a Non-Funding Purchaser.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables and expenses entered into or incurred in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any factoring, synthetic lease, off-balance sheet loan, off-balance sheet securitization or similar off balance sheet financing product; (h) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof), valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations described in clause (a) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above. For the avoidance of doubt, the following shall not constitute Indebtedness: (i) obligations arising from honoring by a bank or other financial institution of a check draft of similar instrument against insufficient funds, provided that such obligations are outstanding no more than two (2) Business Days; (ii) obligations incurred in the Ordinary Course of Business owed to any Person (including obligations in respect of letters of credit for the benefit of any such Person) providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Holdings or any Subsidiary of Holdings, pursuant to reimbursement or indemnification obligations to such Person; (iii) unsecured obligations arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or a Subsidiary, other than Guaranty Obligations incurred by any Person acquiring all or any portion of such business, assets or such Subsidiary for the purpose of financing such acquisition and (iv) Contingent Obligations with respect to surety bonds permitted under Section 5.9.
“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, administration, receivership, administrative receivership, dissolution, winding-up or relief of debtors; (b) the appointment of an administrator, receiver, administrative receiver, trustee, custodian, conservator, liquidator, compulsory manager or other similar officer or (c) any general assignment for the benefit of creditors, compromise, composition, marshaling of assets for creditors, scheme of arrangement, company voluntary arrangement, moratorium, suspension of payments or other, similar arrangement in respect of its creditors generally or any substantial portion or class of its creditors; in each case in (a), (b) and (c) above, undertaken under U.S. Federal, state or any other applicable law including the Bankruptcy Code, and including any analogous case, appointment, event, procedure or step taken in any jurisdiction.

“Intellectual Property” means, collectively, all rights, title, interests, priorities and privileges of any Note Party in or relating to intellectual property and industrial property arising under any Requirement of Law, whether under United States, multinational or foreign laws or otherwise, and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.
“Interest Expense” means, for any Person for any period, (a) Consolidated total interest expense of such Person and its Subsidiaries for such period and including, in any event, interest capitalized during such period and net costs under interest Rate Contracts for such period minus (b) any Consolidated interest income of such Person and its Subsidiaries for such period.
“Interest Payment Date” means the first day of each month.
“Interim Order” means that certain order issued by the Bankruptcy Court in substantially the form of Exhibit 11.1(e) and otherwise in form and substance satisfactory to the Agent in its sole discretion.
“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) in or relating to internet domain names.
“Inventory” means all of the “inventory” (as such term is defined in the UCC) of the Note Parties, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of a Note Party’s custody or possession, including inventory on the premises of others and items in transit.
“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.
“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.
“IRS” means the Internal Revenue Service of the United States and any successor thereto.
“Lending Office” means, with respect to any Purchaser, the office or offices of such Purchaser specified as its “Lending Office” beneath its name on the applicable signature page hereto, or such other office or offices of such Purchaser as it may from time to time notify the Issuers and Agent.

“Letter of Credit Cash Collateral Agreement” means [that certain L/C Cash Collateral Agreement] dated as of [_____], between General Electric Capital Corporation, Issuer Representative and Agent.
“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.
“LIBOR” means, with respect to each calendar month, the higher of:
(a) one percent (1.00%) per annum; and
(b) the offered rate per annum for deposits of Dollars for such calendar month that appears on Reuters Screen LIBOR 01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such calendar month; provided, if no such offered rate exists or a LIBOR Termination Event shall have occurred, such rate will be the higher of (x) the rate of interest per annum, as determined by Agent at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such calendar month by major financial institutions reasonably satisfactory to Agent in the London interbank market for such calendar month for the applicable principal amount on such date of determination and (y) the Base Rate.
“LIBOR Rate Obligation” means an obligation that bears interest based on LIBOR.
“LIBOR Termination Event” means, if after the date hereof any Purchaser shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Purchaser or its Lending Office to have LIBOR Rate Obligations.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease which is not a Capital Lease.
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Master Intercompany Note” means the Global Intercompany Note dated the Closing Date among the Note Parties and their Subsidiaries.
“Material Adverse Development” means as a development that would reasonably be expected to result in (a) an increase of $1,000,000 or more in the amount of damages or Environmental Liabilities that a Note Party or any Subsidiary thereof would suffer, or (b) an increase of $1,000,000 of other adverse effects upon a Note Party or Subsidiary thereof,’ had such development not occurred.
“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, Properties, condition (financial or otherwise) or prospects of the Note Parties and their Subsidiaries taken as a whole; (b) a material impairment of the ability of any Note Party, any Subsidiary of any. Note Party or any other Person (other than Agent or Purchasers) to perform in any material respect its obligations under any Note Document; (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Note Document, or (ii) the perfection or priority of the Liens granted to the Purchasers or to Agent for the benefit of the Secured Parties under any of the Collateral Documents; or (d) any termination, non-renewal, loss or material adverse modification to any Contractual Obligation which would reasonably be expected to result in an annual revenue loss of $10,000,000 or more. Without limiting the generality of the foregoing, any event or occurrence which results or would reasonably be expected to result in Liabilities to the Note Parties in excess of $2,000,000 individually or in the aggregate shall be deemed to have a Material Adverse Effect.
“Material Environmental Liabilities” means Environmental Liabilities exceeding $2,000,000 in the aggregate.
“Maturity Date” means the earliest of (a) the Scheduled Maturity Date, (b) the date that is the forty-fifth (45th) day after the entry of the Interim Order to the extent that the Final Order has not been entered on or prior to such date, (c) the effective date of a confirmed chapter 11 plan with respect to any Note Party, (d) the date of the conversion of any Case into a liquidation proceeding pursuant to Chapter 7 of the Bankruptcy Code, (e) the date of the sale of all or substantially all of the assets of the Note Parties and (f) the acceleration of the Obligations or the termination of this Agreement.
“Milestones” means:
(i) on the Petition Date, the Debtors shall file, all in form and substance acceptable to the Agent and Supermajority Purchasers, among other things: (A) a motion to approve the Interim Order and a Final Order, which motion shall be in form and substance acceptable to Agent in its sole discretion and which will incorporate the Budget, (B) a motion for entry of an order (the “Scheduling Order”) scheduling a date for a hearing (the “Disclosure Statement Hearing”) on approval of the Issuer Representative’s proposed solicitation procedures in form and substance acceptable to Agent in its sole discretion (“Solicitation”) and disclosure statement, which shall be in form and substance satisfactory to the Agent in its sole discretion (“Disclosure Statement”), (C) the Plan and Disclosure Statement, (D) a motion requesting the entry of an order setting a deadline by which parties must file proofs of claim against the Debtors, and (E) certain other “first day” motions;

(ii) no later than the first business day that is three (3) days after the Petition Date, the approval of the Interim Order shall be entered;
(iii) as soon as reasonably practicable and in any event no later than forty-five (45) days after the Petition Date, (x) the Final Order shall be entered, (y) the Disclosure Statement Hearing shall have occurred and (z) the Bankruptcy Court shall have entered an order in form and substance acceptable to the Agent and Required Purchasers approving the Disclosure Statement and Solicitation;
(iv) no later than sixty-five (65) days after the Petition Date, obtaining an entry of an order of the Bankruptcy Court setting a bar date for proofs of claim filed by entities other than Governmental Authorities
(v) as soon as reasonably practicable and in any event no later than sixty-five (65) days after the Petition Date, commencing the solicitation of votes in connection with the Plan;
(vi) as soon as reasonably practicable and in any event no later than one hundred and thirty (130) days after the Petition Date, the hearing to confirm the Plan shall have occurred, and the Bankruptcy Court shall have entered one or more orders confirming the Plan, in form and substance acceptable to the Required Purchasers (the “Confirmation Order”); and
(vii) the consummation of the Plan shall have occurred as soon as reasonably practicable but in any event no later than the date that is one hundred and forty-five (145) days after the Petition Date.
“Monthly Average Unused Amount” means, as of any date of determination, (i) the average daily balance of the Note Purchase Commitment during the preceding calendar month less (ii) the sum of the average daily principal balance of all Notes, in each case, during the preceding calendar month.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001 (a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.
“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) the sum of cash payments and Cash Equivalents received by Holdings or any of its Subsidiaries from such Asset Sale (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), minus (ii) any reasonable bona fide direct costs and expenses incurred in connection with such Asset Sale, including (a) income or gains taxes paid or reasonably estimated to be payable by the seller as a result of any gain recognized in connection with such Asset Sale during the tax period in which the sale occurs (after taking into account any available tax credits or deductions and any tax-sharing arrangements), (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Notes) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to the seller’s indemnities and representations and warranties to the purchaser in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds).

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any cash payments or proceeds received by Holdings or any of its Subsidiaries (a) under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, or (b) as a result of the taking of any assets of Parent or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any reasonable bona fide direct costs and expenses incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof, and (b) any reasonable bona fide direct costs and expenses incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes paid or payable as a result of any gain recognized in connection therewith (after taking into account any available tax credits or deductions and any tax-sharing arrangements).
“Non-Funding Purchaser” means any Purchaser (a) that has failed to fund any payments required to be made by it under the Note Documents when such payment is due, (b) that has given verbal or written notice to the Issuer Representative, Agent or any Purchaser or has otherwise publicly announced that such Purchaser believes it will fail to fund all payments required to be made by it or fund all purchases of participations required to be funded by it under this Agreement and the other Note Documents, (c) as to which Agent has a good faith belief that such Purchaser or an Affiliate of such Purchaser has defaulted in fulfilling its obligations (as a purchaser, agent or letter of credit issuer) under one or more other syndicated credit facilities or (d) with respect to which one or more Purchaser-Related Distress Events has occurred with respect to such Person or any Person that directly or indirectly controls such Purchaser and Agent has determined that such Purchaser may become a Non-Funding Purchaser. For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of Affiliate.
“Non-U.S. Purchaser Party” means each of Agent, each Purchaser, each SPV and each participant, in each case that is not a United States person as defined in Section 7701(a)(30) of the Code.
“Note” means each of the notes issued under this Agreement, including but not limited to, the A-1 Notes and each other series of notes issued hereunder (the A-2 Notes, A-3 Notes, etc...) and “Notes” means all such Notes.
“Note Documents” means this Agreement, the Notes, the Collateral Documents, any subordination agreement and all documents delivered to Agent and/or any Purchaser in connection with any of the foregoing.

“Note Parties” means Holdings, the Issuers, each other signatory hereto as a “Note Party” and each other Person (i) which executes a guaranty of the Obligations, (ii) which grants a Lien on all or substantially all of its assets to secure payment of the Obligations and (iii) all of the Stock of which is pledged to Agent for the benefit of the Secured Parties.
“Note Purchase” means additional issuances of Notes by Issuers to Purchasers on each Note Purchase Date (and purchases by Purchasers of such Notes), in each case in the amounts set forth in the Budget.
“Note Purchase Commitment” means each Purchaser’s aggregate commitment to purchase Notes hereunder as specified on Schedule I attached hereto.
“Note Purchase Date” means, each date after the Closing Date with respect to which (a) the conditions precedent set forth in Section 2.2 have been satisfied, (b) Issuer Representative has delivered a Notice of Note Purchase Request, and (c) a Note Purchase Date is permitted pursuant to Section 1.2 hereof.
“Notice of Note Purchase Request” means a notice given by the Issuers to Agent pursuant to Section 1.5, in substantially the form of Exhibit 11.1(c) hereto.
“Obligations” means all obligations of the Issuers under the Notes, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Note Party to any Purchaser, Agent, or any other Person required to be indemnified, that arises under any Note Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.
“Operating Company” means each of Constar, Inc., Holdings and Constar UK.
“Orders” means the Interim Order or the Final Order, as applicable.
“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice, or the ordinary course of business for similarly situated persons and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Note Document.
“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) in or relating to letters patent and applications therefor.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended.
“PBGC” means the United States Pension Benefit Guaranty Corporation any successor thereto.
“Pensions Regulator” means the UK pensions regulator established pursuant to the United Kingdom Pensions Act 2004 (as amended).
“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, that is applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based purchaser) business judgment.
“Permitted Prepetition Claim Payment” means a payment (as adequate protection or otherwise) that is made by a Note Party that is a debtor in one of the Cases on account of any claim arising or deemed to have arisen prior to the commencement of the Cases, which is made (i) pursuant to authority granted by any Order or First Day Order, (ii) on account of claims in respect of the assumption of leases approved by the Bankruptcy Court and consented to by the Agent, (iii) pursuant to the Budget, and (iv) fees and expenses of the Consenting Noteholders.
“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Indebtedness permitted under subsection 5.5(d) that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended (plus all accrued but unpaid interest, fees, premiums and make-whole amounts due in connection with the refinancing and all fees and expenses payable in connection with such refinancing), (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are obligors of the Indebtedness being refinanced or extended, and (f) other than with respect to interest rates and other pricing terms, is otherwise on terms no less favorable to the Note Parties, taken as a whole, than those of the Indebtedness being refinanced or extended.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.
“Petition Date” has the meaning specified in the recitals to this Agreement.
“Plan” means “Plan” as defined in the Plan Support Agreement.

“Plan Support Agreement” means that certain Restructuring and Lock-Up Agreement, dated [_____], 2011, by and among Issuers and certain holders of the First Mortgage Notes.
“Pledged Debt Documents” has the meaning specified in the Guaranty and Security Agreement.
“Pledged Stock” has the meaning specified in the Guaranty and Security Agreement.
“Pounds Sterling”, “pounds sterling” and “£” each mean lawful money of the United Kingdom.
“Pre-Petition Indebtedness” means any or all Indebtedness and Claims of any Note Party incurred prior to the Petition Date and outstanding on the Petition Date.
“Pre-Petition Payments” means any payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any Pre-Petition Indebtedness or other obligations or claims (including trade payables and payments in respect of reclamation claims) of any Note Party.
“Pre-Petition Revolving Credit Agreement” means that certain Credit Agreement dated as of February 11, 2010, by and among Constar, Inc., its affiliates designated as “Credit Parties” thereunder, the lenders party thereto and General Electric Capital Corporation as swingline lender and as agent.
“Primed Liens” shall mean (a) the Liens that secure the obligations under the First Mortgage Notes Documents, and (b) any Liens to which such Liens are senior.
“Professional Fees” shall mean (a) any legal, financial advisory or investment banking fees incurred by any Note Party that is a debtor in one of the Cases, (b) any costs and expenses incurred by the United States Trustee in any Case and (c) any legal, financial advisory or investment banking fees incurred by the unsecured creditors’ committee.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.
“Purchaser-Related Distress Event” means, with respect to any Purchaser or any Person that directly or indirectly controls such Purchaser (each a “Distressed Person”), (a) a voluntary or involuntary case with respect to such Distressed Person under the Bankruptcy Code or any similar bankruptcy laws of its jurisdiction of formation, (b) a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, (c) such Distressed Person is subject to a forced liquidation, merger, sale or other change of majority control supported in whole or in part by guaranties or other support (including, without limitation, the nationalization or assumption of majority ownership or operating control by) the U.S. government or other Governmental Authority, or (d) such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt. For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of “Affiliate”.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates or commodities prices.
“Real Estate” means any real estate owned, leased, subleased or otherwise operated or occupied by any Note Party or any Subsidiary of any Note Party.
“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.
“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.
“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.
“Required Purchasers” means at any time Purchasers then holding at least fifty percent (50%) of the sum of (a) the unused Aggregate Note Purchase Commitments then in effect and (b) the aggregate unpaid principal amount of Notes then outstanding.
“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case legally binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Responsible Officer” means the chief executive officer or the president of the Issuers or Holdings or any other executive officer of the Issuers or Holdings; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer, the treasurer, controller or vice president of finance of the Issuers or Holdings or any other officer of the Issuers or Holdings having substantially the same authority and responsibility.
“S&P” means Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., and its successors.
“Scheduled Maturity Date” means the date that is the lesser of two hundred sixty (260) days following the Closing Date and the date that is one day less than nine months after the Closing Date.

“Secured Party” means Agent, each Purchaser, each other Indemnitee and each other holder of any Obligation of a Note Party.
“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect from time to time.
“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.
“SPV” means any special purpose funding vehicle identified as such in a writing by any Purchaser to Agent.
“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.
“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.
“Subordinated Indebtedness” means Indebtedness of any Note Party or any Subsidiary of any Note Party which is subordinated to the Obligations as to right and time of payment and as to other rights and remedies thereunder and having such other terms as are, in each case, reasonably satisfactory to Agent.
“Subsidiary” of a Person means any corporation, association, limited liability company, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting Stock, is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.
“Supermajority Purchasers” means at any time Purchasers then holding at least 66 2/3% of the sum of (a) the unused Aggregate Note Purchase Commitments then in effect and (b) the aggregate unpaid principal amount of Notes then outstanding.
“Superpriority Claim” means a claim against any Note Party in any Case which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.
“Tax Affiliate” means, (a) Holdings and its Subsidiaries and (b) any Affiliate of the Issuers with which the Issuers file or is required to file tax returns on a consolidated, combined, unitary or similar group basis.

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.
“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) in or relating to trade secrets.
“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
“UK Charge Over Shares” means that certain charge over shares, dated of even date herewith, made by Constar Foreign Holdings, Inc. in respect of its shares in Constar UK, in favor of Agent, for the benefit of the Secured Parties, as the same may be amended, restated and/or modified from time to time.
“UK Collateral Documents” means the Constar UK Guarantee and Indemnity, the Constar UK Deed of Charge and Assignment and the UK Charge Over Shares.
“United States” and “U.S.” each means the United States of America.
“U.S. Purchaser Party” means each of Agent, each Purchaser, each SPV and each participant, in each case that is a United States person as defined in Section 7701(a)(30) of the Code.
“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).
“Wholly-Owned Subsidiary” means any Subsidiary in which (other than directors’ qualifying shares required by law) one hundred percent (100%) of the Stock and Stock Equivalents, at the time as of which any determination is being made, is owned, beneficially and of record, by any Note Party, or by one or more of the other Wholly-Owned Subsidiaries, or both.
11.2 Other Interpretive Provisions.
(a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Note Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b) The Agreement. The words “hereof, “herein”, “hereunder” and words of similar import when used in this Agreement or any other Note Document shall refer to this Agreement or such other Note Document as a whole and not to any particular provision of this Agreement or such other Note Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Note Documents unless otherwise specified.
(c) Certain Common Terms. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.”
(d) Time. Whenever any performance obligation hereunder or under any other Note Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”
(e) Contracts. Unless otherwise expressly provided herein or in any other Note Document, references to agreements and other contractual instruments, including this Agreement and the other Note Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Note Document.
(f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.
11.3 Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by Holdings shall be given effect for purposes of measuring compliance with any provision of Article V or VI unless the Issuer Representative, Agent and the Required Purchasers agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V and Article VI shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Note Party or any Subsidiary of any Note Party at “fair value” (except in the case of the First Mortgage Notes prior to any refinancing thereof). A breach of a financial covenant contained in Article VI shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to Agent.

11.4 Payments. Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Note Party. Any such determination or redetermination by Agent shall be conclusive and binding for purposes, absent manifest error. No determination or redetermination by any Secured Party or any Note Party and no other currency conversion shall change or release any obligation of any Note Party or of any Secured Party (other than Agent and its Related Persons) under any Note Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.
11.5 Dollar Equivalent. Unless specifically stated to the contrary, each reference to any amount in this Agreement shall be deemed to mean a reference to the Dollar Equivalent of such amount. For purposes of determining Issuers’ compliance with any provision of Articles V or VI hereof, the Dollar Equivalent amount of any transaction or incurrence of a Liability shall be determined solely at the time of the consummation of a transaction or incurrence of any Liability which requires compliance with such provision and shall be re- determined solely at the time of the consummation of any subsequent transaction or incurrence of a Liability requiring compliance with the same provision.
11.6 Electronic Transmission. If any materials required to be delivered pursuant subsections 4.1(a), 4.1(b), 4.2(c) are delivered by Electronic Transmission by posting any materials with the Securities and Exchange Commission’s EDGAR system, the Issuers shall provide prompt written notice thereof to the Agent.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized signatories as of the day and year first above written.

ISSUERS: CONSTAR, INC.
By:
Name:
Title:
	FEIN:	58-0680950

Address for notices: Constar, Inc.

One Crown Way Philadelphia, PA 19154
Attn:
Facsimile:

Address for wire transfers:

[Signature Page to Credit Agreement]

CONSTAR INTERNATIONAL INC., as a Note Party
By:
Name:
Title:
	FEIN:	13-1889304

Address for notices: Constar International Inc.

One Crown Way Philadelphia, PA 19154
Attn:

Facsimile:

BFF INC., as a Note Party
By:
Name:
Title:
	FEIN:	04-2521229

Address for notices: BFF Inc.

One Crown Way Philadelphia, PA 19154
Attn:
Facsimile:

[Signature Page to Credit Agreement]

DT, INC., as a Note Party
By:
Name:
Title:
	FEIN:	63-0247693

Address for notices: DT, Inc.

One Crown Way Philadelphia, PA 19154
Attn:
Facsimile:

[Signature Page to Credit Agreement]

CONSTAR FOREIGN HOLDINGS, INC., as a Note Party
By:
Name:
Title:
	FEIN:	14-1838591

Address for notices: Constar Foreign Holdings, Inc.

One Crown Way Philadelphia, PA 19154
Attn:
Facsimile:

CONSTAR INTERNATIONAL U.K. LIMITED, as a Note Party
By:
Name:
Title:
	FEIN:	N/A

Address for notices: Constar International U.K. Limited

Moor Lane Trading Estate Sherburn in Elmet North Yorkshire LS25 6ES Untied Kingdom
Attn:
Facsimile:

[Signature Page to Credit Agreement]

CONSTAR FOREIGN HOLDINGS, INC., as a Note Party
By:
Name:
Title:
	FEIN:	3548343

Address for notices: Constar Foreign Holdings, Inc.

One Crown Way Philadelphia, PA 19154
Attn:
Facsimile:

CONSTAR INTERNATIONAL U.K. LIMITED, as a Note Party
By:
Name:
Title:
	FEIN:	N/A

Address for notices: Constar International U.K. Limited

Moor Lane Trading Estate Sherburn in Elmet North Yorkshire LS25 6ES Untied Kingdom
Attn:
Facsimile:

[Signature Page to Credit Agreement]

BLACK DIAMOND COMMERCIAL FINANCE, L.L.C., as Agent
By:
Name:
	Title:	Duly Authorized Signatory

Address for notices:

100 Field Drive
Lake Forest, IL 60045-2580
Attention: Hugo H. Gravenhorst
Facsimile: (847) 615-9064

With a copy to:

Kirkland & Ellis LLP
333 S. Hope Street
Los Angeles, CA 90071
Attention: Samantha Good
Facsimile: (213) 808-8104

Address for payments:

[                    ]

[OTHER PURCHASER SIGNATURE
BLOCKS TO COME]
[Signature Page to Credit Agreement]

EXHIBIT E
PROVISION FOR TRANSFER AGREEMENT
The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring and Lock-Up Agreement (the “Agreement”),1 dated as of [×], 2010, by and among the Company, and certain noteholders, including the transferor to the Transferee of any Floating Rate Note Claims (the “Transferor”), and agrees to be bound by the terms and conditions thereof to the extent Transferor was thereby bound, and shall be deemed a Consenting Noteholder under the terms of the Agreement.
The Transferee specifically agrees (i) to be bound by the terms and conditions of the Floating Rate Note Indenture and the Agreement and (ii) to be bound by the vote of the Transferor if cast prior to the effectiveness of the transfer of the Floating Rate Note Claims.

Date Executed: , 2011

Print name of Transferee

Name:
Title:

Address:

Attention:

Telephone:

Facsimile:

Print name of Transferor

Principal Amount of Floating Rate Notes Claim Transferred: $

[1]
Capitalized terms not used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement and the Plan. In the event of an inconsistency between the Agreement (including this Exhibit) and the Plan, the Plan shall govern.